EXHIBIT 10.54



                                                                  EXECUTION COPY




                            ASSET PURCHASE AGREEMENT



                                  by and among



                            ANIP ACQUISITION COMPANY

                         ADVANCED NUTRACEUTICALS, INC.,

                          BACTOLAC PHARMACEUTICAL, INC.

                                       and

                            ANI PHARMACEUTICALS, INC.



                              Dated March 23, 2004

                                TABLE OF CONTENTS


ARTICLE I Definitions and Usage..............................................8

   Section 1.1.         Definitions..........................................8
                        -----------
   Section 1.2.         Usage...............................................22
                        -----

ARTICLE II Sale and Transfer of Assets; Closing.............................22

   Section 2.1.         Assets to be Sold...................................22
                        -----------------
   Section 2.2.         Excluded Assets.....................................24
                        ---------------
   Section 2.3.         Collection of Receivables...........................25
                        -------------------------
   Section 2.4.         Consideration.......................................25
                        -------------
   Section 2.5.         Liabilities.........................................25
                        -----------
   Section 2.6.         Allocation of the Purchase Price....................28
                        --------------------------------
   Section 2.7.         Closing.............................................28
                        -------
   Section 2.8.         Adjustment Amount and Payment.......................28
                        -----------------------------
   Section 2.9.         Adjustment Procedure................................29
                        --------------------
   Section 2.10.        Consents............................................31
                        --------

ARTICLE III Representations and Warranties of Seller........................32

   Section 3.1.         Organization and Good Standing......................32
                        ------------------------------
   Section 3.2.         Enforceability, Authority, No Conflict..............32
                        --------------------------------------
   Section 3.3.         Financial Statements................................32
                        --------------------
   Section 3.4.         Books and Records...................................33
                        -----------------
   Section 3.5.         Sufficiency of Assets; Use..........................33
                        --------------------------
   Section 3.6.         Description of Real Property........................34
                        ----------------------------
   Section 3.7.         Title to Assets; Encumbrances.......................34
                        -----------------------------
   Section 3.8.         Condition of Facilities.............................34
                        -----------------------
   Section 3.9.         Accounts Receivable.................................35
                        -------------------
   Section 3.10.        Inventories.........................................36
                        -----------
   Section 3.11.        No Undisclosed Liabilities..........................36
                        --------------------------
   Section 3.12.        Taxes...............................................36
                        -----
   Section 3.13.        No Material Adverse Change..........................37
                        --------------------------
   Section 3.14.        Compliance with Legal Requirements;
                        Governmental Authorizations.........................37
                        ---------------------------
   Section 3.15.        Legal Proceedings; Orders...........................38
                        -------------------------
   Section 3.16.        Absence of Certain Changes and Events...............38
                        -------------------------------------
   Section 3.17.        Contracts; No Defaults..............................39
                        ----------------------
   Section 3.18.        Insurance...........................................41
                        ---------
   Section 3.19.        Environmental Matters...............................42
                        ---------------------
   Section 3.20.        Employees...........................................43
                        ---------
   Section 3.21.        Employee Benefits...................................44
                        -----------------
   Section 3.22.        Intellectual Property...............................46
                        ---------------------
   Section 3.23.        Relationships with Related Persons..................47
                        ----------------------------------

   Section 3.24.        FDA Compliance; Regulatory Filings..................48
                        ----------------------------------
   Section 3.25.        Brokers or Finders..................................48
                        ------------------
   Section 3.26.        Solvency............................................48
                        --------
   Section 3.27.        Indebtedness........................................49
                        ------------
   Section 3.28.        Business............................................49
                        --------
   Section 3.29.        Compliance with the Foreign Corrupt
                        Practices Act and Export Control and
                        AntiBoycott Laws....................................49
                        ----------------
   Section 3.30.        Disclosure..........................................50
                        ----------
   Section 3.31.        Importing and Exporting Activities..................50
                        ----------------------------------

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF ANI............................51

   Section 4.1.         Organization and Good Standing......................51
                        ------------------------------
   Section 4.2.         Enforceability, Authority, No Conflict..............51
                        --------------------------------------
   Section 4.3.         Assets..............................................51
                        ------
   Section 4.4.         Financial Statements................................51
                        --------------------
   Section 4.5.         Solvency............................................52
                        --------
   Section 4.6.         Certain Proceedings.................................52
                        -------------------
   Section 4.7.         Brokers and Finders.................................52
                        -------------------
   Section 4.8.         Disclosure..........................................53
                        ----------

ARTICLE V REPRESENTATIONS AND WARRANTIES OF BACTOLAC........................53

   Section 5.1.         Organization and Good Standing......................53
                        ------------------------------
   Section 5.2.         Enforceability, Authority, No Conflict..............53
                        --------------------------------------
   Section 5.3.         Use of Assets.......................................54
                        -------------
   Section 5.4.         Description of Owned Real Property..................54
                        ----------------------------------
   Section 5.5.         Title to Assets; Encumbrances.......................54
                        -----------------------------
   Section 5.6.         Condition of Facilities.............................54
                        -----------------------
   Section 5.7.         Taxes...............................................55
                        -----
   Section 5.8.         Compliance with Legal Requirements;
                        Governmental Authorizations.........................55
                        ---------------------------
   Section 5.9.         Legal Proceedings; Orders...........................56
                        -------------------------
   Section 5.10.        Contracts; No Defaults..............................56
                        ----------------------
   Section 5.11.        Insurance...........................................58
                        ---------
   Section 5.12.        Environmental Matters...............................58
                        ---------------------
   Section 5.13.        Certain Proceedings.................................60
                        -------------------
   Section 5.14.        Brokers and Finders.................................60
                        -------------------
   Section 5.15.        Disclosure..........................................60
                        ----------
   Section 5.16.        Indebtedness........................................60
                        ------------
   Section 5.17.        Solvency............................................60
                        --------
   Section 5.18.        Bactolac Assets.....................................61
                        ---------------

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF BUYER..........................61

   Section 6.1.         Organization and Good Standing......................61
                        ------------------------------
   Section 6.2.         Authority; No Conflict..............................61
                        ----------------------
   Section 6.3.         Consents............................................62
                        --------
   Section 6.4.         Certain Proceedings.................................62
                        -------------------
   Section 6.5.         Brokers and Finders.................................62
                        -------------------

ARTICLE VII PRE-CLOSING COVENANTS OF SELLER AND AFFILIATES..................62

   Section 7.1.         Access and Investigation............................62
                        ------------------------
   Section 7.2.         Operation of the Business of Seller
                        and Bactolac........................................63
                        ------------
   Section 7.3.         Physical Inventory..................................64
                        ------------------
   Section 7.4.         Negative Covenant...................................64
                        -----------------
   Section 7.5.         Required Approvals..................................64
                        ------------------
   Section 7.6.         Notification........................................64
                        ------------
   Section 7.7.         No Negotiation......................................66
                        --------------
   Section 7.8.         Best Efforts........................................66
                        ------------
   Section 7.9.         Interim Financial Statements........................66
                        ----------------------------
   Section 7.10.        Change of Name......................................66
                        --------------
   Section 7.11.        Payment of Liabilities..............................67
                        ----------------------
   Section 7.12.        Lease...............................................67
                        -----

ARTICLE VIII PRE-CLOSING COVENANTS OF BUYER.................................67

   Section 8.1.         Required Approvals..................................67
                        ------------------
   Section 8.2.         Best Efforts........................................67
                        ------------

ARTICLE IX Conditions Precedent to Buyer's Obligation to Close..............67

   Section 9.1.         Accuracy of Representations.........................67
                        ---------------------------
   Section 9.2.         Seller's and Affiliates' Performance................67
                        ------------------------------------
   Section 9.3.         Documents...........................................68
                        ---------
   Section 9.4.         No Proceedings......................................70
                        --------------
   Section 9.5.         No Conflict.........................................70
                        -----------
   Section 9.6.         Title Insurance.....................................71
                        ---------------
   Section 9.7.         Governmental Authorizations.........................71
                        ---------------------------
   Section 9.8.         Environmental Report................................71
                        --------------------
   Section 9.9.         Due Diligence.......................................71
                        -------------
   Section 9.10.        Material Adverse Change.............................71
                        -----------------------
   Section 9.11.        Use of Purchase Price Proceeds......................71
                        ------------------------------

ARTICLE X Conditions Precedent to Seller's Obligation to Close..............71

   Section 10.1.        Accuracy of Representations.........................71
                        ---------------------------
   Section 10.2.        Buyer's Performance.................................72
                        -------------------

   Section 10.3.        Documents and Other Deliveries......................72
                        ------------------------------
   Section 10.4.        No Injunction.......................................73
                        -------------

ARTICLE XI Termination......................................................73

   Section 11.1.        Termination Events..................................73
                        ------------------
   Section 11.2.        Effect of Termination...............................74
                        ---------------------

ARTICLE XII Additional Covenants............................................74

   Section 12.1.        Employees and Employee Benefits.....................74
                        -------------------------------
   Section 12.2.        Payment of all Taxes Resulting from
                        Sale of Assets by Seller............................77
                        ------------------------
   Section 12.3.        Payment of Other Liabilities........................77
                        ----------------------------
   Section 12.4.        Reports and Returns.................................77
                        -------------------
   Section 12.5.        Noncompetition; Nonsolicitation.....................77
                        -------------------------------
   Section 12.6.        Customer and Other Business Relationships...........78
                        -----------------------------------------
   Section 12.7.        Retention of and Access to Records..................78
                        ----------------------------------
   Section 12.8.        Use of Name and Marks...............................79
                        ---------------------
   Section 12.9.        Confidentiality.....................................79
                        ---------------
   Section 12.10.       Cooperation with Respect to Assets
                        and Business........................................79
                        ------------
   Section 12.11.       Website.............................................80
                        -------
   Section 12.12.       Sirkin Vehicle......................................80
                        --------------
   Section 12.13.       Further Assurances..................................80
                        ------------------

ARTICLE XIII Indemnification; Remedies......................................80

   Section 13.1.        Survival............................................80
                        --------
   Section 13.2.        Indemnification and Reimbursement by
                        Seller and Affiliates...............................81
                        ---------------------
   Section 13.3.        Indemnification and Reimbursement by Seller -
                        Environmental Matters...............................82
                        ---------------------
   Section 13.4.        Indemnification and Reimbursement by Buyer..........82
                        ------------------------------------------
   Section 13.5.        Limitations on Amount -- Seller and Affiliates......83
                        ----------------------------------------------
   Section 13.6.        Limitations on Amount -- Buyer......................83
                        ------------------------------
   Section 13.7.        Time Limitations....................................84
                        ----------------
   Section 13.8.        Escrow..............................................84
                        ------
   Section 13.9.        Third-Party Claims..................................84
                        ------------------
   Section 13.10.       Other Claims........................................86
                        ------------
   Section 13.11.       Indemnification in Case of Strict Liability
                        or Indemnittee Negligence...........................86
                        -------------------------

ARTICLE XIV General Provisions..............................................86

   Section 14.1.        Expenses............................................86
                        --------
   Section 14.2.        Public Announcements................................87
                        --------------------
   Section 14.3.        Notices.............................................87
                        -------

   Section 14.4.        Jurisdiction; Service of Process....................88
                        --------------------------------
   Section 14.5.        Waiver of Trial by Jury.............................89
                        -----------------------
   Section 14.6.        Enforcement of Agreement............................89
                        ------------------------
   Section 14.7.        Waiver; Remedies Cumulative.........................89
                        ---------------------------
   Section 14.8.        Entire Agreement; Modification......................90
                        ------------------------------
   Section 14.9.        Disclosure Schedule.................................90
                        -------------------
   Section 14.10.       Assignments; Successors; No Third-Party Rights......90
                        ----------------------------------------------
   Section 14.11.       Severability........................................90
                        ------------
   Section 14.12.       Construction........................................91
                        ------------
   Section 14.13.       Governing Law.......................................91
                        -------------
   Section 14.14.       Execution of Agreement..............................91
                        ----------------------
   Section 14.15.       Affiliate Obligations...............................91
                        ---------------------


                                    EXHIBITS
                                    --------

Exhibit A         Opinion of Patton Boggs LLP
Exhibit B         Bill of Sale
Exhibit C         Assignment  and Assumption Agreement
Exhibit D         Assignment of Intellectual Property
Exhibit E         Noncompetition Agreements
Exhibit F         Escrow Agreement

                                    SCHEDULES
                                    ---------

Schedule 2.1(b)   Tangible Personal Property
Schedule 2.1(h)   Records
Schedule 2.1(k)   Claims Against Third Parties
Schedule 2.2(g)   Excluded Assets
Schedule 2.5(a)   Assumed Liabilities
Schedule 2.6      Purchase Price Allocation
Schedule 2.8(b)   Approved Capital Expenditures
Schedule 7.11     Payment of Liabilities


                              DISCLOSURE SCHEDULES
                              --------------------

Section 3.1(c)   Seller-Owned Securities
Section  3.5(a)  Assets
Section 3.6      Description of Real Property
Section 3.7      Title to Assets
Section 3.8(c)   Tangible Personal Property Not in Possession of Seller
Section 3.8(d)   Improvements

Section 3.8(e)   Improvements Violations of Legal Requirements
Section 3.9      Accounts Receivable
Section 3.11     Undisclosed Liabilities
Section 3.12     Taxes
Section 3.13     Material Adverse Change
Section 3.14(a)  Compliance with Legal Requirements
Section 3.14(b)  Governmental Authorizations
Section 3.15     Legal Proceedings
Section 3.16(a)  Ordinary Course of Business Equipment Sales
Section 3.16(b)  Ordinary Course of Business Accounting Changes
Section 3.17(a)  Seller Contracts
Section 3.17(b)  Affiliate Contracts
Section 3.17(c)  Assigned Seller Contracts
Section 3.17(d)  Compliance with Seller Contracts
Section 3.18     Insurance
Section 3.19     Environmental Matters
Section 3.20(b)  Current Employees
Section 3.21(a)  Employee Plans
Section 3.22(a)  Intellectual Property
Section 3.23     Relationships with Related Persons
Section 3.25     Seller Broker/Finder Fees
Section 3.27     Seller Indebtedness
Section 3.28     Related Person Ownership of Assets
Section 4.7      ANI Broker/Finder Fees
Section 5.3      Bactolac Tangible Personal Property
Section 5.4      Bactolac Real Property
Section 5.5      Title to Bactolac Assets
Section 5.6(a)   Use of Real Property
Section 5.6(c)   Bactolac Tangible Personal Property Not in Possession of Seller
Section 5.6(d)   Working Order of Bactolac Assets
Section 5.6(e)   Bactolac Assets Violations of Legal Requirements
Section 5.8(a)   Bactolac Legal Compliance
Section 5.8(b)   Bactolac Assets Governmental Authorizations
Section 5.11     Bactolac Assets Insurance
Section 5.12     Bactolac Environmental Matters
Section 5.14     Bactolac Broker/Finder Fees
Section 5.16     Bactolac Indebtedness

                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement ("Agreement") is dated March 23, 2004, by and among ANIP Acquisition Company, a Delaware corporation ("Buyer"), ANI Pharmaceuticals, Inc., a Mississippi corporation ("Seller"), Advanced Nutraceuticals, Inc., a Texas corporation ("ANI"), and Bactolac Pharmaceutical, Inc., a Delaware corporation ("Bactolac" and together with ANI, the "Affiliates").

                                    RECITALS

     WHEREAS, Bactolac is an affiliate of Seller and the owner of a portion of the Assets used in the Business to be conveyed hereunder described in Section 2.1(m) hereof (the "Bactolac Assets");

     WHEREAS, ANI owns one hundred percent (100%) of the issued and outstanding capital stock of Seller;

     WHEREAS, Seller is, or has been, engaged in the business of manufacturing, marketing and distributing over-the-counter liquid, powder and semi-solid (creams and ointments) products and Paas tablets (the "Business");

     WHEREAS, Seller desires to sell, and Buyer desires to purchase, the Business, including the Assets owned by Seller, and Bactolac desires to sell, and Buyer desires to purchase, the Bactolac Assets, for the consideration and on the terms set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I
                              DEFINITIONS AND USAGE

Section 1.1. Definitions.
             -----------

     For purposes of this Agreement, the following terms and variations thereof have the meanings specified or referred to in this Section 1.1:

     "AAA" shall have the meaning set forth in Section 2.9(d).

     "Accounts Receivable" shall mean (a) all trade accounts receivable and other rights to payment from customers of Seller and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of Seller, (b) all other accounts or notes receivable of Seller and the full benefit of all security for such accounts or notes and (c) any claim, remedy or other right related to any of the foregoing.

     "Acquisition Transaction" shall have the meaning set forth in Section 7.7.

     "Adjusted Cash Portion" shall have the meaning set forth in Section 2.8.

     "Adjustment Amount" shall have the meaning set forth in Section 2.8.

     "Affiliates" shall have the meaning set forth in the preamble to this Agreement.

     "Agreement" shall have the meaning set forth in the preamble to this Agreement.

     "ANI" shall have the meaning set forth in the preamble to this Agreement.

     "ANIP Websites" shall have the meaning set forth in Section 9.3(n).

     "Approved Capital Expenditures" shall have the meaning set forth in Section 2.8(b).

     "Appurtenances" shall mean all privileges, rights, easements, hereditaments and appurtenances belonging to, or for the benefit of, lands in which Seller or Bactolac has an ownership or leasehold interest that are used or held for use in the Business, including all easements appurtenant to, and for the benefit of such lands (a "Dominant Parcel") for, and as the primary means of access between, the Dominant Parcel and a public way, or for any other use upon which lawful use of the Dominant Parcel for the purposes for which it is presently being used is dependent, and all rights existing in and to any streets, alleys, passages and other rights-of-way included thereon or adjacent thereto (before or after vacation thereof) and vaults beneath any such streets.

     "Assets" shall have the meaning set forth in Section 2.1.

     "Assignment and Assumption Agreement" shall have the meaning set forth in
Section 9.3(d).

     "Assignment of Intellectual Property" shall have the meaning set forth in
Section 9.3(f).

     "Assumed Liabilities" shall have the meaning set forth in Section 2.5(a).

     "Bactolac" shall have the meaning set forth in the preamble to this Agreement.

     "Bactolac Assets" shall have the meaning set forth in the recitals of this Agreement.

     "Bactolac Contract" shall mean any Contract (a) under which Bactolac has, or may acquire, any rights or benefits relating to the Bactolac Assets; (b) under which Bactolac has, or any become subject to , any obligation or liability with respect to the Bactolac Assets; or (c) by which Bactolac or any of the Bactolac Assets may become bound.

     "Bactolac Lease" shall have the meaning set forth in Section 7.12.

     "Balance Sheet" shall have the meaning set forth in Section 3.3.

     "Bill of Sale" shall have the meaning set forth in Section 9.3(c).

     "Breach" shall mean any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement or any other Contract, or any event that with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy or failure.

     "Bulk Sales Laws" shall have the meaning set forth in Section 7.11.

     "Business" shall have the meaning set forth in the recitals of this Agreement.

     "Business Day" shall mean any day other than (a) Saturday or Sunday or (b) any other day on which banks in New York are permitted or required to be closed.

     "Buyer" shall have the meaning set forth in the preamble to this Agreement.

     "Buyer Group" shall have the meaning set forth in Section 7.1.

     "Buyer Indemnified Persons" shall have the meaning set forth in Section
13.2.

     "Buyer's Closing Documents" shall have the meaning set forth in Section 6.2(a).

     "Buyer's Confidential Information" shall include, but shall not be limited to the following items with respect to Buyer, its Related Persons, the Business and the Assets: (i) all customer and prospective customer information, including details of agreements with customers; (ii) acquisition, expansion, financial and other business information and plans, whether in respect of the transactions contemplated by this Agreement or otherwise; (iii) market research and analyses, projections, forecasts and forecast assumptions; (iv) research and development;
(v) formulas for the development or enhancement of products, filling processes and other manufacturing processes; (vi) business practices, operations and procedures; (vii) marketing and merchandising information; (viii) consulting, distribution and sales methods and techniques; (ix) computer programs; (x) sources of supply; (xi) employee information (including, but not limited to, personnel, payroll, compensation and benefit data and plans); and (xii) other business information, processes and strategies, including records, designs, patents, trade secrets, business plans, financial statements, manuals, memoranda, minutes, drawings, formula books, specifications and computer programs. Buyer's Confidential Information shall not include (i) information once it has become publicly disclosed (other than by breach of an obligation under Section 12.9) or that rightfully has come into the possession of a third party (other than by breach of obligation under Section 12.10 or any other obligation of confidentiality owed to Buyer), or (ii) information that may be compelled to be disclosed by law, legal process or regulatory proceeding, provided, to the extent feasible, that the party proposing to disclose first notifies Buyer of the confidential information concerning the proposed disclosure.

     "Cash Portion" shall have the meaning set forth in Section 2.4.

     "Cash Portion Increase Amount" shall have the meaning set forth in Section 2.8.

     "Cash Portion Decrease Amount" shall have the meaning set forth in Section 2.8.

     "Cleanup" shall have the meaning set forth in paragraph (c) of the definition of "Environmental, Health and Safety Liabilities".

     "Closing" shall have the meaning set forth in Section 2.7.

     "Closing Date" shall mean the date on which the Closing actually takes place.

     "COBRA" shall have the meaning set forth in Section 3.21(e).

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Competing Business" shall have the meaning set forth in Section 3.23.

     "Consent" shall mean any approval, consent, ratification, waiver or other authorization required to assign or transfer any of the Assets to Buyer, whether arising under any Contract to which Seller or Bactolac is a party or under any Legal Requirement binding on Seller or Bactolac.

     "Contemplated Transactions" shall mean all of the transactions contemplated by this Agreement.

     "Contract" shall mean any agreement, contract, Lease, consensual obligation, promise or undertaking (whether written or oral and whether express or implied), whether or not legally binding.

     "Current Assets" shall mean the current assets of Seller included in the Assets, including cash and cash equivalents, prepaid expenses relating to the operation of the Business, Inventories (net of reserves for damaged, obsolete or slow moving inventory), Accounts Receivable relating to the Business and notes receivable (in each case net of reserves for uncollectibility or disputed items), bonds, refunds due (including refunds for Taxes relating to the Assets and not based on income), deposits, and proceeds due from any policies of insurance, in each case determined in accordance with GAAP and to the extent reflected on the Balance Sheet.

     "Current Liabilities" shall mean the current liabilities of Seller, including accrued trade accounts payable (but excluding any accounts payable to a Related Person of Seller), accounts payable clearing, accrued utilities, accrued promotional allowances, accrued volume rebates, accrued liabilities, accrued expenses (including accrued payables for capital expenditures as provided in Section 2.8(b), but excluding accrued employee or consultant compensation, severance or other benefits, other than accrued vacation), prepaid income, customer deposits and prepayments, and Taxes (relating to ownership of the Assets and not based on income and excluding any deferred Taxes), in each case determined in accordance with GAAP and to the extent reflected on the Interim Balance Sheet.

     "Damages" shall have the meaning set forth in Section 13.2.

     "Designated Accountant" shall have the meaning set forth in Section 2.9(c).

     "Disclosure Schedule" shall mean the disclosure schedule delivered by Seller and Affiliates to Buyer concurrently with the execution and delivery of this Agreement.

     "Dispute Escrow Portion" shall have the meaning set forth in Section
2.9(a).

     "Dominant Parcel" shall have the meaning set forth in the definition of "Appurtenances".

     "Effective Time" shall mean the time at which the Closing is consummated.

     "Employee" shall have the meaning set forth in Section 3.21(a).

     "Employee Agreement" shall have the meaning set forth in 3.21(a).

     "Employee Plan" shall have the meaning set forth in Section 3.21(a).

     "Employment Loss" shall have the meaning set forth in Section 13.2(g).

     "Encumbrance" shall mean any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, deed of trust or deed to secure debt, right of way, easement, encroachment, lease, license or other right to use or occupy, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

     "Environment" shall mean soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

     "Environmental, Health and Safety Liabilities" shall mean any cost, damages, expense, liability, obligation or other responsibility arising from, or under, any Environmental Law or Occupational Safety and Health Law, including those consisting of or relating to:

     (a) any environmental, health or safety matter or condition (including on-site or off-site contamination, occupational safety and health and regulation of any chemical substance or product) which adversely or negatively affects the Business, the Real Property or the Assets;

     (b) any fine, penalty, judgment, award, settlement, legal or administrative proceeding, damages, loss, claim, demand or response, remedial or inspection cost or expense arising under any Environmental Law or Occupational Safety and Health Law;

     (c) financial responsibility under any Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any cleanup, removal, containment or other remediation or response actions ("Cleanup") required by any Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

     (d) any other compliance, corrective or remedial measure required under any Environmental Law or Occupational Safety and Health Law.

     The terms "removal," "remedial" and "response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA).

     "Environmental Law" shall mean all federal, state and local laws, statutes, ordinances, rules, regulations, orders, policies, permits, licenses and determinations of any governmental authority, pertaining to health, safety, protection of the environment, natural resources, conservation, wildlife, waste management, regulation of activities involving Hazardous Materials, particulate and other air emissions and pollution, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, as amended ("Superfund" or "CERCLA"), 42 U.S.C.ss. 9601 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C.ss. 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act (the "Clean Water Act"), 33 U.S.C.ss.1251 et seq., the Clean Air Act ("CAA"), 42 U.S.C.ss.7401 et seq., the Toxic Substances Control Act ("TSCA"), 15 U.S.C.ss.2601 et seq., as amended, Hazardous Materials Transportation Uniform Safety Act of 1990, 49 U.S.C. App. Sec. 1801, et. seq., Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.ss.136 et seq., and any state or local counterpart of each such statute or regulation.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

     "Escrow" shall have the meaning set forth in Section 2.4.

     "Escrow Agreement" shall have the meaning set forth in Section 9.3(l).

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and regulations promulgated thereunder.

     "Excluded Assets" shall have the meaning set forth in Section 2.2.

     "Facilities" shall mean (i) any real property or leasehold or other interest in real property and the Improvements located thereon currently owned, held or operated by Seller or included in the Bactolac Assets and (ii) Tangible Personal Property used or operated by Seller or included in the Bactolac Assets at the location of the Real Property specified in Sections 3.6 and 5.4 of the Disclosure Schedule. Notwithstanding the foregoing, for purposes of the definitions of "Hazardous Activity" and "Remedial Action" and Sections 3.19 and 13.3, "Facilities" shall mean (x) any real property or leasehold or other interest in real property and the Improvements located thereon currently or formerly owned or operated by Seller or Bactolac or included in the Bactolac Assets and (y) the Tangible Personal Property used or operated by Seller or Bactolac at the respective locations of the Real Property specified in Sections
3.6 and 5.4 of the Disclosure Schedule or included in the Bactolac Assets.

     "Form 8594" shall have the meaning set forth in Section 2.6(c).

     "GAAP" shall mean generally accepted accounting principles for financial reporting in the United States, consistently applied.

     "Governing Documents" shall mean, with respect to any particular entity,
(a) if a corporation, the articles or certificate of incorporation and the bylaws; (b) if a general partnership, the partnership agreement and any statement of partnership; (c) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (d) if a limited liability company, the articles of organization or certificate of formation and operating agreement or limited liability company agreement; (e) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of the Person; (f) all equityholders' agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person or relating to the rights, duties and obligations of the equityholders of any Person; and
(g) any amendment or supplement to any of the foregoing.

     "Governmental Authorization" shall mean any Consent, license, certificate (including any certificate of occupancy) registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "Governmental Body" shall mean any:

          (a) nation, state, county, city, town, borough, village, district or other jurisdiction;

          (b) federal, state, local, municipal, foreign or other government;

          (c) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers, including an arbitration tribunal or arbitrator);

          (d) multinational organization or body;

          (e) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or

          (f) official of any of the foregoing.

     "Hazardous Activity" shall mean the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Material in, on, under, about or from any of the Facilities or any part thereof into the Environment and any other act, business, operation or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm, to persons or property on or off the Facilities.

     "Hazardous Material" shall mean any substance, material or waste that is or will foreseeably be regulated by any Governmental Body, including any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "pollutant," "toxic waste" or "toxic substance" under any provision of Environmental Law, and including petroleum, petroleum products, asbestos, presumed asbestos-containing material or asbestos-containing material, urea formaldehyde and polychlorinated biphenyls, and indoor air contaminants, mold, fungi, irritants and other allergens.

     "Hired Employees" shall have the meaning set forth in Section 12.1(a)(i).

     "Improvements" shall mean all buildings, structures, fixtures and improvements located on any land in which Seller has an ownership, leasehold or other interest or included in the Assets, including those under construction.

     "Indebtedness" means indebtedness for borrowed money or for the deferred purchase price of property or services or evidenced by notes, bonds or other similar instruments, lease obligations that would normally be capitalized under GAAP, or obligations under direct or indirect guarantees of (including obligations (contingent or otherwise) to assure a creditor against loss in respect of) Indebtedness of others; provided, however, that the capital lease for the Seller's telephone system and other immaterial leases (provided such leases are identified as such in Section 3.27 of the Disclosure Schedule) shall not be included in this definition.

     "Indemnified Person" shall have the meaning set forth in Section 13.9(a).

     "Indemnifying Person" shall have the meaning set forth in Section 13.9(a).

     "Intellectual Property" shall mean all intellectual property used, owned or licensed (as licensor or licensee) by Seller or in which Seller has a proprietary interest, including (a) Seller's name, the name "ANI Pharmaceuticals" and marks "ANI" and "ANIP" and all assumed fictional business names, trade names, registered and unregistered trademarks, service marks and all applications and registrations therefor, (b) all patents and patent applications and all inventories, improvements, ideas and discoveries, whether or not patentable, (c) all registered and unregistered copyrights in both published works and unpublished works, (d) all rights in mask works, (d) all Know-how, trade secrets, confidential or proprietary information, customer lists, software, technical information, data, process technology, plans, drawings and blue prints, and (e) all rights in internet web sites and internet domain names.

     "Interim Balance Sheet" shall have the meaning set forth in Section 3.3.

     "Inventories" shall mean all inventories of Seller, wherever located, including all finished goods, work in process, raw materials, spare parts and all other materials and supplies to be used or consumed by Seller in the production of finished goods.

     "IRS" shall mean the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

     "Know-how" shall mean trade secrets, know-how (including, without limitation, product know-how and use and application know-how), formulas, processes, product designs, specifications, quality control procedures, manufacturing, engineering and other drawings, computer databases and software, telephone numbers, facsimile numbers, email addresses, web sites, technology and all other information and intangibles, including, without limitation, technical information, safety information, engineering data and design and engineering specifications, research records, market surveys and all promotional literature, customer and supplier lists and similar data.

     "Knowledge" shall mean an individual will be deemed to have Knowledge of a particular fact or other matter if:

          (a) that individual is actually aware of that fact or matter; or

          (b) a prudent individual could be expected to discover or otherwise become aware of that fact or matter after due inquiry.

     A Person (other than an individual) will be deemed to have Knowledge of a particular fact or other matter if any individual who is serving as of the date hereof as a director, officer, partner, executor or trustee of that Person (or in any similar capacity) has, or at any time had, Knowledge of that fact or other matter (as set forth in (a) and (b) above).

     "Lease" shall mean any lease or rental agreement, license, right to use or installment and conditional sale agreement to which Seller is a party or that is included in the Bactolac Assets and any other Seller Contract or Bactolac Contract pertaining to the leasing or use of any Tangible Personal Property.

     "Legal Requirement" shall mean any federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, code, regulation, statute or treaty, including, without limitation, Environmental Laws.

     "Liability" shall mean with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

     "Lockboxes" shall have the meaning set forth in Section 2.1(p).

     "Marks" shall mean Seller's name, all assumed fictional business names, trade names, registered and unregistered trademarks, service marks and applications.

     "Material Adverse Change" shall mean any material adverse change in the Business or the Assets including such a change in financial or other condition, prospects, receivables, book value, assets or operations or any material increase in the Assumed Liabilities.

     "Net Working Capital" shall mean the amount by which Current Assets exceed Current Liabilities as of the Closing Date.

     "Noncompetition Agreements" shall have the meaning set forth in Section 9.3(k).

     "Occupational Safety and Health Law" shall mean any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, including the Occupational Safety and Health Act and state and local analogues, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

     "Order" shall mean any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body.

     "Ordinary Course of Business" shall mean an action taken by a Person only if that action:

          (a) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person;

          (b) does not require authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and

          (c) is not extraordinary in nature, scope and magnitude in relation to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

     "Permitted Encumbrances" shall mean: (i) liens, claims or encumbrances imposed by Legal Requirement, such as carriers', warehousemen's, materialmen's and mechanics' liens, not material in amount and that will not interfere with the operation of the Business or Seller's or Bactolac's right to use the property subject thereto and will be discharged by Seller prior to the Closing Date; (ii) liens for real property taxes not yet due and payable; (iii) as to Real Property, all matters of survey, easements or reservations of, or rights of others for, rights of way, highway and railroad crossings, sewers, electric lines, telegraph and telephone lines (all of which to be satisfactory to Buyer) and all exceptions listed in Section 3.7 of the Disclosure Schedule; and (iv) liens, liabilities or encumbrances that will be discharged and satisfied in full by Seller or the Affiliates at the Closing.

     "Person" shall mean an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, limited partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Body.

     "Post-Closing Adjustment Certificate" shall have the meaning set forth in
Section 2.9(b)(iv).

     "Potential Acquiror" shall have the meaning set forth in Section 7.7.

     "Pre-Closing Adjustment Certificate" shall have the meaning set forth in
Section 2.9(a).

     "Proceeding" shall mean any action, arbitration, audit, claim, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "Purchase Price" shall have the meaning set forth in Section 2.4.

     "Real Property" shall mean the lands or Improvements in which Seller or Bactolac has an ownership, leasehold or other interest that are used or held for use in the Business and that are identified on Sections 3.6 and 5.4 of the Disclosure Schedule and all Improvements and Appurtenances thereto.

     "Record" shall mean information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

     "Related Person" shall mean, as to any Person or entity, any other Person or entity controlling, controlled by or under common control with such person or entity. As used in this definition, "controlling" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     "Release" shall mean any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the Environment or into or out of any property.

     "Remedial Action" shall mean all actions, including any capital expenditures, required or voluntarily undertaken (a) to clean up, remove, treat or in any other way address any Hazardous Material or other substance; (b) to prevent the Release or Threat of Release or to minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the Environment; (c) to perform pre-remedial studies and investigations or post-remedial monitoring and care; or
(d) to bring all Facilities and the operations conducted thereon into compliance with Environmental Laws and environmental Governmental Authorizations.

     "Representative" shall mean with respect to a particular Person, any representative, partner, member, director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person. In addition, as to Buyer, Representative shall include Meridian Venture Partners II, LP and its representatives, partners, members, directors, officers, managers, employees, agents, consultants, advisors, accountants, financial advisors, legal counsel or other representative, and other prospective investors in and lenders to Buyer.

     "Restricted Contracts" shall have the meaning set forth in Section 2.10.

     "Retained Liabilities" shall have the meaning set forth in Section 2.5(b).

     "Seller" shall have the meaning set forth in the preamble to this Agreement.

     "Seller Contract" shall mean any Contract (a) under which Seller has, or may acquire, any rights or benefits; (b) under which Seller has, or may become subject to, any obligation or liability; or (c) by which Seller or any of the assets owned or used by Seller is or may become bound.

     "Seller's Estimated Adjustment" shall have the meaning set forth in Section 2.9(a).

     "Sirkin Contracts" shall have the meaning set forth in Section 2.1(o).

     "Sirkin Vehicle" shall have the meaning set forth in Section 2.1(q).

     "Subsidiary" shall mean with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries.

     "Survey" shall have the meaning set forth in Section 9.3(h).

     "Tangible Personal Property" shall mean all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property (other than Inventories) of every kind owned or leased by Seller or included in the Bactolac Assets (wherever located and whether or not carried on Seller's books), together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof and all maintenance records and other documents relating thereto.

     "Target Net Working Capital" shall mean one million three hundred thousand dollars ($1,300,000).

     "Tax" shall mean any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, Medicare, unemployment, disability, real property, personal property, sales, use, transfer, filing, recordation, registration, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.

     "Tax Return" shall mean any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "Third-Party Claim" shall mean any claim against any Indemnified Person by a Person that is not a party to this Agreement, whether or not involving a Proceeding.

     "Threat of Release" shall mean a reasonable likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

     "Title Commitment" shall have the meaning set forth in Section 9.3(g).

     "Title Insurer" shall mean Fidelity National Title Insurance Company of New York.

     "Title Objection" shall mean:

          (a) any Title Commitment or other evidence of title or search of the appropriate real estate records discloses that any party other than Seller or Bactolac has title to the estate in the Real Property covered by the Title Commitment;

          (b) any title exception is disclosed in Schedule B to any Title Commitment that is not one of the Permitted Encumbrances or one that Seller specifies when delivering the Title Commitment to Buyer as one that Seller will cause to be deleted from the Title Commitment concurrently with the Closing, including (A) any exceptions that pertain to Encumbrances securing any loans that do not constitute an Assumed Liability and (B) any exceptions that Buyer reasonably believes could materially and adversely affect Buyer's use and enjoyment of the Real Property described therein; or

          (c) any Survey discloses any matter that Buyer reasonably believes could materially and adversely affect Buyer's use and enjoyment of the Real Property described therein or that Buyer reasonably believes could render title to the Real Property unmarketable or that could materially and adversely affect the value of the Real Property;

     "Title Policy" shall have the meaning set forth in Section 9.3(g).

     "Transaction Documents" shall mean the Agreement, the Bill of Sale, the Assignment and Assumption Agreement, the Assignment of Intellectual Property, the Noncompetition Agreements, the Escrow Agreement and the other documents delivered pursuant to this Agreement.

     "WARN Act" shall have the meaning set forth in Section 12.1(b)(i).

     "Wetland Parcel" shall mean that parcel of land situated in the NE 1/4 of
Section 33, Township 7 South, Range 11 West, City of Gulfport, First Judicial District of Harrison County, Mississippi, containing 7.41 Acres, More or less, described more particularly as follows: Commencing at the Southeast corner of the NE 1/4 of Section 33, Township 7 South, Range 11 West, Harrison County, Mississippi, thence North 00 degrees 26 minutes 27 seconds West 60.00 feet to the North margin of 34th Street; thence South 89 degrees 33 minutes 59 seconds West along said North margin 635.00 feet to the Point of Beginning; thence continue along said North margin South 89 degrees 33 minutes 59 seconds West
646.78 feet; thence North 00 degrees 04 minutes 36 seconds East 499.03 feet; thence North 89 degrees 11 minutes 19 seconds East 388.11 feet; thence North 89 degrees 02 minutes 27 seconds East 252.26 feet; thence South 00 degrees 39 minutes 35 seconds East 503.89 feet to the Point of Beginning.

Section 1.2. Usage.

          (a) Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

          (b) Legal Representation of the Parties. This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.


                                   ARTICLE II
                      SALE AND TRANSFER OF ASSETS; CLOSING

     Section 2.1. Assets to be Sold. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, but effective as of the Effective Time, Seller and Bactolac (as appropriate) shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller and Bactolac (as appropriate), free and clear of any Encumbrances other than Permitted Encumbrances, all of Seller's and Bactolac's (as appropriate) right, title and interest in and to all of Seller's and, solely with respect to the Bactolac Assets, Bactolac's (as appropriate) property and assets, real, personal or mixed, tangible and intangible, of every kind and description, wherever located, including the following (but excluding the Excluded Assets):

          (a) all Real Property (excluding the Wetland Parcel);

          (b) all Tangible Personal Property, including those items described in
     Schedule 2.1(b) and Section 5.3 of the Disclosure Schedule;

          (c) all Inventories;

          (d) all Accounts Receivable;

          (e) all rights and benefits under the Seller Contracts, including those listed in Section 3.17(a) of the Disclosure Schedule, and all outstanding offers or solicitations made by or to Seller to enter into any Contract;

          (f) all rights and benefits under manufacturers' and vendors' warranties relating to the Business and the Assets;

          (g) all Governmental Authorizations and all pending applications therefor or renewals thereof, in each case to the extent transferable to Buyer;

          (h) all data and Records related to the Business and operations of Seller, including client and customer lists and Records, referral sources, research and development reports and Records, production reports and Records, service and warranty Records, equipment logs, operating guides and manuals, financial and accounting Records, creative materials, advertising materials, promotional materials, studies, reports, correspondence and other similar documents and Records and, subject to Legal Requirements, all personnel Records;

          (i) all of the intangible rights and property of Seller, including Intellectual Property, going concern value, goodwill, telephone, telecopy and e-mail addresses and listings, Seller's name and any derivation thereof, and those items listed in Section 3.22(a) of the Disclosure Schedule;

          (j) all insurance benefits, including rights and proceeds, arising from or relating to the Assets or the Assumed Liabilities prior to the Effective Time, unless expended in accordance with this Agreement;

          (k) all claims of Seller against third parties relating to the Business or the Assets, whether choate or inchoate, known or unknown, contingent or noncontingent, including all such claims listed in Schedule 2.1(k);

          (l) all rights of Seller relating to deposits and prepaid expenses, claims for refunds (other than refunds of income taxes) and rights to offset in respect thereof;

          (m) the Bactolac Assets (excluding the Wetland Parcel), consisting of the Tangible Personal Property set forth on Section 5.3 of the Disclosure Schedule and the Real Property set forth on Section 5.4 of the Disclosure Schedule;

          (n) all rights and benefits under the Bactolac Contracts, if any;

          (o) all of Seller's rights under, including claims to enforce, that certain (i) Non-Competition Agreement, by and among Neil Sirkin, Nutrition For Life International, Inc., and Bactolac, dated November 30, 1999, (ii) Employment Agreement between Seller and Neil Sirkin, dated November 30, 1999, (iii) Release and Settlement Agreement, by and among ANI, Bactolac, Allan I. Sirkin and Neil Sirkin, dated June 29, 2001, and (iii) Separation, Release and Settlement Agreement, by and between Seller and Neil Sirkin, dated October 31, 2003 (collectively, the "Sirkin Contracts").

          (p) the lockbox accounts used by Seller in the collection of Accounts Receivable ("Lockboxes");

          (q) the Ford Explorer, bearing vehicle identification number 1FMDU34X5VZB46312 currently owned by Neil Sirkin but used by Seller in the Business ("Sirkin Vehicle");

          (r) 166 shares of common stock of KMart Corporation.; and

          (s) all other properties and assets of every kind, character, and description, tangible or intangible, owned by Seller and used or held for use in connection with the Business, whether or not similar to the items specifically set forth above.

All of the property and assets to be transferred to Buyer hereunder are herein referred to collectively as the "Assets." Notwithstanding the foregoing, the transfer of the Assets pursuant to this Agreement shall not include the assumption of any Liability related to the Assets unless Buyer expressly assumes that Liability pursuant to Section 2.5(a).

     Section 2.2. Excluded Assets. Notwithstanding anything to the contrary contained in Section 2.1 or elsewhere in this Agreement, the following assets of Seller (collectively, the "Excluded Assets") are not part of the sale and purchase contemplated hereunder, are excluded from the Assets and shall remain the property of Seller after the Closing:

          (a) all minute books, stock Records and corporate seals;

          (b) the shares of capital stock of Seller held in treasury;

          (c) all insurance policies and rights thereunder (except to the extent specified in Section 2.1(j) and (k)), including, but not limited to, the insurance policy maintained by Seller or Affiliates on the life of Pailla Reddy;

          (d) all personnel Records and other Records that Seller is required by law to retain in its possession;

          (e) all claims for refund of income taxes;

          (f) all rights of Seller under this Agreement, the Bill of Sale, the Assignment and Assumption Agreement, the Assignment of Intellectual Property and the Escrow Agreement;

          (g) the Wetland Parcel;

          (h) the escrow funds held by InterBay Funding, LLC for payment of real estate taxes on the Real Property; and

          (i) any assets not included in the Assets set forth in Section 2.1 above.

     Section 2.3. Collection of Receivables. From and after the Closing Date, Buyer shall have the right to receive and open all mail, packages and other communications addressed to Seller and relating to the Business or the Assets, and Seller and the Affiliates agree promptly to deliver to Buyer any such mail, packages or other communications received directly or indirectly by Seller or either Affiliate other than those exclusively relating to Excluded Assets. Buyer shall have the right and authority to collect, for its own account, all of the receivables included in the Assets, and Seller and the Affiliates shall promptly transfer or deliver to Buyer any cash or other property received directly or indirectly by Seller or either Affiliate in respect of such receivables, including any amounts payable as interest, and such funds will be deemed held in trust by Seller or the Affiliates for the benefit of the Buyer until so transferred or delivered by the Seller or the Affiliates to the Buyer.

     Section 2.4. Consideration. The consideration for the Assets will be the aggregate sum of four million dollars ($4,000,000) plus or minus the Adjustment Amount (the "Purchase Price") and assumption of the Assumed Liabilities, payable as follows: (a) cash in the amount of four million dollars ($4,000,000) plus or minus the Adjustment Amount (the "Cash Portion") and (b) delivery of an executed Assignment and Assumption Agreement for assumption of the Assumed Liabilities. In accordance with Section 10.3, at the Closing, the Cash Portion, after adjustment as provided in Section 2.8, shall be delivered by Buyer to Seller as follows: (1) two hundred fifty thousand dollars ($250,000) ("Escrow") paid to the escrow agent pursuant to the Escrow Agreement to secure Seller and the Affiliates' indemnification obligations hereunder, which amount shall be released to Seller or the Affiliates, as directed by each of them, pursuant to the terms thereof on the date that is six (6) months from the Closing Date and
(2) the balance by wire transfer to an account or accounts designated by Seller or the Affiliates, which shall include the accounts of Seller's secured lender and the current holder of the mortgage on the Real Property, which designation shall be made at least three (3) days prior to Closing.

     Section 2.5. Liabilities.

          (a) Assumed Liabilities. On the Closing Date, but effective as of the Effective Time, Buyer shall assume and agree to discharge only the following Liabilities of Seller (the "Assumed Liabilities"):

               (i) any Current Liability (other than a trade account payable to either an Affiliate or a Related Person of Seller) that remains unpaid and is taken into account in computing the Adjustment Amount;

               (ii) any Liability to Seller's customers incurred by Seller in the Ordinary Course of Business for orders outstanding as of the Effective Time reflected on Seller's books (other than any Liability arising out of, or relating to, a Breach that occurred prior to the Effective Time, including Liabilities to Seller's customers associated with Seller's delinquency in filling orders) and taken into account in computing the Adjustment Amount;

               (iii) any Liability arising after the Effective Time under the Seller Contracts described in Section 3.17(a) of the Disclosure Schedule to the extent they are successfully assigned to Buyer (other than any Liability arising out of, or relating to, a Breach that occurred prior to the Effective Time);

               (iv) any Liability arising after the Effective Time under any Seller Contract included in the Assets that is entered into by Seller after the date hereof in accordance with the provisions of this Agreement and that is successfully assigned to Buyer (other than any Liability arising out of, or relating to, a Breach that occurred prior to the Effective Time); and

               (v) any Liability of Seller described in Schedule 2.5(a) of, to the extent taken into account in computing the Adjustment Amount.

          (b) Retained Liabilities. The Retained Liabilities shall remain the sole responsibility of, and shall be retained, paid, performed and discharged solely by, Seller or the Affiliates. "Retained Liabilities" shall mean every Liability of Seller and the Affiliates other than the Assumed Liabilities and Liabilities that are not taken into account in computing the Adjustment Amount, including:

               (i) any Liability arising out of, or relating to, products of Seller to the extent manufactured or sold prior to the Effective Time other than to the extent assumed under Section 2.5(a)(iii), (iv) or
          (v);

               (ii) any Liability under any Contract assumed by Buyer pursuant to Section 2.5(a) that arises after the Effective Time but that arises out of, or relates to, any facts or circumstances that occurred prior to the Effective Time;

               (iii) any Liability for Taxes other than real estate taxes on the Real Property for periods after the Effective Time (to the extent not yet due and payable), including (A) any Taxes arising as a result of Seller's operation of the Business or the ownership of the Assets prior to the Effective Time, (B) any Taxes that will arise as a result of the sale of the Assets pursuant to this Agreement and (C) deferred Taxes of any nature;

               (iv) any Liability under any Contract not assumed by Buyer under
          Section 2.5(a), including any Liability arising out of, or relating to, Seller's credit facilities or any security interest related thereto and any Liability that is secured, in whole or in part, by an Encumbrance affecting the Real Property;

               (v) any Environmental, Health and Safety Liabilities arising out of, or relating to, the Assets, the operation of the Business or Seller's or Bactolac's leasing, ownership or operation of the Real Property;

               (vi) any Liability under the Employee Plans or relating to payroll, vacation (except to the extent assumed under Section 2.5(a)(i)), sick leave, workers' compensation, unemployment benefits, pension benefits, employee stock option or profit-sharing plans, health care plans, COBRA or benefits or any other compensation, employee plans or benefits of any kind for Seller's Employees provided for under the terms of such Employee Plans and Seller's related policies, including any liability for termination of any Employee Plans;

               (vii) any Liability under any employment, severance, retention or termination agreement with any Employee of Seller or any of its Related Persons;

               (viii) any Liability arising out of, or relating to, any Employee grievance, whether or not the affected Employees are hired by Buyer; provided, however, that to the extent Buyer hires an Employee of Seller, Seller shall not be liable for any employee grievance for any such Employees to the extent the grievance arises out of facts, circumstances or conditions existing during any such Employee's employ with Buyer;

               (ix) any Liability of Seller to either Affiliate or any Related Person of any of them;

               (x) any Liability to indemnify, reimburse or advance amounts to any officer, director, Employee or agent of Seller, either Affiliate or any Related Person of any of them;

               (xi) any Liability to distribute to any of Seller's or either Affiliate's shareholders or otherwise apply all or any part of the consideration received hereunder;

               (xii) any Liability arising out of any Proceeding pending as of the Effective Time;

               (xiii) any Liability arising out of any Proceeding commenced after the Effective Time and arising out of, or relating to, any facts, circumstances or occurrence or event happening prior to the Effective Time, other than to the extent assumed under Section 2.5(a);

               (xiv) any Liability arising out of, or resulting from, Seller's or either Affiliate's compliance or noncompliance with any Legal Requirement or Order of any Governmental Body;

               (xv) any Liability of Seller or either Affiliate under this Agreement or any other document executed in connection with the Contemplated Transactions; and

               (xvi) any Liability of Seller or either Affiliate based upon Seller's or either Affiliate's acts or omissions occurring after the Effective Time.

     Section 2.6. Allocation of the Purchase Price. The fair market value of the Assets that constitute Class I, II, III and IV Assets (as such terms are defined in Treasury Regulation Section 1.1060-1T(d) promulgated under Section 1060 of the Code) shall be as set forth on Schedule 2.6. The Buyer, Seller and the Affiliates further agree that :

          (a) The Purchase Price shall be allocated among the Assets and other intangible assets, such as the noncompetition agreement contained in
     Section 12.5 hereof, goodwill, etc. in the manner required by Treasury Regulation Section 1.1060-1T based on the fair market values set forth on such Schedule.

          (b) Such allocation shall be binding on Seller and the Affiliates for all federal, state and local tax purposes.

          (c) Buyer and Seller and the Affiliates shall file with their respective federal income tax returns consistent IRS Forms 8594: Asset Acquisition Statement under Section 1060, including any required amendments or supplements thereto ("Form 8594"), which shall reflect such allocation.

          (d) Buyer shall prepare such Forms 8594 and shall deliver Seller's applicable form to Seller so that Seller or the Affiliates may file such form or any amendments or supplements thereto with its federal income tax returns.

     Seller shall assist Buyer and provide Buyer with any information necessary for the completion of such Forms 8594.

     Section 2.7. Closing. The purchase and sale provided for in this Agreement (the "Closing") will take place at the offices of Buyer's counsel, Sonnenschein Nath & Rosenthal LLP, 1221 Avenue of the Americas, New York, New York, commencing at 10:00 a.m. (local time) on March 23, 2004 unless Buyer and Seller otherwise agree. Subject to the provisions of Article X, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.7 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement. In such a situation, the Closing will occur as soon as practicable, subject to Article X.

     Section 2.8. Adjustment Amount and Payment. The "Adjustment Amount" (which may be a positive or negative number) will equal the amount by which the Cash Portion is increased or decreased, determined as follows:

          (a) The Cash Portion shall be reduced by the dollar amount that the Net Working Capital at Closing is less than the Target Net Working Capital or increased by the dollar amount that the Net Working Capital at Closing is greater than the Target Net Working Capital.

          (b) The Cash Portion shall be increased by the amount of payments made by Seller from November 1, 2003 to the Closing Date in respect of capital expenditures and the amount of outstanding accrued payables as of the Closing Date in respect of capital expenditures committed to be made after November 1, 2003 and taken into account in computing Net Working Capital; provided that such capital expenditures were approved by Buyer in writing prior to incurrence and/or payment thereof ("Approved Capital Expenditures"). A list of the Approved Capital Expenditures made and accrued to date is set forth on Schedule 2.8(b) hereto.

     The "Cash Portion Increase Amount" shall be the amount of a positive Adjustment Amount (reflecting an increase in the Cash Portion) and the "Cash Portion Decrease Amount" shall be the amount of a negative Adjustment Amount (reflecting a decrease in the Cash Portion). The term "Adjusted Cash Portion" is the Cash Portion, either increased to the Cash Portion Increase Amount or decreased to the Cash Portion Decrease Amount.

     Section 2.9. Adjustment Procedure.

          (a) Seller or the Affiliates shall deliver to Buyer, not less than three (3) Business Days prior to the Closing Date, a certificate signed by Seller (the "Pre-Closing Adjustment Certificate"), which shall specify Seller's good faith estimate of the Adjustment Amount and the resulting Cash Portion Increase Amount or Cash Portion Decrease Amount ("Seller's Estimated Adjustment") accompanied by reasonably detailed documentation supporting the calculations set forth therein. Buyer shall have the right to challenge the calculations set forth therein if Buyer believes, in good faith, that they are in error. Buyer and Seller shall, in good faith, attempt to resolve any dispute with respect to the Pre-Closing Adjustment Certificate prior to the Closing Date. If such dispute is not resolved at or prior to the Closing, the Closing shall proceed notwithstanding such dispute, and payment of the portion of the Cash Portion calculated by Seller but disputed by Buyer shall be paid by Buyer into the Escrow as provided in Section 2.4 (the "Dispute Escrow Portion"), and the amount to be paid to Seller at Closing shall be the undisputed amount of Seller's Estimated Adjustment. The disposition of the Dispute Escrow Portion shall be governed by the Escrow Agreement, which shall provide, among other things, for release of such Dispute Escrow Portion upon resolution of the dispute as to the Adjustment Amount.

          (b) As soon as practicable, but no later than sixty (60) days after the Closing Date, Buyer shall deliver to Seller:

               (i) a calculation of the Net Working Capital;

               (ii) a calculation of the amount of the Approved Capital Expenditures; and

               (iii) a calculation of the Adjustment Amount and related Cash Portion Increase Amount or Cash Portion Decrease Amount ("Post-Closing Adjustment Certificate").

          (c) Seller shall have full right to review and verify the information delivered pursuant to Section 2.9(b). If Seller disputes the calculation of any component of the Post-Closing Adjustment Certificate, it shall so advise Buyer by written notice delivered within ten (10) days after receipt by Seller of the Post-Closing Adjustment Certificate. Buyer shall provide Seller with reasonable access, during regular business hours, to the books and records and other documents and data relating to the Post-Closing Adjustment Certificate, such rights of access to be exercised in a manner that does not interfere with the operations of Buyer. If Seller and Buyer are unable to resolve such dispute within fifteen (15) days after the date of such notice of dispute, then at the request of either party, the issues outstanding in such dispute shall be resolved by Alexander, Van Loon, Sloan, Levens, & Favre, PLLC (the "Designated Accountant"), and the determination of the Adjustment Amount and related Cash Portion Increase Amount or Cash Portion Decrease Amount by the Designated Accountant shall be conclusive and final and binding on the parties hereto.

          (d) If Alexander, Van Loon, Sloan, Levens, & Favre, PLLC declines to act as the Designated Accountant, and the parties hereto are unable to agree upon another firm to act as Designated Accountant within twenty (20) days of Alexander, Van Loon, Sloan, Levens, & Favre, PLLC notifying the parties that it is unable or unwilling to act in such capacity, then either Seller or Buyer may request the American Arbitration Association ("AAA") to designate a firm of certified public accountants to act as the Designated Accountant. If the AAA is unable to designate a firm of certified public accountants that will act as the Designated Accountant within sixty (60) days of being requested to do so, then the Adjustment Amount shall be determined by a single arbitrator appointed by the AAA upon application of either party and pursuant to an arbitration proceeding in New York, New York, held in accordance with the then applicable rules of the AAA. The cost of retaining the Designated Accountant, such firm of certified public accountants and such arbitrator, if applicable, shall be borne one-half by Seller or either Affiliate on the one hand, and one-half by Buyer on the other hand. The determination by the Designated Accountant or such firm or arbitrator of the Adjustment Amount and related Cash Portion Increase Amount or Cash Portion Decrease Amount shall be conclusive and not subject to dispute or review, and judgment thereon may be entered in any court of competent jurisdiction.

          (e) If the Adjusted Cash Portion, either as agreed to by Seller and Buyer, or as determined pursuant to Section 2.9(c) or 2.9(d), as the case may be, shall be less than the estimate of the Adjusted Cash Portion set forth in the Pre-Closing Adjustment Certificate, then all or a portion of the Dispute Escrow Portion shall be returned to Buyer (together with interest accrued thereon) up to the amount of such difference, and any remaining amount of the Dispute Escrow Portion (together with interest accrued thereon) shall be paid to Seller. However, if the Dispute Escrow Portion shall be less than the amount of such difference, then Seller shall be obligated to pay the amount of such deficiency to Buyer. Any payment made hereunder shall be made in immediately available funds within three
     (3) Business Days after the final Adjusted Cash Portion has been so agreed or determined.

          (f) If the final Adjusted Cash Portion, either as agreed to by Seller and Buyer, or as determined pursuant to Section 2.9(c) or 2.9(d), as the case may be, shall be greater than the amount of the estimated Adjusted Cash Portion as agreed to by Buyer for purposes of the payments at Closing to Seller pursuant to Section 2.4, then there shall be paid to Seller, out of the Dispute Escrow Amount (together with interest accrued therein), such amount as shall cause the aggregate of the Cash Portion amounts paid to Seller at Closing plus the amounts payable under this Section 2.9(f) in respect of the Cash Portion to equal the final Adjusted Cash Portion minus the Escrow, and any remaining amount of the Dispute Escrow Amount (together with accrued interest theron) shall be paid to Buyer. However, if the Dispute Escrow Amount shall be insufficient to result in the required amount being paid to Seller, then Buyer shall pay to Seller an amount equal to the remaining amount due to Seller. Any payment made hereunder shall be made in immediately available funds within three (3) Business Days after the final Adjusted Cash Portion has been so agreed or determined.

     Section 2.10. Consents. If there are any Consents that have not yet been obtained (or otherwise are not in full force and effect) as of the Closing, in the case of each Seller Contract or Bactolac Contract as to which such Consents were not obtained (or otherwise are not in full force and effect) (the "Restricted Contracts"), Buyer may waive the closing conditions as to any such Consent and elect to have Seller continue its efforts to obtain the Consents. If Buyer elects to have Seller continue its efforts to obtain any Consents and the Closing occurs, notwithstanding Sections 2.1 and 2.5, neither this Agreement nor the Assignment and Assumption Agreement nor any other document related to the consummation of the Contemplated Transactions shall constitute a sale, assignment, assumption, transfer, conveyance or delivery or an attempted sale, assignment, assumption, transfer, conveyance or delivery of the Restricted Contracts, and following the Closing, the parties shall use best efforts, and cooperate with each other, to obtain the Consent relating to each Restricted Contract as quickly as practicable. Pending the obtaining of such Consents relating to any Restricted Contract, the parties shall cooperate with each other in any reasonable and lawful arrangements designed to provide to Buyer the benefits of use of the Restricted Contract for its term (or any right or benefit arising thereunder, including the enforcement for the benefit of Buyer of any and all rights of Seller or Bactolac (as appropriate) against a third party thereunder). Once a Consent for the sale, assignment, assumption, transfer, conveyance and delivery of a Restricted Contract is obtained, Seller or Bactolac (as appropriate) shall notify Buyer, who shall confirm in writing that it accepts such assignment. Upon such confirmation, such Restricted Contract shall be deemed to have been assigned, transferred, conveyed and delivered to Buyer, and Buyer shall be deemed to have assumed the obligations thereunder from and after the date of such confirmation by Buyer.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Buyer as follows, which representations and warranties are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in the Disclosure Schedule. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article III.

     Section 3.1. Organization and Good Standing. Seller: (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be; (b) has all requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged; (c) is duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to do so would not have a Material Adverse Change; and (d) has the corporate power and authority to execute, deliver and perform its obligations under each Transaction Document to which it is or will be a party. Seller has no Subsidiary and, except as disclosed in Section 3.1(c) of the Disclosure Schedule, does not own any shares of capital stock or other securities of any other Person.

     Section 3.2. Enforceability, Authority, No Conflict. The execution, delivery and performance by the Seller of each Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby: (a) have been duly authorized by all necessary corporate action; (b) do not contravene the terms of the Governing Documents of Seller, or any amendment thereto; and (c) upon receipt of the Consents, will not violate, conflict with or result in any breach or contravention of, or the creation of any Encumbrance under, any Seller Contract or any Legal Requirement applicable to Seller.

     Section 3.3. Financial Statements. Seller has delivered to Buyer: (a) an audited consolidated balance sheet of ANI as at September 30, 2003, including the notes thereto, and the related audited consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal year then ended, including, in each case, the notes thereto and the work papers documenting the bases for consolidation, together with the report thereon of Gelfond Hochstadt & Pangburn, P.C., independent certified public accountants; (b) an unaudited balance sheet of Seller as at September 30, 2003 (including the work papers thereto, the "Balance Sheet"), and the related unaudited statement of operations for the fiscal year then ended, including the work papers thereto, (c) audited consolidated balance sheets of ANI as at September 30 in each of the fiscal years 2002 and 2001, and the related audited consolidated statements of income, changes in shareholders' equity and cash flows for each of the fiscal years then ended, including, in each case, the notes thereto and the work papers documenting the bases for consolidation, together with the report thereon of Grant Thornton LLP, independent certified public accountants; (d) unaudited balance sheets of Seller as at September 30 in each of the fiscal years 2002 and 2001, and the related unaudited statements of operations for the fiscal years then ended, including, in each case, the work papers thereto; (e) an unaudited balance sheet of ANI as at December 31, 2003, and the related unaudited consolidated statement(s) of income and cash flows for the three (3) months then ended, including, in each case, the notes thereto and the work papers documenting the bases for consolidation; and (f) an unaudited balance sheet of Seller as at December 31, 2003 (the "Interim Balance Sheet") and the related unaudited statement of operations for the three (3) months then ended, including, in each case, the work papers thereto. The financial statements referred to in clauses (b), (d) and (f) fairly present (and the financial statements delivered pursuant to Section 6.9 will fairly present) the financial condition and the results of operations of Seller as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP. The financial statements referred to in clauses (b), (d) and (f) of this Section 3.3 and delivered pursuant to Section 7.9 reflect and will reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. The financial statements referred to in clauses (b), (d) and (f) have been, and will be, prepared from, and are in accordance with, the accounting Records of Seller. Seller has also delivered to Buyer copies of all letters from ANI's auditors to ANI's board of directors or the audit committee thereof during the thirty-six
(36) months preceding the execution of this Agreement, together with copies of all responses thereto.

     Section 3.4. Books and Records. The books of account and other financial Records of Seller, all of which have been made available to Buyer, are complete and correct and represent actual, bona fide transactions and have been maintained in accordance with sound business practices and the requirements of
Section 13(b)(2) of the Exchange Act (regardless of whether the Seller is subject to that Section or not), including the maintenance of an adequate system of internal controls.

     Section 3.5. Sufficiency of Assets; Use.

          (a) Except as set forth in Section 3.5(a) of the Disclosure Schedule, the Assets (1) constitute all of the assets, tangible and intangible, of any nature whatsoever, necessary to operate the Business in the manner presently operated by Seller and (2) include all of the operating assets of Seller.

          (b) The material items of machinery, equipment and other tangible assets included in the Assets are in operating condition, reasonable wear and tear excepted, and conform in all material respects to all applicable ordinances, rules, regulations and technical standards, and all applicable building, zoning and other laws.

     Section 3.6. Description of Real Property. Section 3.6 of the Disclosure Schedule contains a correct legal description, street address and tax parcel identification number of all tracts, parcels and subdivided lots used or held for use by Seller in connection with the Business.

     Section 3.7. Title to Assets; Encumbrances.

          (a) Except as set forth on Section 3.7 of the Disclosure Schedule, Seller holds interests as lessee or licensee under leases or licenses in full force and effect in all Real Property referred to on Section 3.6 of the Disclosure Schedule (such leases to be terminated prior to Closing), and Seller holds good and transferable title to all personal property used or held for use in connection with the Business, and Seller enjoys peaceful and undisturbed possession thereunder, free and clear of all Encumbrances other than Permitted Encumbrances. There is no condemnation proceeding pending (or, as to leased Real Property, to which Seller is a party) or, to the Knowledge of the Seller, threatened, against any material property or asset of the Seller used, useful or maintained for use in connection with the Business.

          (b) Seller does not own or hold, and is not obligated under or a party to, any option, right of first refusal or other contractual right to purchase or acquire any real property or to sell, assign or dispose any Real Property.

          Section 3.8. Condition of Facilities.

          (a) Use of the Real Property for the various purposes for which it is presently being used are permitted as of right under all applicable zoning and land use legal requirements and is not subject to "permitted nonconforming" use or structure classifications. No part of any Improvement encroaches on any real property not included in the Real Property, and there are no buildings, structures, fixtures or other Improvements situated on adjoining property that encroach on any part of the Real Property. The land for each Facility abuts on and has direct vehicular access to a public road or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting such land and comprising a part of the Real Property, is supplied with public or quasi-public utilities and other services appropriate for the operation of the Facilities located thereon and is not located within any flood plain or area subject to wetlands regulation or any similar restriction. There is no existing, or to Seller's Knowledge, proposed plan to modify or realign any street or highway or any existing or proposed eminent domain proceeding that would result in the taking of all or any part of any Facility or that would prevent or hinder the continued use of any Facility as heretofore used in the conduct of the Business.

          (b) The Facilities are duly registered with the FDA and all other appropriate federal and state governmental authorities, and comply in substantial part with Good Manufacturing Practices requirements set forth in 21 C.F.R. Part 211.

          (c) Each item of Tangible Personal Property is in operating condition, ordinary wear and tear excepted, is suitable for immediate use in the Ordinary Course of Business and is free from material latent and patent defects. Except as disclosed in Section 3.8(c) of the Disclosure Schedule, all Tangible Personal Property used in Seller's business is in the possession of Seller.

          (d) To the Knowledge of Seller, except as set forth on Schedule 3.8(d) of the Disclosure Schedule, all material components of all Improvements, including the structural elements thereof, the roof and the heating, ventilation, air conditioning, plumbing, electrical, elevator, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, are in working order and are adequate to conduct the Business as currently conducted.

          (e) Except as set forth on Schedule 3.8(e) of the Disclosure Schedule to the Knowledge of Seller:

               (i) none of the Improvements nor the current use thereof contravenes, violates or fails to conform in any material respect with applicable ordinances, regulations, zoning or land use laws or other Legal Requirements or restrictive covenants; and

               (ii) no charges or violations have been received by Seller against or relating to any Improvement or any of the operations conducted thereat at any Real Property, as a result of any violation or alleged violation of any applicable ordinances, requirements, regulations, zoning or land use laws or other Legal Requirements or restrictive covenants.

     Section 3.9. Accounts Receivable. All Accounts Receivable that are reflected on the Interim Balance Sheet or on the accounting Records of Seller as of the Closing Date represent or will represent valid obligations arising from valid sales and bona fide transactions actually made or services actually performed by Seller in the Ordinary Course of Business. Except to the extent paid prior to the Closing Date and except as to uncollectible Accounts Receivable that are taken into account in calculating Net Working Capital, such Accounts Receivable are, or will be as of the Closing Date, current and collectible net of the respective reserves shown on the Interim Balance Sheet or on the accounting Records of Seller as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve on the accounting Records of Seller as of the Closing Date, will not represent a greater percentage of the Accounts Receivable reflected on the accounting Records of Seller as of the Closing Date than the reserve reflected on the Balance Sheet and Interim Balance Sheet represented of the Accounts Receivable reflected thereon and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves for uncollectible Accounts Receivable that are taken into account in calculating Net Working Capital, each of such Accounts Receivable either has been or will be collected in full, without any setoff, within ninety (90) days after the day on which it first becomes due and payable. Except as set forth on
Section 3.9 of the Disclosure Schedule, there is no contest, dispute, claim, defense or right of setoff other than for customary payment discounts provided to customers in the Ordinary Course of Business, under any Contract with any account debtor of an Account Receivable relating to the amount or validity of such Account Receivable in excess of reserves recorded therefor on Seller's financial statements. Section 3.9 of the Disclosure Schedule contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of each such Account Receivable.

     Section 3.10. Inventories.

          (a) All items included in the Inventories consist of a quality and quantity usable and, with respect to finished goods, saleable, in the Ordinary Course of Business of Seller except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Interim Balance Sheet or on the accounting Records of Seller as of the Closing Date, as the case may be.

          (b) All Inventories are (i) free from defects, (ii) have been produced in accordance with Good Manufacturing Practices as set forth in 21 C.F.R.,
     Part 211, and as approved by the FDA in any approved New Drug or Abbreviation New Drug Application, or any other approval, (iii) are not "adulterated" or "misbranded"; (iv) do not contain any "unsafe additives", and (v) meet all specifications for the particular type of Inventory then in effect, including all standard operating procedures. As used in this Section, "adulterated," "misbranded" and "unsafe additives" shall have the meanings given them by the United States Federal Food, Drug, and Cosmetic Act and regulations and administrative orders pursuant thereto.

     Section 3.11. No Undisclosed Liabilities. Except as set forth in Section
3.11 of the Disclosure Schedule, Seller has no Liability except for Liabilities reflected or reserved against in the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business of Seller since the date of the Interim Balance Sheet.

     Section 3.12. Taxes.

          (a) Seller has filed or caused to be filed, or has properly filed extensions for, all Tax Returns, and has paid or caused to be paid all Taxes, except Taxes (other than real estate Taxes) the validity or amount of which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside. Except as set forth on Section 3.12 of the Disclosure Schedule, Seller has paid or caused to be paid, or has established reserves that the Seller reasonably believes to be adequate in all material respects for, all tax liabilities applicable to Seller for all fiscal years that have not been examined and reported on by the taxing authorities (or closed by applicable statutes).

          (b) Seller has obtained and retained from each of its customers, as applicable, copies of appropriate sales and/or use tax resale certificates, sales and/or use tax permits/licenses, or other documentation of registration with the appropriate state and/or local tax authorities or has retained copies of invoices and/or other appropriate and adequate records with respects to each of its customers, as applicable, in order to evidence its exemption from any requirement to collect sales and/or use tax from each of its applicable customers and to remit such sales and/or use taxes so collected to the appropriate state and/or local tax authorities or it has otherwise collected from its applicable customers and remitted to all appropriate state/or local taxing authorities all amounts for such sales and use taxes, all as required by Law.

     Section 3.13. No Material Adverse Change. Except as set forth in Section
3.13 of the Disclosure Schedule, since the date of the Balance Sheet, there has not been any Material Adverse Change, and, to Seller's Knowledge, no event has occurred or circumstance exists that may result in such a Material Adverse Change.

     Section 3.14. Compliance with Legal Requirements; Governmental
                   Authorizations.

          (a) Except as set forth in Section 3.14(a) of the Disclosure Schedule, Seller and all Real Property are in compliance with all Legal Requirements applicable to it and no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute, or result in, a violation by Seller or the Real Property of, or a failure on the part of Seller or the Real Property to comply with, any Legal Requirement or (B) may give rise to any obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, except in each case as would not result in a Material Adverse Change; and

          (b) Section 3.14(b) of the Disclosure Schedule contains a complete and accurate list of each Governmental Authorization that is held by Seller or that otherwise relates to Seller's Business or the Assets. Each Governmental Authorization listed or required to be listed in Section 3.14(b) of the Disclosure Schedule is valid and in full force and effect. Except as set forth in Section 3.14(b) of the Disclosure Schedule:

               (i) Seller is, and at all times since January 1, 2000, has been, in full compliance with all of the material terms and requirements of each Governmental Authorization identified or required to be identified in Section 3.14(b) of the Disclosure Schedule

               (ii) To Seller's Knowledge, no event has occurred, or circumstance exists, that may (with or without notice or lapse of time) (A) constitute, or result, directly or indirectly, in, a violation of, or a failure to comply with, any term or requirement of any Governmental Authorization listed or required to be listed in
          Section 3.14(b) of the Disclosure Schedule or (B) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Section 3.14(b) of the Disclosure Schedule; and

               (iii) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Section 3.14(b) of the Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

The Governmental Authorizations listed in Section 3.14(b) of the Disclosure Schedule collectively constitute all of the Governmental Authorizations necessary to permit Seller to lawfully conduct and operate its business in the manner in which it currently conducts and operates such business and to permit Seller to lawfully own, use and occupy its assets in the manner in which it currently owns, uses and occupies such assets.

     Section 3.15. Legal Proceedings; Orders. Except as set forth on Section
3.15 of the Disclosure Schedule, there are no pending Proceedings or threatened Proceedings against or affecting Seller. No injunction, writ, temporary restraining order, decree or any order of any nature has been issued by any Governmental Body purporting to enjoin or restrain the execution, delivery or performance of the Transaction Documents.

     Section 3.16. Absence of Certain Changes and Events. Except as set forth in
Section 3.16 of the Disclosure Schedule, since the date of the Balance Sheet, Seller has conducted its business only in the Ordinary Course of Business and Seller has not:

          (a) sold or transferred any Assets used, held for use, useful or maintained for use in the Business other than the sale of Inventory in the ordinary course of business, other than for the sale or other disposition of excess, obsolete or worn-out inventory or equipment and other than the sale or disposition of Assets constituting Tangible Personal Property that have been replaced with other Assets of equal or greater value or utility, and Seller has not sold any inventory to any customer on approval or on any other basis that entitles the customer to return or may obligate Seller to repurchase such Inventory;

          (b) made any change in its accounting methods or principles (or the application of those methods or principles) or introduced any new method of management, operations or accounting; and

          (c) established any new Plan for which Buyer would have any liability, materially amended any existing Plan, or incurred any obligation or liability under any Plan materially different in nature or amount from obligations or liabilities incurred during similar periods in prior years.

     Section 3.17. Contracts; No Defaults.

          (a) Section 3.17(a) of the Disclosure Schedule contains an accurate and complete list, and Seller has delivered to Buyer accurate and complete copies, of:

               (i) each Seller Contract that involves performance of services or delivery of goods or materials by Seller of an amount or value in excess of twenty-five thousand dollars ($25,000);

               (ii) each Seller Contract that involves performance of services or delivery of goods or materials to Seller of an amount or value in excess of twenty-five thousand dollars ($25,000);

               (iii) each Seller Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of Seller in excess of twenty-five thousand dollars ($25,000);

               (iv) each Seller Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than twenty-five thousand dollars ($25,000) and with a term of less than one (1) year);

               (v) each Seller Contract with any labor union or other Employee representative of a group of Employees relating to wages, hours and other conditions of employment;

               (vi) each Seller Contract (however named) involving a sharing of profits, losses, costs or liabilities by Seller with any other Person;

               (vii) each Seller Contract containing covenants that in any way purport to restrict Seller's business activity or limit the freedom of Seller to engage in any line of business or to compete with any Person;

               (viii) each Seller Contract providing for payments to, or by, any Person based on sales, purchases or profits, other than direct payments for goods;

               (ix) each power of attorney of Seller that is currently effective and outstanding;

               (x) each Seller Contract entered into other than in the Ordinary Course of Business that contains, or provides for, an express undertaking by Seller to be responsible for consequential damages;

               (xi) each Seller Contract for capital expenditures in excess of twenty-five thousand dollars ($25,000);

               (xii) each Seller Contract not denominated in U.S. dollars;

               (xiii) each written warranty, guaranty and/or other similar undertaking with respect to contractual performance extended by Seller other than in the Ordinary Course of Business; and

               (xiv) each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

     Section 3.17(a) of the Disclosure Schedule sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts and the amount of the remaining commitment of Seller under the Contracts.

          (b) Except as set forth in Section 3.17(b) of the Disclosure Schedule, neither Affiliate has, or may acquire, any rights under, and neither Affiliate has, or may become subject to, any obligation or liability under, any Contract that relates to the Business or any of the Assets.

          (c) Except as set forth in Section 3.17(c) of the Disclosure Schedule:

               (i) each Contract identified, or required to be identified, in
          Section 3.17(a) of the Disclosure Schedule and that is to be assigned to, or assumed by, Buyer under this Agreement is in full force and effect and is legal, valid and enforceable in accordance with its terms;

               (ii) each Contract identified, or required to be identified, in
          Section 3.17(a) of the Disclosure Schedule and that is being assigned to, or assumed by, Buyer is assignable by Seller to Buyer without the consent of any other Person; and

               (iii) to the Knowledge of Seller, no Contract identified, or required to be identified, in Section 3.17(a) of the Disclosure Schedule and that is to be assigned to, or assumed by, Buyer under this Agreement will, upon completion or performance thereof, have a Material Adverse Change.

     (d) Except as set forth in Section 3.17(d) of the Disclosure Schedule:

               (i) Seller is, and at all times since January 1, 2002, has been, in compliance with all applicable material terms and requirements of each Seller Contract that is being assumed by Buyer;

               (ii) each other Person that has, or had, any obligation or liability under any Seller Contract that is being assigned to Buyer is, and at all times since January 1, 2002, has been, in full compliance with all applicable terms and requirements of such Contract;

               (iii) no event has occurred, or circumstance exists, that (with or without notice or lapse of time) may contravene, conflict with, or result in a Breach of, or give Seller or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Seller Contract that is being assigned to, or assumed by, Buyer;

               (iv) no event has occurred, or circumstance exists, under, or by virtue of, any Contract that (with or without notice or lapse of time) would cause the creation of any Encumbrance affecting any of the Assets;

               (v) Seller has not given to, or received from, any other Person, at any time since January 1, 2002, any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or Breach of, or default or intent to exercise any remedy under, any Contract that is being assigned to, or assumed by, Buyer; and

               (vi) Seller is not materially delinquent in filling any purchase order.

          (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate, any material amounts paid or payable to (or other material rights or obligations of) Seller under current or completed Contracts, and no Person has made written demand for renegotiation.

          (f) Each Contract relating to the sale, design, manufacture or provision of products or services by Seller has been entered into in the Ordinary Course of Business of Seller and has been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is, or would be, in violation of any Legal Requirement.

     Section 3.18. Insurance. Section 3.18 of the Disclosure Schedule contains a true and complete list of all policies of insurance and fidelity or surety bonds currently in force covering the Business or the Assets. The Assets are insured by reputable insurance companies against loss or damage by fire and other risks to the extent and in the manner customary for companies engaged in similar businesses. Seller is in compliance in all material respects with the terms of all policies and instruments so listed in Section 3.18 of the Disclosure Schedule, and, except with respect to termination by Seller of such policies post-Closing (which termination shall not affect coverage in place prior to Closing), to Seller's Knowledge, coverage thereunder will not be affected by the transactions contemplated hereby. Also included on Section 3.18 of the Disclosure Schedule is a list of all claims, if any, currently pending or that have been settled during the last twenty four (24) months under any of the policies set forth on Section 3.18 of the Disclosure Schedule.

     Section 3.19. Environmental Matters. Except as disclosed in Section 3.19 of the Disclosure Schedule:

          (a) Seller is, and at all times has been, in full compliance with, and has not been and is not in violation of, or liable under, any Environmental Law. Seller has no basis to expect, nor has it, or any other Person for whose conduct it is, or may be, held to be responsible, received, any actual or threatened order, notice or other communication from (i) any Governmental Body or private citizen acting in the public interest or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual, or threatened, obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Facility or other property or asset (whether real, personal or mixed) in which Seller has, or had, an interest, or with respect to any property or Facility at, or to, which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, treated, stored or disposed of or processed by Seller or any other Person for whose conduct it is, or may be, held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received.

          (b) There are no pending or, to the Knowledge of Seller, threatened claims, Encumbrances, or other restrictions of any nature resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law with respect to, or affecting, any Facility or any other property or asset (whether real, personal or mixed) in which Seller has, or had, an interest.

          (c) Seller has no Knowledge of, nor any basis to expect, nor has it or any other Person for whose conduct it is, or may be, held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Facility or property or asset (whether real, personal or mixed) in which Seller has, or had, an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used or processed by Seller or any other Person for whose conduct it is, or may be, held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled or received.

          (d) Neither Seller nor any other Person for whose conduct it is, or may be, held responsible has any Environmental, Health and Safety Liabilities with respect to any Facility or, to the Knowledge of Seller, with respect to any other property or asset (whether real, personal or mixed) in which Seller (or any predecessor) has, or had, an interest or, to the Knowledge of Seller, at any property geographically or physically adjoining any Facility or any such other property or asset.

          (e) There are no Hazardous Materials present on, or in, the Environment at any Facility or, to the Knowledge of Seller, at any geographically or physically adjoining property, including any Hazardous Materials contained in barrels, aboveground or underground storage tanks, landfills, land deposits, dumps, equipment (whether movable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facility or such adjoining property, or incorporated into any structure therein or thereon. Neither Seller nor any Person for whose conduct it is, or may be, held responsible, or to the Knowledge of Seller, any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to any Facility or any other property or assets (whether real, personal or mixed) in which Seller has, or had, an interest except in full compliance with all applicable Environmental Laws.

          (f) There has been no Release or, to the Knowledge of Seller, Threat of Release, of any Hazardous Materials at, or from, any Facility or at any other location where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, processed, treated, stored or disposed from or by, any Facility, or from any other property or asset (whether real, personal or mixed) in which Seller has, or had, an interest, or to the Knowledge of Seller any geographically or physically adjoining property, whether by Seller or any other Person.

          (g) Seller has delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed, or initiated, by Seller pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance, by Seller or any other Person for whose conduct it is or may be held responsible, with Environmental Laws.

          (h) The Facilities do not contain any wetlands, as defined in the Clean Water Act and regulations promulgated thereunder, or similar Legal Requirements, or other especially sensitive or protected areas or species of flora or fauna.

     Section 3.20. Employees

          (a) Seller has complied in all material respects with all Legal Requirements relating to employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining and other similar requirements, the payment of social security and similar Taxes and occupational safety and health. Seller is not liable for the payment of any Taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

          (b) Section 3.20(b) of the Disclosure Schedule is a true, correct and complete list of the current employees of Seller involved in the operation of the Business together with the positions they hold and their current rates of compensation.

          (c) Seller is not a party to a collective bargaining agreement and is not currently, nor during the past six months has been, involved in any discussion with any unit or group seeking to become the bargaining unit for any employees with respect to the Business, and at no time since January 1, 2002, has any labor union been certified to represent any of such employees or has Seller experienced a strike or similar material labor difficulty with respect to such employees.

          (d) Seller has not engaged in any unfair labor practice or discrimination on the basis of race, age, sex or otherwise in its employment conditions or practices with respect to its employees for which Buyer will have any liability from and after the Closing Date.

          (e) Seller has withheld or will withhold, prior to the Closing Date, all amounts required to be withheld from the wages of its Employees (if any), with respect to income tax withholding and taxes due from it's employees under the Federal Insurance Contributions Act or federal, state or local unemployment tax laws, for payroll periods ending on or before the Closing Date, and has timely filed or will timely file all material foreign, federal, state or local returns and reports required by the applicable foreign, federal, state or local law to be filed on or before the day before the Closing Date with respect to such withholding for such periods.

     Section 3.21. Employee Benefits

          (a) Generally. Section 3.21(a) of the Disclosure Schedule contains a true and complete list of each plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, proposed or final, funded or unfunded and whether or not legally binding, including, without limitation, each employee benefit plan within the meaning of Section 3(3) of ERISA (such employee benefit plan, an "Employee Plan"), which is now, or ever has been, maintained, contributed to, or required to be contributed to, for the benefit of any current or former employee, officer, independent contractor, agent or consultant working for Seller ("Employee"), and each management, employment, severance or consulting agreement or contract between Seller and any Employee ("Employee Agreement"). Seller will provide to Buyer not less than five (5) days prior to the Closing Date true and complete copies of all documents, if any, embodying each Employee Plan and Employee Agreement, including all amendments thereto and written interpretations thereof; the three most recent annual reports filed (Form 5500 Series with applicable schedules) with respect to each Employee Plan required under ERISA; the most recent summary plan description, if any, with respect to each Employee Plan required under ERISA; the most recent favorable determination letter from the IRS, if applicable, with respect to each Employee Plan; and all material communications, if any, to any Employee relating to each Employee Plan.

          (b) Qualified Plans. Each Employee Plan that is intended to be qualified under the Code has received a determination letter from the Internal Revenue Service to the effect that such Employee Plan and related trust are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, or is within a "remedial amendment period"; such determination letter includes any requirements under the Tax Reform Act of 1986 and subsequent legislation; and no such determination letter has been revoked, nor to the knowledge of Seller (including employees with responsibility for employee benefit matters), has revocation been threatened. To the knowledge of Seller (including employees with responsibility for employee benefit matters), nothing has occurred or is expected to occur that would adversely affect the qualified status of such Employee Plan or any related trust subsequent to the issuance of such determination letter.

          (c) Compliance. Seller has performed in all material respects all obligations required to be performed under each Employee Plan, and each Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code. No Employee Plan is a defined benefit plan within the meaning of Section 3(35) of ERISA, nor a Multiemployer Plan (as defined in Section 3(37) of ERISA), and Seller does not have any liability with respect to any defined benefit plan or Multiemployer Plan as a result of having been treated as part of a "single employer" within the meaning of Section 414(b), (c), (m), (n) and (o) of the Code, nor is there any basis for such liability being imposed. There are no investigations, claims, suits, or proceedings pending, or, to the best of Seller's Knowledge, threatened or anticipated (other than routine claims for benefits) against any Employee Plan or the assets of any Employee Plan, and to the best of the Seller's Knowledge, there are no facts that could give rise to any material Liability in the event of any such investigation, claim, suit or proceeding. Each Employee Plan can be amended, terminated, or otherwise discontinued after the Closing in accordance with its terms, without liability to Seller, Buyer or any of their respective Affiliates. All premiums required by any Employee Plan have been paid thereunder; all outstanding indebtedness for services performed or accrued vacation, holiday pay, earned commissions, accrued bonuses or other benefits owed to any Employee have been paid when due or accrued in accordance with generally accepted accounting principles and consistent with past practice on the books of Seller; all contributions due to and payments from, the Employee Plans that may have been required to be made have been made. No "prohibited transaction" within the meaning of Section 4975 of the Code or
     Section 406 of ERISA has occurred with respect to any Employee Plan; no action or failure to act with respect to any Employee Plan could subject Seller, Buyer or any of their respective Affiliates or any Employee Plan to any material tax, penalty or other liability, for breach of fiduciary duty or otherwise, under ERISA or any other applicable law, whether by way of indemnity or otherwise.

          (d) No Post-Employment Obligations. Seller does not maintain or contribute to any Employee Plan which provides, or has any liability to provide, life insurance, medical or other employee welfare benefits (other than severance and accrued vacation and holiday pay) to any Employee upon his or her retirement or termination of employment, except as may be required by statute, and Seller has never promised, represented to, or contracted with (orally or in writing) any Employee (individually or as a group) that life insurance, medical or other employee welfare benefits (other than severance and accrued vacation and holiday pay) would be provided upon their retirement or termination of employment, except to the extent required by statute.

          (e) COBRA. Each "group health plan" within the meaning of Section 4980B(g)(2) of the Code maintained by Seller or any entity with which it is considered a "single employer" within the meaning of Section 414(b), (c),
     (m), (n) and (o) of the Code, has been administered in good faith in compliance with the continuation coverage requirements contained in the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), as set forth at Section 4980B of the Code and any regulations promulgated.

          (f) Effect of Transaction. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or when taken together with any additional or subsequent events) constitute an event under any Employee Plan or Employee Agreement that will or may result in any payment, upon a change in control or otherwise, whether of severance, accrued vacation, or otherwise, acceleration, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee. No payment or benefit which will or may be made by Seller, Buyer or any of their respective Affiliates with respect to any Employee as a result of the transactions contemplated hereby will be characterized as an "excess parachute payment" within the meaning of
     Section 280G(b)(1) of the Code.

     Section 3.22. Intellectual Property

          (a) Seller has not used any Intellectual Property material to the conduct of the Business other than that listed on Section 3.22(a) of the Disclosure Schedule. Except for Intellectual Property licensed pursuant to agreements listed on Section 3.22(a) of the Disclosure Schedule, Seller (1) validly owns, beneficially and of record, and holds the entire right, title and interest (in the United States) in and to the Intellectual Property material to the operation of the Business, free and clear of any lien, claim or Encumbrance other than Permitted Encumbrances and all trade marks included therein are valid and enforceable; (2) validly owns, beneficially and of record, the trade secrets and confidential business information included in the Know-how, as set forth on Section 3.22(a) of the Disclosure Schedule, free and clear of any lien, claim or Encumbrance other than Permitted Encumbrances; (3) has the right to use all of the other Know-how material to the operation of the Business; and (4) upon the consummation of the Contemplated Transactions and the assignment and transfer provided for herein, the Seller will have validly assigned and transferred to Buyer all right, title and interest in and to such Intellectual Property and Know-how, whether or not patentable, free and clear of any lien, claim or encumbrance other than Permitted Encumbrances.

          (b) None of the products, services, processes, systems, materials, literature, Know-how or software used, manufactured, provided, offered, distributed or sold by or on behalf of Seller nor any of the Assets infringes, dilutes, violates or misappropriates any Intellectual Property or any other rights of any nature whatsoever of others. Seller has not received any notice of such infringement, dilution, violation or misappropriation. There is no domain name application pending of any other person that would potentially interfere with or infringe any of Seller's rights in internet web sites and internet domain names. No Proceeding or office action is pending in which Seller is named as a party, or, to Seller's Knowledge, threatened, nor has any claim been asserted or threatened (by or against Seller or any third party), that involves any Intellectual Property or Know-how of or used by Seller nor, to Seller's Knowledge, does any state of facts exist under which any such action, suit, arbitration, proceeding or investigation might be based. Seller is not subject to any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, nor has Seller entered into, nor is it a party to, any agreement or other instrument.

          (c) To Seller's Knowledge, the operation of the Business by Buyer after the Closing in the manner in which the Business is currently conducted by the Seller will not infringe, dilute, violate or misappropriate any Intellectual Property or any other rights of any nature whatsoever of others.

     Section 3.23. Relationships with Related Persons. Except as disclosed in
Section 3.23 of the Disclosure Schedule, neither Seller nor any Related Person has, or since October 1, 2002, has had, any interest in any property (whether real, personal or mixed and whether tangible or intangible) used in, or pertaining to, Seller's Business. Neither Seller nor any Related Person owns, or since October 1, 2002, has owned, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that has (a) had business dealings, or a material financial interest in any transaction, with Seller other than business dealings or transactions disclosed in Section 3.23 of the Disclosure Schedule, each of which has been conducted in the Ordinary Course of Business with Seller at substantially prevailing market prices and on substantially prevailing market terms or (b) engaged in competition with Seller with respect to the manufacture, marketing and distribution of over-the-counter or prescription liquid, powder and semi-solid (creams and ointments) products and Paas tablets in any market presently served by Seller (a "Competing Business"), except for ownership of less than one percent (1%) of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Section 3.23 of the Disclosure Schedule, neither Seller nor any Related Person is a party to any Contract with, or has any claim or right against, Seller.

     Section 3.24. FDA Compliance; Regulatory Filings.

          (a) All Assets subject thereto have received the requisite approval under the federal Food, Drug and Cosmetic Act, or, if such approval is not required, they are marketed and labeled in accordance with all applicable FDA rules, including any final or tentative final monographs.

          (b) There are no formal or informal proceedings, including recalls, or to Seller's Knowledge, investigations, or other regulatory matters relating to the formulation, labeling, production, manufacture, distribution, sale, or advertising of any Asset by either the FDA, the Federal Trade Commission, any State Attorney General or State Agency, or any other Governmental Body having jurisdiction relating thereto.

          (c) The Assets and the Business of Seller otherwise comply with all requirements of the federal Food Drug and Cosmetic Act, and all other similar federal and state laws and regulations. (d) Seller has filed all reports, applications, documents, instruments and information required to be filed by it pursuant to applicable rules and regulations or requests of every Governmental Body having jurisdiction over the Assets where the failure to do so would have a Material Adverse Change.

     Section 3.25. Brokers or Finders. Except as set forth in Section 3.25 of the Disclosure Schedule, neither Seller nor any of its Representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with the sale of Seller's business or the Assets or the Contemplated Transactions.

     Section 3.26. Solvency.

     (a) Seller is not now insolvent and will not be rendered insolvent by any of the Contemplated Transactions. As used in this section, "insolvent" means that the sum of the debts and other probable Liabilities of Seller exceeds the present fair saleable value of Seller's assets.

     (b) Immediately after giving effect to the consummation of the Contemplated
Transactions: (i) Seller will be able to pay its Liabilities as they become due in the usual course of its business; (ii) Seller will not have unreasonably small capital with which to conduct its present or proposed business; (iii) Seller will have assets (calculated at fair market value) that exceed its Liabilities; and (iv) taking into account all pending and threatened litigation, final judgments against Seller in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, Seller will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of Seller. The cash available to Seller, after taking into account all other anticipated uses of the cash, will be sufficient to pay all such debts and judgments promptly in accordance with their terms.

     Section 3.27. Indebtedness. Section 3.27 of the Disclosure Schedule lists generally all indentures, mortgages, trust deeds, loan agreements, or other instruments pursuant to which Seller has incurred or secured Indebtedness or has guaranteed the Indebtedness of any Person all of which shall be terminated and released with respect to Seller and the Real Property on or prior to the Closing Date. Other than as set forth in Section 3.27 of the Disclosure Schedule, Seller is not indebted to any Related Person, member, director or officer of Seller or of any Related Person of Seller and no Related Person, member, director or officer of Seller or of any Related Person of Seller is indebted to Seller.

     Section 3.28. Business.

          (a) Seller has not conducted any material business other than the Business.

          (b) Except as set forth in Section 3.28 of the Disclosure Schedule, no Related Person of Seller owns any assets that are needed to operate the Business as presently conducted.

     Section 3.29. Compliance with the Foreign Corrupt Practices Act and Export Control and AntiBoycott Laws.

          (a) Seller and its Representatives have not, to obtain or retain business, directly or indirectly offered, paid or promised to pay, or authorized the payment of, any money or other thing of value (including any fee, gift, sample, travel expense or entertainment with a value in excess of one hundred dollars ($100.00) in the aggregate to any one individual in any year) or any commission payment in excess of five percent (5%) of any amount payable, to:

               (i) any person who is an official, officer, agent, employee or representative of any Governmental Body or of any existing or prospective customer (whether government owned or nongovernment owned);

               (ii) any political party or official thereof;

               (iii) any candidate for political or political party office; or

               (iv) any other individual or entity;

     while knowing, or having reason to believe, that all, or any portion, of such money or thing of value would be offered, given, or promised, directly or indirectly, to any such official, officer, agent, employee, representative, political party, political party official, candidate, individual, or any entity affiliated with such customer, political party or official or political office.

          (b) Seller has made all payments to Third Parties by check mailed to such Third Parties' principal place of business or by wire transfer to a bank located in the same jurisdiction as such party's principal place of business.

          (c) Each transaction is properly and accurately recorded on the books and Records of Seller, and each document upon which entries in Seller's books and Records are based is complete and accurate in all respects. Seller maintains a system of internal accounting controls adequate to insure that Seller maintains no off-the-books accounts and that Seller's assets are used only in accordance with Seller's management directives.

          (d) Seller has at all times been in compliance with all Legal Requirements relating to export control and trade embargoes. No product sold or service provided by Seller during the last five (5) years has been, directly or indirectly, sold to, or performed on behalf of, Cuba, Iraq, Iran, Libya or North Korea.

     Seller has not violated the antiboycott prohibitions contained in 50 U.S.C. sect. 2401 et seq. or taken any action that can be penalized under Section 999 of the Code. Except as set forth in Section 3.30(d), during the last five (5) years, Seller has not been a party to, is not a beneficiary under, and has not performed any service or sold any product under, any Seller Contract under which a product has been sold to customers in Bahrain, Iraq, Jordan, Kuwait, Lebanon, Libya, Oman, Quatar, Saudi Arabia, Sudan, Syria, United Arab Emirates or the Republic of Yemen.

     Section 3.30. Disclosure. No representation or warranty or other statement made by Seller in this Agreement, the Disclosure Schedules, any supplement to the Disclosure Schedules, the certificates delivered pursuant to Section 9.3 or otherwise in connection with the Contemplated Transactions contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

     Section 3.31. Importing and Exporting Activities. Seller has paid all customs duties owing with respect to any and all imported merchandise, and all customs entry information provided by Seller to a Governmental Body in connection with the import thereof has been true and correct in all material respects. No issues have been raised with Seller by any Governmental Body that are currently pending in connection with any customs entry or any export transaction or relating to any audit, examination, or investigation of the import or export activities of Seller. There are no unresolved issues or unpaid deficiencies, fines or penalties relating to any audit, examination, or investigation of the customs entries or export transactions of Seller. All exports of Seller have been made in accordance with export controls laws. Seller is not subject to any governmental action that would bar it from exporting or otherwise limit its exporting activities.

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF ANI

     ANI hereby represents and warrants to Buyer as follows, which representations and warranties are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the Disclosure Schedule. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article IV.

     Section 4.1. Organization and Good Standing. ANI is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full corporate power and authority to conduct its business as it is now conducted.

     Section 4.2. Enforceability, Authority, No Conflict. The execution, delivery and performance by ANI of each Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby:
(a) have been duly authorized by all necessary corporate action; (b) do not contravene the terms of the Governing Documents of ANI, or any amendment thereto; and (c) will not violate, conflict with or result in any breach or contravention of any Contract to which ANI may be bound or any Legal Requirement applicable to ANI.

     Section 4.3. Assets. The Assets constitute all of the assets and rights of Seller used, useful or held for use in connection with the operation of the Business.

     Section 4.4. Financial Statements. The financial statements referred to in clauses (a), (c) and (e) of Section 3.3 fairly present (and the financial statements delivered pursuant to Section 7.9 will fairly present) the financial condition and the results of operations of ANI and Seller, on a consolidated basis, as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP. The financial statements referred to in clauses (a), (c) and (e) of Section 3.3 and delivered pursuant to
Section 7.9 reflect and will reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. The financial statements referred to in clauses (a), (c) and (e) of Section 3.3 have been and will be, prepared from, and are in accordance with, the accounting Records of ANI.

     Section 4.5. Solvency.

          (a) ANI is not now insolvent and will not be rendered insolvent by any of the Contemplated Transactions. As used in this section, "insolvent" means that the sum of the debts and other probable Liabilities of ANI exceeds the present fair saleable value of its assets.

          (b) Immediately after giving effect to the consummation of the Contemplated Transactions: (i) ANI will be able to pay its Liabilities as they become due in the usual course of its business; (ii) ANI will not have unreasonably small capital with which to conduct its present or proposed business; (iii) ANI will have assets (calculated at fair market value) that exceed its Liabilities; and (iv) taking into account all pending and threatened litigation, final judgments against ANI in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, ANI will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of ANI. The cash available to ANI, after taking into account all other anticipated uses of the cash, will be sufficient to pay all such debts and judgments promptly in accordance with their terms.

          (c) The Contemplated Transactions do not constitute a sale of all or substantially all of the assets of ANI and the consent or approval of ANI shareholders is not required to consummate the Contemplated Transactions pursuant to its Governing Documents or otherwise pursuant to Law.

     Section 4.6. Certain Proceedings. There is no pending Proceeding that has been commenced against ANI and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To ANI's Knowledge, no such Proceeding has been threatened.

     Section 4.7. Brokers and Finders. Except as set forth in Section 4.7 of the Disclosure Schedule, neither ANI nor any of its Representatives has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Contemplated Transactions.

     Section 4.8. Disclosure. No representation or warranty or other statement made by ANI in this Agreement, the Disclosure Schedules, any supplement to the Disclosure Schedules, the certificates delivered pursuant to Section 9.3 or otherwise in connection with the Contemplated Transactions contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.


                                   ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF BACTOLAC

     Bactolac hereby represents and warrants to Buyer as follows, which representations and warranties are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V), except as set forth in the Disclosure Schedule. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article V.

     Section 5.1. Organization and Good Standing. Bactolac: (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be; (b) has all requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged; (c) is duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to do so would not have a Material Adverse Change; and (d) has the corporate power and authority to execute, deliver and perform its obligations under each Transaction Document to which it is or will be a party.

     Section 5.2. Enforceability, Authority, No Conflict. The execution, delivery and performance by Bactolac of each Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby: (a) have been duly authorized by all necessary corporate action; (b) do not contravene the terms of the Governing Documents of Bactolac, or any amendment thereto; and (c) upon receipt of the Consents, will not violate, conflict with or result in any breach or contravention of, or the creation of any Encumbrance under any Contract to which Bactolac may be bound or any Legal Requirement applicable to Bactolac.

     Section 5.3. Use of Assets. Section 5.3 of the Disclosure Schedule lists all items of Tangible Personal Property included in the Bactolac Assets. The material items of machinery, equipment and other tangible assets included in the Bactolac Assets are in operating condition, reasonable wear and tear excepted, and conform in all material respects to all applicable ordinances, rules, regulations and technical standards, and all applicable building, zoning and other laws.

     Section 5.4. Description of Owned Real Property. Section 5.4 of the Disclosure Schedule contains a correct legal description, street address and tax parcel identification number of all tracts, parcels and subdivided lots included in the Bactolac Assets.

     Section 5.5. Title to Assets; Encumbrances.

          (a) Except as set forth on Section 5.5 of the Disclosure Schedule, Bactolac has good record and marketable title in fee simple to all Real Property, and has good and transferable title to or holds interests as lessee or licensee under leases or licenses in full force and effect in, all personal property included in the Bactolac Assets and Seller enjoys peaceful and undisturbed possession thereunder, free and clear of all Encumbrances other than Permitted Encumbrances. There is no condemnation proceeding pending (or, as to leased Real Property, to which Bactolac is a party) or, to the Knowledge of the Bactolac, threatened, against any material property or asset of Bactolac included in the Bactolac Assets.

          (b) Bactolac does not own or hold, and is not obligated under or a party to, any option, right of first refusal or other contractual right to purchase or acquire any real property or to sell, assign or dispose any Real Property included in the Bactolac Assets.

     Section 5.6. Condition of Facilities.

          (a) Use of the Real Property for the various purposes for which it is presently being used are permitted as of right under all applicable zoning and land use legal requirements and is not subject to "permitted nonconforming" use or structure classifications. No part of any Improvement encroaches on any real property not included in the Real Property, and there are no buildings, structures, fixtures or other Improvements situated on adjoining property that encroach on any part of the Real Property. The land for each Facility abuts on and has direct vehicular access to a public road or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting such land and comprising a part of the Real Property, is supplied with public or quasi-public utilities and other services appropriate for the operation of the Facilities located thereon and is not located within any flood plain or area subject to wetlands regulation or any similar restriction. There is no existing, or to Bactolac's Knowledge, proposed plan to modify or realign any street or highway or any existing or proposed eminent domain proceeding that would result in the taking of all or any part of any Facility or that would prevent or hinder the continued use of any Facility as heretofore used in the conduct of the Business.

          (b) The Facilities included in the Bactolac Assets are duly registered with the FDA and all other appropriate federal and state governmental authorities, and comply in substantial part with Good Manufacturing Practices requirements set forth in 21 C.F.R. Part 211.

          (c) Each item of Tangible Personal Property included in the Bactolac Assets is in operating condition, ordinary wear and tear excepted, is suitable for immediate use in the Ordinary Course of Business and is free from material latent and patent defects. Except as disclosed in Section 5.6(c) of the Disclosure Schedule, all Tangible Personal Property included in the Bactolac Assets is in the possession of Seller.

          (d) To the Knowledge of Bactolac, except as set forth on Schedule 5.6(d) of the Disclosure Schedule, all material components of all the Bactolac Assets, including the structural elements thereof, the roof and the heating, ventilation, air conditioning, plumbing, electrical, elevator, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, are in good working order and are adequate to conduct the Business as currently conducted.

          (e) Except as set forth on Schedule 5.6(e) of the Disclosure Schedule to the Knowledge of Bactolac:

               (i) none of the Bactolac Assets nor the current use thereof contravenes, violates or fails to conform in any material respect with applicable ordinances, regulations, zoning or land use laws or other Legal Requirements or restrictive covenants; and

               (ii) no charges or violations have been received by Bactolac against or relating to any Improvement or any of the operations conducted thereat at any of the Bactolac Assets, as a result of any violation or alleged violation of any applicable ordinances, requirements, regulations, zoning or land use laws or other Legal Requirements or restrictive covenants.

     Section 5.7. Taxes. Bactolac has paid or caused to be paid all Taxes with respect to the Real Property, except for those not yet due and payable.

     Section 5.8. Compliance with Legal Requirements; Governmental
Authorizations.

          (a) Except as set forth in Section 5.8(a) of the Disclosure Schedule, Bactolac and the Bactolac Assets are in compliance with all Legal Requirements applicable to it and no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute, or result in, a violation by Bactolac or the Bactolac Assets of, or a failure on the part of Bactolac or the Bactolac Assets to comply with, any Legal Requirement or (B) may give rise to any obligation on the part of Bactolac or the Bactolac Assets to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, except in each case as would not result in a Material Adverse Change; and

          (b) Section 5.8(b) of the Disclosure Schedule contains a complete and accurate list of each Governmental Authorization that is held by Seller that relates to the Bactolac Assets. Each Governmental Authorization listed or required to be listed in Section 5.8(b) of the Disclosure Schedule is valid and in full force and effect. Except as set forth in Section 5.8(b) of the Disclosure Schedule:

               (i) Bactolac is, and at all times since January 1, 2000, has been, in full compliance with all of the material terms and requirements of each Governmental Authorization identified or required to be identified in Section 5.8(b) of the Disclosure Schedule;

               (ii) To Seller's Knowledge, no event has occurred, or circumstance exists, that may (with or without notice or lapse of time) (A) constitute, or result, directly or indirectly, in, a violation of, or a failure to comply with, any term or requirement of any Governmental Authorization listed or required to be listed in
          Section 5.8(b) of the Disclosure Schedule or (B) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Section 5.8(b) of the Disclosure Schedule; and

               (iii) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Section 5.8(b) of the Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

The Governmental Authorizations listed in Section 5.8(b) of the Disclosure Schedule collectively constitute all of the Governmental Authorizations necessary to permit Bactolac to lawfully own and Seller to use and occupy the Bactolac Assets in the manner in which the are currently owned, used and occupied.

     Section 5.9. Legal Proceedings; Orders. There are no pending Proceedings or threatened Proceedings against or affecting the Bactolac Assets or Bactolac's ownership or Seller's operation thereof. No injunction, writ, temporary restraining order, decree or any order of any nature has been issued by any Governmental Body purporting to enjoin or restrain the execution, delivery or performance of the Transaction Documents.

     Section 5.10. Contracts; No Defaults.

          (a) Section 5.10(a) of the Disclosure Schedule contains an accurate and complete list, and Bactolac has delivered to Buyer accurate and complete copies, of:

               (i) each Bactolac Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any of the Bactolac Assets (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than twenty-five thousand dollars ($25,000) and with a term of less than one (1) year);

               (ii) any amendment, supplement and modification (whether oral or written) in respect of the foregoing.

          Section 5.10(a) of the Disclosure Schedule sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts and the amount of the remaining commitment of Bactolac under the Contracts.

          (b) Each Contract identified, or required to be identified, in Section 5.10(a) of the Disclosure Schedule and that is to be assigned to, or assumed by, Buyer under this Agreement:

               (i) is in full force and effect and is legal, valid and enforceable in accordance with its terms;

               (ii) is assignable by Bactolac to Buyer without the consent of any other Person; and

               (iii) to the Knowledge of Bactolac, will not, upon completion or performance thereof, have a Material Adverse Change.

          (c) With respect the each Contract identified, or required to be identified, in Section 5.10(a) of the Disclosure Schedule :

               (i) Bactolac is, and at all times since January 1, 2002, has been, in compliance with all applicable material terms and requirements of each Bactolac Contract that is being assumed by Buyer;

               (ii) each other Person that has, or had, any obligation or liability under any Bactolac Contract that is being assigned to Buyer is, and at all times since January 1, 2002, has been, in full compliance with all applicable terms and requirements of such Contract;

               (iii) no event has occurred, or circumstance exists, that (with or without notice or lapse of time) may contravene, conflict with, or result in a Breach of, or give Bactolac or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Bactolac Contract that is being assigned to, or assumed by, Buyer;

               (iv) no event has occurred, or circumstance exists, under, or by virtue of, any Contract that (with or without notice or lapse of time) would cause the creation of any Encumbrance affecting any of the Bactolac Assets; and

               (v) Bactolac has not given to, or received from, any other Person, at any time since January 1, 2002, any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or Breach of, or default or intent to exercise a remedy under, any Contract that is being assigned to, or assumed by, Buyer.

          (d) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate, any material amounts paid or payable to (or other material rights or obligations of) Bactolac under current or completed Contracts, and no Persons have made written demand for renegotiation.

     Section 5.11. Insurance. Section 5.11 of the Disclosure Schedule contains a true and complete list of all policies of insurance and fidelity or surety bonds currently in force covering the Bactolac Assets. The Bactolac Assets are insured by reputable insurance companies against loss or damage by fire and other risks to the extent and in the manner customary for companies engaged in similar businesses. Bactolac is in compliance in all material respects with the terms of all policies and instruments so listed in Section 5.11 of the Disclosure Schedule and, except with respect to termination by Bactolac post-Closing of such policies post-Closing (which termination shall not affect coverage in place prior to Closing), to Bactolac's Knowledge, coverage thereunder will not be affected by the transactions contemplated hereby. Also included on Section 5.11 of the Disclosure Schedule is a list of all claims, if any, currently pending or that have been settled during the last twenty four (24) months under any of the policies set forth on Section 5.11 of the Disclosure Schedule.

     Section 5.12. Environmental Matters. Except as disclosed in Section 5.12 of the Disclosure Schedule:

          (a) Bactolac is, and at all times has been, in full compliance with, and has not been and is not in violation of, or liable under, any Environmental Law with respect to a Facility or other property or asset (whether real, personal or mixed) included in the Bactolac Assets. Bactolac has no basis to expect, nor has it, or any other Person for whose conduct it is, or may be, held to be responsible, received, any actual or threatened order, notice or other communication from (i) any Governmental Body or private citizen acting in the public interest or (ii) the current or prior owner or operator of the Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual, or threatened, obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to a Facility or other property or asset (whether real, personal or mixed) included in the Bactolac Assets, or with respect to any property or Facility at, or to, which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, treated, stored or disposed of or processed by Bactolac or any other Person for whose conduct it is, or may be, held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received.

          (b) There are no pending or, to the Knowledge of Bactolac, threatened claims, Encumbrances, or other restrictions of any nature resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law with respect to, or affecting, any Facility or any other property or asset (whether real, personal or mixed) included in the Bactolac Assets.

          (c) Bactolac has no Knowledge of, nor any basis to expect, nor has it or any other Person for whose conduct it is, or may be, held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Facility or property or asset (whether real, personal or mixed) included in the Bactolac Assets, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used or processed by Seller or any other Person for whose conduct it is, or may be, held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled or received.

          (d) Neither Bactolac nor any other Person for whose conduct it is, or may be, held responsible has any Environmental, Health and Safety Liabilities with respect to any Facility or, to the Knowledge of Bactolac, with respect to any other property or asset (whether real, personal or mixed) included in the Bactolac Assets or, to the Knowledge of Bactolac, at any property geologically or hydrologically adjoining any Facility or any such other property or asset.

          (e) There are no Hazardous Materials present on, or in, the Environment at any Facility or, to the Knowledge of Bactolac, at any geographically or physically adjoining property, including any Hazardous Materials contained in barrels, aboveground or underground storage tanks, landfills, land deposits, dumps, equipment (whether movable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facility or such adjoining property, or incorporated into any structure therein or thereon. Neither Seller nor any Person for whose conduct it is, or may be, held responsible, or to the Knowledge of Bactolac, any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to any Facility or any other property or assets (whether real, personal or mixed) included in the Bactolac Assets except in full compliance with all applicable Environmental Laws.

          (f) There has been no Release or, to the Knowledge of Bactolac, Threat of Release, of any Hazardous Materials at, or from, any Facility or at any other location where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed, treated, stored or disposed from, or by, any Facility, or from any other property or asset (whether real, personal or mixed) included in the Bactolac Assets, or to the Knowledge of Bactolac any geographically or physically adjoining property, whether by Bactolac or any other Person.

          (g) Bactolac has delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed, or initiated, by Bactolac pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance, by Bactolac or any other Person for whose conduct it is or may be held responsible, with Environmental Laws.

          (h) The Facilities do not contain any wetlands, as defined in the Clean Water Act and regulations promulgated thereunder, or similar Legal Requirements, or other especially sensitive or protected areas or species of flora or fauna.

     Section 5.13. Certain Proceedings. There is no pending Proceeding that has been commenced against Bactolac and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To Bactolac's Knowledge, no such Proceeding has been threatened.

     Section 5.14. Brokers and Finders. Except as set forth in Section 5.14 of the Disclosure Schedule, neither Bactolac nor any of its Representatives has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Contemplated Transactions.

     Section 5.15. Disclosure. No representation or warranty or other statement made by Bactolac in this Agreement, the Disclosure Schedules, any supplement to the Disclosure Schedules, the certificates delivered pursuant to Section 9.3 or otherwise in connection with the Contemplated Transactions contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

     Section 5.16. Indebtedness. Section 5.16 of the Disclosure Schedule lists generally all indentures, mortgages, trusts deeds, loan agreements, or other instruments pursuant to which Bactolac has incurred or secured Indebtedness or has guaranteed the Indebtedness of any Person pursuant to which there is an Encumbrance on any of the Bactolac Assets. All such Encumbrances shall be terminated and released with respect to Bactolac and the Bactolac Assets on or prior to the Closing Date.

     Section 5.17. Solvency.

          (a) Bactolac is not now insolvent and will not be rendered insolvent by any of the Contemplated Transactions. As used in this section, "insolvent" means that the sum of the debts and other probable Liabilities of Bactolac exceeds the present fair saleable value of its assets.

          (b) Immediately after giving effect to the consummation of the Contemplated Transactions: (i) Bactolac will be able to pay its Liabilities as they become due in the usual course of its business; (ii) Bactolac will not have unreasonably small capital with which to conduct its present or proposed business; (iii) Bactolac will have assets (calculated at fair market value) that exceed its Liabilities; and (iv) taking into account all pending and threatened litigation, final judgments against Bactolac in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, Bactolac will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of Bactolac. The cash available to Bactolac, after taking into account all other anticipated uses of the cash, will be sufficient to pay all such debts and judgments promptly in accordance with their terms.

     Section 5.18. Bactolac Assets. The Bactolac Assets constitute all assets used or held for use in the Business that are owned by Bactolac.


                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Seller and Affiliates as follows, which representations and warranties are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article VI):

     Section 6.1. Organization and Good Standing.

     Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation with full corporate power and authority to conduct its business as it is now conducted. Buyer is duly qualified to do business and is in good standing under the laws of the State of Mississippi.

     Section 6.2. Authority; No Conflict.

          (a) This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms. Upon the execution and delivery by Buyer of the Assignment and Assumption Agreement, the Escrow Agreement and each other agreement to be executed or delivered by Buyer at Closing (collectively, the "Buyer's Closing Documents"), each of the Buyer's Closing Documents will constitute the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its respective terms. Buyer has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents, and such action has been duly authorized by all necessary corporate action.

          (b) The execution, delivery and performance by Buyer of each Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby: (a) have been duly authorized by all necessary corporate action; (b) do not contravene the terms of Buyer's Governing Documents, or any amendment thereto; and (c) will not violate, conflict with or result in any breach or contravention of any Contract to which Buyer may be bound or any Legal Requirement applicable to Buyer.

     Section 6.3. Consents. Buyer is not, and will not be, required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     Section 6.4. Certain Proceedings. There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been threatened.

     Section 6.5. Brokers and Finders. Neither of Buyer nor any of its Representatives has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Contemplated Transactions.


                                  ARTICLE VII
                 PRE-CLOSING COVENANTS OF SELLER AND AFFILIATES

     Section 7.1. Access and Investigation. Between the date of this Agreement and the Closing Date, and upon reasonable advance notice received from Buyer, Seller and Bactolac (solely with respect to the Bactolac Assets) shall (and ANI shall cause Seller and Bactolac to) (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "Buyer Group") full and free access, during regular business hours, to Seller's and Bactolac's personnel, properties (including subsurface testing), Contracts, Governmental Authorizations, books and Records and other documents and data, such rights of access to be exercised in a manner that does not unreasonably interfere with the operations of Seller or Bactolac; (b) furnish Buyer Group with copies of all such Contracts, Governmental Authorizations, books and Records and other existing documents and data as Buyer may reasonably request; (c) furnish Buyer Group with such additional financial, operating and other relevant data and information as Buyer may reasonably request; and (d) otherwise cooperate and assist, to the extent reasonably requested by Buyer, with Buyer's investigation of the properties, assets and financial condition related to Seller or the Bactolac Assets. In addition, Buyer shall have the right to have the Real Property and Tangible Personal Property included in the Assets inspected by Buyer Group, at Buyer's sole cost and expense, for purposes of determining the physical condition and legal characteristics of such Real Property and Tangible Personal Property. In the event subsurface or other destructive testing is recommended by any of Buyer Group, Buyer shall be permitted to have the same performed.

     Section 7.2. Operation of the Business of Seller and Bactolac. Between the date of this Agreement and the Closing, Seller and Bactolac (solely with respect to the Bactolac Assets) shall (and ANI shall cause Seller and Bactolac to):

          (a) conduct its business only in the Ordinary Course of Business;

          (b) except as otherwise directed by Buyer in writing, and without making any commitment on Buyer's behalf, use its best efforts to preserve intact its current business organization, keep available the services of its officers, employees and agents and maintain its relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with it;

          (c) confer with Buyer prior to implementing operational decisions of a material nature, including capital expenditures;

          (d) otherwise report periodically to Buyer concerning the status of its business, operations and finances;

          (e) make no material changes in management personnel without prior consultation with Buyer;

          (f) maintain the Assets in a state of repair and condition that complies with Legal Requirements and is consistent with the normal conduct of Seller's business;

          (g) keep in full force and effect, without amendment, all material rights relating to the Business and the Assets;

          (h) comply with all Legal Requirements and contractual obligations applicable to the operations of the Business and the ownership, use and operation of the Assets;

          (i) continue in full force and effect the insurance coverage under the policies set forth in Section 3.18 and 5.11 of the Disclosure Schedule or substantially equivalent policies;

          (j) except as required to comply with ERISA or to maintain qualification under Section 401(a) of the Code, not amend, modify or terminate any Employee Plan without the express written consent of Buyer, and except as required under the provisions of any Employee Plan, not make any contributions to, or with respect to, any Employee Plan without the express written consent of Buyer, provided that Seller shall contribute that amount of cash to each Employee Plan necessary to fully fund all of the benefit liabilities of such Employee Plan on a plan-termination basis as of the Closing Date; and provided further, however, that Seller may terminate its 401(k) Plan as of the Effective Time;

          (k) cooperate with Buyer and assist Buyer in identifying the Governmental Authorizations required by Buyer to operate the business from and after the Closing Date, and either transferring existing Governmental Authorizations of Seller or Bactolac to Buyer, where permissible, or obtaining new Governmental Authorizations for Buyer;

          (l) upon request from time to time, execute and deliver all documents, make all truthful oaths, testify in any Proceedings and do all other acts that may be reasonably necessary or desirable in the opinion of Buyer to consummate the Contemplated Transactions, all without further consideration; and

          (m) maintain all books and Records of Seller relating to the Business and the Assets in the Ordinary Course of Business.

     Section 7.3. Physical Inventory. Prior to the Closing, Seller will cause to be conducted a physical inventory as of a date at, or as near as practicable, to the Closing Date. Such inventory shall be conducted in accordance with GAAP and prudent business procedures. Buyer and its Representatives have the right to observe such inventory.

     Section 7.4. Negative Covenant. Except as otherwise expressly permitted herein, between the date of this Agreement and the Closing Date, Seller and Bactolac (solely with respect to the Bactolac Assets) shall not, and ANI shall not permit Seller or Bactolac to, without the prior written consent of Buyer,
(a) take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Sections 3.15 and 3.18 would be likely to occur; (b) make any modification to any material Contract or Governmental Authorization; (c) allow the levels of raw materials, supplies or other materials included in the Inventories to vary materially from the levels customarily maintained; (d) enter into any compromise or settlement of any litigation, proceeding or governmental investigation relating to the Assets, the Business or the Assumed Liabilities; or (e) enter into any material Contract the that shall be listed on Section 3.17(a) or 5.10(a) of the Disclosure Schedule without Buyer's consent.

     Section 7.5. Required Approvals. As promptly as practicable after the date of this Agreement, Seller and Bactolac shall make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Seller and Affiliates also shall cooperate with Buyer and its Representatives with respect to all filings that Buyer elects to make or, pursuant to Legal Requirements, shall be required to make in connection with the Contemplated Transactions. Seller and Affiliates also shall cooperate with Buyer and its Representatives in obtaining all Consents.

     Section 7.6. Notification.

          (a) Between the date of this Agreement and the Closing, Seller and Affiliates shall promptly notify Buyer in writing if any of them becomes aware of (a) any fact or condition that causes or constitutes a Breach of any of Seller's or either Affiliate's representations and warranties made as of the date of this Agreement or (b) the occurrence after the date of this Agreement of any fact or condition that would or be reasonably likely to (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of, or Seller's or either Affiliate's discovery of, such fact or condition. Should any such fact or condition require any change to the Disclosure Schedule, Seller or the appropriate Affiliate shall promptly deliver to Buyer a supplement to the Disclosure Schedule specifying such change. Such delivery shall not affect any rights of Buyer under Section 11.2 and Article XIII. During the same period, Seller and Affiliates also shall promptly notify Buyer of the occurrence of any event that may make the satisfaction of the conditions in
     Article IX impossible or unlikely.

          (b) Seller and Affiliates shall provide to Buyer, promptly upon receipt thereof, a copy of any notice from any Governmental Body of the revocation, suspension, violation, or limitation of the rights of Seller or Bactolac under any license or permit held by Seller or Bactolac relating to the Business, or any notice of violation relating to any Real Property, as well as give written notice to Buyer promptly upon the commencement of any action, investigation, arbitration or proceeding (including any proceeding before any Governmental Body), or promptly upon obtaining Knowledge of any facts giving rise to a threat of any such action, investigation, arbitration or proceeding that would, if adversely determined, have a Material Adverse Change.

          (c) Seller and Affiliates shall promptly notify Buyer upon (i) becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the Contemplated Transactions, or (ii) receiving any notice from any Governmental Body of its intention (A) to institute an investigation into, or institute a suit or proceeding to restrain or enjoin consummation of this Agreement or such transactions, or (B) to nullify or render ineffective this Agreement or such transactions if consummated.

          (d) Seller and Affiliates shall promptly notify Buyer in writing of, and furnish any information that Buyer may reasonably request with respect to, any material claim, litigation, proceeding or governmental investigation threatened or asserted by or against Seller or Bactolac or otherwise relating to the Business or Assets, or any notice of default or potential default received by Seller or Bactolac under any Lease, or any material adverse development with respect to any such claim, litigation, proceeding, investigation or default or potential default; any event or condition that would cause any of the conditions to Buyer's obligation to consummate the Contemplated Transactions not to be fulfilled; and any other occurrence of any kind that has had or may have a Material Adverse Change.

          (e) No more than fifteen (15) days and no less than three (3) days prior to the Closing Date, Seller and Affiliates shall provide to Buyer a list identifying all material Contracts entered into by Seller or Bactolac (with respect to the Bactolac Assets) subsequent to the date hereof and prior to the date of such list, together with correct and complete copies of such agreements.

     Section 7.7. No Negotiation. Until such time as this Agreement shall be terminated pursuant to Section 11.1, neither Seller nor either Affiliate shall directly or indirectly solicit, initiate, encourage or entertain any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to, or consider the merits of any inquiries or proposals from, any Person (other than Buyer) relating to any business combination transaction involving Seller, including the sale by ANI of Seller's stock, the merger or consolidation of Seller or the sale of Seller's business or any of the Assets (other than in the Ordinary Course of Business) (an "Acquisition Transaction"); provided, however, that Seller and the Affiliates may furnish information concerning Seller's business, properties, or assets to any person (a "Potential Acquiror") if (A) ANI's Board of Directors determines that such Potential Acquiror has the financial wherewithal to consummate an Acquisition Transaction with ANI or Seller on terms that would yield a higher value to ANI's shareholders than will the Contemplated Transactions, and (B) after consultation with counsel, ANI's Board determines that the failure to provide such information would constitute a breach of its fiduciary duty to ANI's shareholders. Upon receipt of a bona fide offer from a Potential Acquiror proposing an Acquisition Transaction with ANI or Seller and determination of the ANI Board of Directors that such offer will likely yield a higher value to ANI shareholders than would consummation of the Contemplated Transactions, ANI or Seller may, with respect to such Potential Acquiror, negotiate and enter into a definitive agreement for an Acquisition Transaction with the Potential Acquiror and take any of the other actions otherwise prohibited by this Section 7.7. Seller and Affiliates shall notify Buyer of any such inquiry or proposal as promptly as practicable after of receipt or awareness of the same by Seller or either Affiliate.

     Section 7.8. Best Efforts. Seller and Affiliates shall use their best efforts to cause the conditions in Article IX and Section 10.3 to be satisfied.

     Section 7.9. Interim Financial Statements. Until the Closing Date, Seller shall deliver to Buyer within fifteen (15) days after the end of each month a copy of the financial statements prepared by or for Seller for such month prepared in a manner and containing information consistent with Seller's current practices and, in the case of the February 2004 financial statements, certified by Jeffrey McGonegal and David Boney, as to compliance with Section 3.3.

     Section 7.10. Change of Name. On or before the Closing Date, Seller shall
(a) amend its Governing Documents and take all other actions necessary to change its name to one sufficiently dissimilar to its present name, in Buyer's judgment, to avoid confusion with the name "ANI Pharmaceuticals" or marks "ANI" and "ANIP", and (b) take all actions requested by Buyer to enable Buyer to change its name to Seller's present name or any similar name. Subsequent to the Closing neither Seller nor either of the Affiliates nor any of their respective Related Persons may use "ANI Pharmaceuticals", "ANI" (except as provided in
Section 12.8 hereof), "ANIP" or any similar name or mark.

     Section 7.11. Payment of Liabilities. Seller shall pay or otherwise satisfy in the Ordinary Course of Business all of its Liabilities and obligations. Buyer and Seller hereby waive compliance with the bulk-transfer provisions of the Uniform Commercial Code (or any similar law) ("Bulk Sales Laws") in connection with the Contemplated Transactions.

     Section 7.12. Lease. Bactolac shall terminate that certain lease agreement between Bactolac and Seller, dated December 12, 2001, for the Real Property and the items of Tangible Personal Property included in the Bactolac Assets ("Bactolac Lease").


                                  ARTICLE VIII
                         PRE-CLOSING COVENANTS OF BUYER

     Section 8.1. Required Approvals. As promptly as practicable after the date of this Agreement, Buyer shall make, or cause to be made, all filings required by Legal Requirements to be made by it to consummate the Contemplated Transactions. Buyer also shall cooperate, and cause its Related Persons to cooperate, with Seller (a) with respect to all filings Seller shall be required by Legal Requirements to make and (b) in obtaining all Consents, provided, however, that Buyer shall not be required to dispose of, or make any change to, its business, expend any material funds or incur any other burden in order to comply with this Section 8.1.

     Section 8.2. Best Efforts. Buyer shall use its best efforts to cause the conditions in Article X and Section 9.3 to be satisfied.


                                   ARTICLE IX
               Conditions Precedent to Buyer's Obligation to Close

     Buyer's obligation to purchase the Assets and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

     Section 9.1. Accuracy of Representations. All of Seller's and Affiliates' representations and warranties in this Agreement (considered collectively), and each of those representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the time of the Closing as if then made, without giving effect to any materiality qualifications contained therein or to any supplement to the Disclosure Schedule.

     Section 9.2. Seller's and Affiliates' Performance. All of the covenants and obligations that Seller and Affiliates are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been duly performed and complied with in all material respects without giving effect to any materiality qualifications contained therein.

     Section 9.3. Documents. Seller and the Affiliates, as the case may be, shall have delivered to Buyer, together with funds sufficient to pay all Taxes necessary for the transfer, filing or recording thereof, the following documents and instruments to be delivered (or tendered subject only to Closing) to Buyer:

          (a) an opinion of Patton Boggs LLP, dated the Closing Date, in the form of Exhibit A;

          (b) The certificate of incorporation and all amendments thereto of Seller and Bactolac, duly certified as of a recent date by the Secretary of State of the jurisdictions of Seller's and Bactolac's incorporation;

          (c) a bill of sale for all of the Assets that are Tangible Personal Property in the form of Exhibit B (the "Bill of Sale") executed by Seller and Bactolac;

          (d) an assignment of all of the Assets that are intangible personal property in the form of Exhibit C, which assignment shall also contain Buyer's undertaking and assumption of the Assumed Liabilities (the "Assignment and Assumption Agreement") executed by Seller;

          (e) a recordable warranty deed relating to the owned Real Property identified in Sections 3.6 and 5.4 of the Disclosure Schedule in form and substance reasonably satisfactory to Buyer and its counsel and executed by Bactolac;

          (f) assignments of all Intellectual Property and separate assignments of all registered Marks, patents and copyrights in the form of Exhibit D (the "Assignment of Intellectual Property") executed by Seller;

          (g) title commitments (with legible copies of all underlying title documents) issued by the Title Insurer to insure title to all Real Property (except the Wetland Parcel), in the amount of that portion of the Purchase Price allocated to the Real Property, as specified in Section 3.6 of the Disclosure Schedule, covering such Real Property, naming Buyer as the proposed insured and having an effective date after the date of this Agreement, wherein the Title Insurer shall agree to issue an ALTA 1992 form owner's policy (the "Title Policy") of title insurance, with extended coverage (and with the creditors rights and arbitration provisions deleted) (each a "Title Commitment") subject only to Permitted Encumbrances and otherwise free and clear of all Title Objections,

          (h) an ALTA survey of the Real Property that is satisfactory in form and substance to Buyer made after the date of this Agreement by a land surveyor licensed by the state in which such property is located and bearing a certificate, signed and sealed by the surveyor, with a certification to Buyer and the Title Insurer that is acceptable to Buyer (a "Survey");

          (i) results of a recent Uniform Commercial Code, tax and judgment lien search against Seller in Mississippi, Bactolac in Delaware and Mississippi and each other jurisdiction in which Seller and Bactolac are licensed or qualified to do business as a foreign corporation;

          (j) evidence reasonably satisfactory to Buyer that all liens, claims and encumbrances on the Assets (other than Permitted Encumbrances) have been or, at the Closing, will be satisfied, terminated, released or waived, as appropriate;

          (k) noncompetition and nonsolicitation agreements in the form of Exhibit E, executed by each of Jeff McGonegal, Gregory Pusey and Pailla Reddy (the "Noncompetition Agreements");

          (l) an escrow agreement in the form of Exhibit F, executed by Seller, each Affiliate and the escrow agent (the "Escrow Agreement");

          (m) certificates executed by each of Seller and the Affiliates as to the accuracy of their representations and warranties as of the date of this Agreement and as of the Closing in accordance with Section 9.1 and as to their compliance with, and performance of, their covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 9.2; and

          (n) all documentation necessary to transfer Seller's domain names and website addresses http://www.anipharmaceuticals.com/ and http://anipharmaceuticals.net/ ("ANIP Websites").

          (o) a certificate of the Secretary of each of Seller and Bactolac certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of Seller, certifying and attaching all requisite resolutions or actions of Seller's and Bactolac's board of directors and shareholders approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and the change of name contemplated by Section 7.10 and certifying to the incumbency and signatures of the officers of Seller and Bactolac executing this Agreement and any other document relating to the Contemplated Transactions and accompanied by the requisite documents for amending the relevant Governing Documents of Seller required to effect such change of name in form sufficient for filing with the appropriate Governmental Body.

          (p) If requested by Buyer, any Consents or other instruments that may be required to permit Buyer's qualification in each jurisdiction in which Seller is licensed or qualified to do business as a foreign corporation under the name of Seller or any derivative thereof;

          (q) Certificates dated as of a date not earlier than the third (3rd) Business Day prior to the Closing as to the good standing of Seller and Bactolac and payment of all applicable state Taxes by Seller and Bactolac, executed by the appropriate officials of the State of Mississippi and the State of Delaware, respectively, and each jurisdiction in which Seller and Bactolac are licensed or qualified to do business as a foreign corporation;

          (r) Such other documents as Buyer may reasonably request for the purpose of:

               (i) evidencing the accuracy of any of Seller's and each Affiliate's representations and warranties;

               (ii) evidencing the performance by Seller or either Affiliate of, or the compliance by Seller or either Affiliate with, any covenant or obligation required to be performed or complied with by Seller or such Affiliate;

               (iii) evidencing the satisfaction of any condition referred to in this Article IX; or

               (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions;

          (s) valid signature cards for the Lockboxes used by Seller and such other documents reasonably requested by Buyer in order to transfer ownership and control of the Lockboxes to Buyer, including evidence of termination or amendment of that certain Lock Box and Blocked Account Agreement among Seller, Bactolac, AmSouth Bank, and CapitalSource Finance, LLC relating to the Lockboxes;

          (t) a FIRPTA Non-Foreign Seller Certificate from Bactolac certifying that it is not a foreign person within the meaning of Section 1445 of the Code reasonably satisfactory in form and substance to Buyer;

          (u) evidence of termination of the Bactolac Lease;

          (v) stock certificates representing the K-Mart Stock duly endorsed in blank or accompanied by duly executed assignment documents or other evidence reasonably satisfactory to Buyer of the transfer of ownership to Buyer.

     Section 9.4. No Proceedings. Since the date of this Agreement, there shall not have been commenced or threatened against Buyer, or against any Related Person of Buyer, any Proceeding (a) involving any challenge to, or seeking Damages or other relief in connection with, any of the Contemplated Transactions or (b) that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on, or otherwise interfering with, any of the Contemplated Transactions.

     Section 9.5. No Conflict. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), contravene, conflict with, result in a violation of, or cause Buyer or any Related Person of Buyer to suffer any adverse consequence under, (a) any applicable Legal Requirement or Order or (b) any Legal Requirement or Order that has been published, introduced or otherwise proposed by or before any Governmental Body, excluding Bulk Sales Laws.

     Section 9.6. Title Insurance. Buyer shall have received, at Seller's cost and expense, unconditional and binding Title Commitments to issue the Title Policy, dated the Closing Date, in an aggregate amount equal to the amount of the Purchase Price allocated to the Real Property, subject only to Permitted Encumbrances and otherwise free and clear of all Title Objections, amending the effective date to the date and time of recordation of the deed transferring title to the Real Property to Buyer with no exception for the gap between closing and recordation, attaching all endorsements required by Buyer in order to ensure provision of all coverage and otherwise in form satisfactory to Buyer insuring Buyer's interest in each parcel of Real Property or interest therein.

     Section 9.7. Governmental Authorizations. Buyer shall have received such Governmental Authorizations as are necessary or desirable to allow Buyer to operate the Business and own Assets from and after the Closing.

     Section 9.8. Environmental Report. At Buyer's expense, Buyer shall have received an environmental site assessment report with respect to Seller's Facilities, which report shall be acceptable in form and substance (including results of said report) to Buyer in its sole discretion.

     Section 9.9. Due Diligence. Buyer shall be satisfied with the results of its due diligence investigation of Seller.

     Section 9.10. Material Adverse Change. There shall not have occurred a Material Adverse Change since December 31, 2003.

     Section 9.11. Use of Purchase Price Proceeds. Seller and Affiliates shall have made preparations for, and shall provide Buyer with evidence satisfactory thereof, application of the Adjusted Cash Portion of the Purchase Price for payment and satisfaction in full of the mortgage held by InterBay Funding, LLC on the Real Property and to utilize the balance thereof as a payment toward satisfaction of the Seller's indebtedness to CapitalSource Finance LLC.


                                   ARTICLE X
              CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

     Seller's obligation to sell the Assets and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller in whole or in part):

     Section 10.1. Accuracy of Representations. All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the time of the Closing as if then made.

     Section 10.2. Buyer's Performance. All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been performed and complied with in all material respects.

     Section 10.3. Documents and Other Deliveries. Buyer shall have caused the following documents, instruments and items to be delivered (or tendered subject only to Closing) to Seller and Affiliates including:

          (a) the Escrow Agreement, executed by Buyer and the escrow agent, together with the delivery of two hundred fifty thousand dollars ($250,000) to the escrow agent thereunder, by wire transfer to an account specified by the escrow agent;

          (b) the balance of the Adjusted Cash Portion by wire transfer to an account or accounts specified by Seller or the Affiliates in a writing delivered to Buyer at least three (3) Business Days prior to the Closing Date;

          (c) the Assignment and Assumption Agreement executed by Buyer;

          (d) the Assignment of Intellectual Property executed by Buyer;

          (e) a certificate executed by Buyer as to the accuracy of its representations and warranties as of the date of this Agreement and as of the Closing in accordance with Section 10.1 and as to its compliance with and performance of its covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 10.2; and

          (f) a certificate of the Secretary of Buyer certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of Buyer and certifying and attaching all requisite resolutions or actions of Buyer's board of directors approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and certifying to the incumbency and signatures of the officers of Buyer executing this Agreement and any other document relating to the Contemplated Transactions; and

          (g) such other documents as Seller may reasonably request for the purpose of:

               (i) evidencing the accuracy of any representation or warranty of Buyer,

               (ii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer or

               (iii) evidencing the satisfaction of any condition referred to in this Article X.

     Section 10.4. No Injunction. There shall not be in effect any Legal Requirement or any injunction or other Order that prohibits the consummation of the Contemplated Transactions.


                                   ARTICLE XI
                                   TERMINATION

     Section 11.1. Termination Events. By notice given prior to, or at, the Closing, subject to Section 11.2, this Agreement may be terminated as follows:

          (a) by Buyer if a material Breach of any provision of this Agreement has been committed by Seller or Affiliates and such Breach has not been cured or waived by Buyer;

          (b) by Seller if a material Breach of any provision of this Agreement has been committed by Buyer and such Breach has not been cured or waived by Seller;

          (c) by Buyer if any condition in Article IX has not been satisfied as of the date specified for Closing in the first sentence of Section 2.7 or if satisfaction of such a condition by such date is, or becomes, impossible (other than through the failure of Buyer to comply with its obligations under this Agreement), and Buyer has not waived such condition on or before such date;

          (d) by Seller if any condition in Article X has not been satisfied as of the date specified for Closing in the first sentence of Section 2.7 or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of Seller or Affiliates to comply with their obligations under this Agreement), and Seller has not waived such condition on or before such date;

          (e) by mutual consent of Buyer and Seller;

          (f) by Buyer if the Closing has not occurred on or before March 23, 2004, or such later date as the parties may agree upon, unless such failure of the Closing to occur is due to a material Breach by Buyer of this Agreement; or

          (g) by Seller if the Closing has not occurred on or before March 23, 2004, or such later date as the parties may agree upon, unless such failure of the Closing to occur is due to a material Breach by the Seller or Affiliates of this Agreement.

     Section 11.2. Effect of Termination. Each party's right of termination under Section 11.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 11.1, all obligations of the parties under this Agreement will terminate, except that the obligations of the parties in this Sections 11.2 and 12.9 and Articles XIV (except for those in Section 14.6) will survive, provided, however, that, if this Agreement is terminated because of a Breach of this Agreement by the nonterminating party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the nonterminating party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.


                                  ARTICLE XII
                              ADDITIONAL COVENANTS

     Section 12.1. Employees and Employee Benefits.

          (a) Employment of Employees by Buyer.

               (i) Buyer intends to extend employment offers to each Employee, but is not obligated to hire any Employee and may interview all Employees. Subject to Legal Requirements, Buyer will have reasonable access to the Facilities and personnel Records (including performance appraisals, disciplinary actions, grievances and medical Records) of Seller for the purpose of preparing for, and conducting, employment interviews with all Employees, and will conduct the interviews as expeditiously as possible prior to the Closing Date. Access will be provided by Seller upon reasonable prior notice during normal business hours. Buyer will provide Seller with a list of Employees to whom Buyer has made an offer of employment that has been accepted to be effective on the Closing Date (the "Hired Employees"). Effective immediately before the Closing, Seller will terminate the employment of all of its Hired Employees.

               (ii) Neither Seller nor either Affiliate nor their Related Persons shall solicit the continued employment of any Employee or the employment of any Hired Employee after the Closing.

               (iii) It is understood and agreed that (A) Buyer's expressed intention to extend offers of employment as set forth in this section shall not constitute any commitment, Contract or understanding (expressed or implied) of any obligation on the part of Buyer to a post-Closing employment relationship of any fixed term or duration or upon any terms or conditions other than those that Buyer may establish pursuant to individual offers of employment, and (B) employment offered by Buyer is "at will" and may be terminated by Buyer or by an employee at any time for any reason (subject to any written commitments to the contrary made by Buyer or an employee and Legal Requirements). Nothing expressed or implied in this Agreement is intended to confer upon any Employee or his or her Legal Representative any rights or remedies. Nothing in this Agreement shall be deemed to prevent or restrict in any way the right of Buyer to terminate, reassign, promote or demote any of the Hired Employees after the Closing or to change adversely or favorably the title, powers, duties, responsibilities, functions, locations, salaries, benefits, other compensation or terms or conditions of employment of such employees.

     (b) Salaries and Benefits.

          (i) Seller and Affiliates shall be responsible for (A) the payment of all wages and other remuneration due to Employees with respect to their services to Seller through the close of business on the Closing Date, including pro rata bonus payments and, except to the extent assumed by buyer under Section 2.5(a)(i), all vacation pay earned prior to the Closing Date; (B) the payment of any termination or severance payments and the provision of health plan continuation coverage in accordance with the requirements of COBRA and Sections 601 through 608 of ERISA for Employees; and (C) any and all payments to Employees required under the Worker Adjustment and Retraining Notification Act (the "WARN Act").

          (ii) Seller and Affiliates shall be liable for any claims made or incurred by Employees and their beneficiaries through the Closing Date under the Employee Plans, irrespective of the time at which claims are presented. For purposes of the immediately preceding sentence, a charge will be deemed incurred, in the case of hospital, medical or dental benefits, when the services that are the subject of the charge are performed and, in the case of other benefits (such as disability or life insurance), when an event has occurred or when a condition has been diagnosed that entitles the Employee to the benefit.

          (iii) Seller and Affiliates agree to discharge Seller's obligations to Employees to pay compensation and benefits to which each Employee is entitled pursuant to any Employee Plan through the Closing and to fund its payroll accounts with sufficient funds within an appropriate amount time to satisfy its payroll obligations to Employees through the Closing consistent with past practice until each such obligation has been discharged in full.

          (c) Seller's Retirement and Savings Plans. All Hired Employees who are participants in Seller's savings or retirement plans shall retain their account balances or accrued benefits, as applicable, under Seller's savings or retirement plans as of the Closing Date, and Seller and Affiliates (or Seller's retirement or savings plans) shall retain sole liability for the payment of such account balances or benefits as and when such Hired Employees become eligible therefor under such plans.

          (d) No Transfer of Assets. Neither Seller nor Affiliates nor their respective Related Persons will make any transfer of pension or other employee benefit plan assets to Buyer, and Buyer shall have no Liability or responsibility with respect to such pension or other employee benefits assets.

          (e) Collective Bargaining Matters. Buyer will set its own initial terms and conditions of employment for the Hired Employees and others it may hire, including work rules, benefits and salary and wage structure, all as permitted by Legal Requirements. Seller and Affiliates shall be solely liable for any severance payment required to be made to its employees due to the Contemplated Transactions.

          (f) If Seller terminates any Employee as a result of the Contemplated Transactions or otherwise, any obligations arising out of such termination of employment, including severance, accrued vacation pay (except to the extent assumed by Buyer pursuant to Section 2.5(a)(i)), obligations, notices or compensation required under WARN, COBRA, employment discrimination complaints, unfair labor practice charges, grievance under any collective bargaining agreement, breach of contract claims, and wrongful termination and related tort claims shall be the sole responsibility of Seller and Affiliates.

          (g) General Employee Provisions.

               (i) Seller and Buyer shall give any notices required by Legal Requirements and take whatever other actions with respect to the plans, programs and policies described in this Section 12.1 as may be necessary to carry out the arrangements described in this Section 12.1.

               (ii) Seller and Buyer shall provide each other with such plan documents and summary plan descriptions, employee data or other information as may be reasonably required to carry out the arrangements described in this Section 12.1.

               (iii) If any of the arrangements described in this Section 12.1 are determined by the IRS or other Governmental Body to be prohibited by Legal Requirements, Seller and Buyer shall modify such arrangements to reflect as closely as possible their expressed intent and retain the allocation of economic benefits and burdens to the parties contemplated herein in a manner that is not prohibited by Legal Requirements.

               (iv) Seller shall provide Buyer with completed I-9 forms and attachments with respect to all Hired Employees, except for such employees as Seller certifies in writing to Buyer are exempt from such requirement.

               (v) Buyer shall not have any responsibility, liability or obligation, whether to Employees, former employees, their beneficiaries or to any other Person, with respect to any compensation, Employee Plans, practices, programs or arrangements (including the establishment, operation or termination thereof and the notification and provision of COBRA coverage including, but not limited to Employee Plans) maintained by Seller.

     Section 12.2. Payment of all Taxes Resulting from Sale of Assets by Seller. Seller shall pay in a timely manner all Taxes, including all sales, use, transfer, filing, recordation, registration and similar Taxes and fees, resulting from or payable in connection with the sale of the Assets pursuant to this Agreement, regardless of the Person on whom such Taxes are imposed by Legal Requirements, and Seller shall file all necessary documentation with respect to, and make all payments of, such Taxes and fees on a timely basis.

     Section 12.3. Payment of Other Liabilities. In addition to payment of Taxes pursuant to Section 12.2, Seller shall pay, or make adequate provision for the payment of, in full all of the Retained Liabilities and other Liabilities of Seller under this Agreement. Buyer shall pay, or make adequate provision for the payment of, in the ordinary course, all of the Assumed Liabilities.

     Section 12.4. Reports and Returns. Seller shall promptly after the Closing prepare and file all reports and returns required by Legal Requirements relating to the Business as conducted using the Assets, to and including the Effective Time.

     Section 12.5. Noncompetition; Nonsolicitation.

          (a) Noncompetition. For a period of three (3) years after the Closing Date, Seller and Affiliates shall not, directly or indirectly invest in, own, manage, operate, finance, control, advise, render services to or guarantee the obligations of any Competing Business, provided, however, that Seller may purchase or otherwise acquire up to (but not more than) five percent (5%) of any class of the securities of any Person (but may not otherwise participate in the activities of such Person) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act.

          (b) Nonsolicitation. For a period of three (3) years after the Closing Date, Seller and each Affiliate shall not, directly or indirectly:

               (i) solicit the business of any Person who is a customer of Buyer to become a customer of a Competing Business;

               (ii) cause, induce, or attempt to cause or induce, any customer, supplier, licensee, licensor, franchisee, Employee, consultant or other business relation of Buyer to cease doing business with Buyer, to deal with any competitor of Buyer or in any way interfere with its relationship with Buyer;

               (iii) cause, induce or attempt to cause or induce any customer, supplier, licensee, licensor, franchisee, Employee, consultant or other business relation of Seller on the Closing Date or within the year preceding the Closing Date to cease doing business with Buyer, to deal with any competitor of Buyer or in any way interfere with its relationship with Buyer; or

               (iv) hire, retain or attempt to hire or retain any employee (including Hired Employees) or independent contractor of Buyer or in any way interfere with the relationship between Buyer and any of its employees or independent contractors.

          (c) Modification of Covenant. If a final judgment of a court or tribunal of competent jurisdiction determines that any term or provision contained in Section 12.5(a) through (c) is invalid or unenforceable, then the parties agree that the court or tribunal will have the power to reduce the scope, duration or geographic area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. This Section 12.5 will be enforceable as so modified after the expiration of the time within which the judgment may be appealed. This Section 12.5 is reasonable and necessary to protect and preserve Buyer's legitimate business interests and the value of the Assets and to prevent any unfair advantage conferred on Seller.

     Section 12.6. Customer and Other Business Relationships. After the Closing, Seller and each Affiliate will cooperate with Buyer in its efforts to continue and maintain for the benefit of Buyer those business relationships of Seller existing prior to the Closing and relating to the business to be operated by Buyer after the Closing, including relationships with lessors, employees, regulatory authorities, licensors, customers, suppliers and others, and Seller or the Affiliates will satisfy the Retained Liabilities in a manner that is not detrimental to any of such relationships. Seller and each Affiliate will refer to Buyer all inquiries relating to the Business. None of Seller, the Affiliates or any of their Representatives shall take any action that would tend to diminish the value of the Assets after the Closing or that would interfere with the business of Buyer to be engaged in after the Closing, including disparaging the name or business of Buyer.

     Section 12.7. Retention of and Access to Records. After the Closing Date, Buyer and Seller each shall retain, for a period consistent with their respective record-retention policies and practices, but not less than a period of four (4) years, those Records of the other party delivered to it. Buyer also shall provide Seller and Affiliates and their Representatives reasonable access thereto, during normal business hours and on at least three (3) days' prior written notice, to enable them to prepare financial statements or tax returns or deal with financial statement or tax audits. After the Closing Date, Seller shall provide Buyer and its Representatives reasonable access to Records that are Excluded Assets, during normal business hours and on at least three (3) days' prior written notice, for any reasonable business purpose specified by Buyer in such notice.

     Section 12.8. Use of Name and Marks. Buyer acknowledges that Seller's name is derived from ANI's name and is an abbreviation thereof. Nevertheless, Seller's name and any and all marks related thereto (including the name and mark "ANI") are included in the Assets purchased by Buyer hereunder, and Seller has covenanted under Section 7.10 to change its name. Buyer agrees to grant, and hereby does grant, to ANI a non-exclusive, non-transferable, royalty-free, worldwide license, without the right to sublicense, to use by ANI as an abbreviation of its corporate name (as opposed to a trademark or service mark), provided that ANI is and remains only a holding company (as distinguished from an operating entity). ANI understands and agrees that it is not permitted under the license to use, and ANI covenants not to use, the "ANI" name or mark as part of any name or mark of, or used by, any operating division or entity or for, or in connection with, any products or services provided by it or any of its Related Persons. ANI understands and agrees that it and its Related Persons must not damage or impair the valuable goodwill and reputation that have heretofore become associated with the "ANI" name and mark. In that regard, Seller and ANI will provide Buyer with information, materials and documentation requested by Buyer for the purpose of determining whether any action or omission of ANI or its Related Persons has damaged or impaired or will damage or impair such valuable goodwill and reputation. If, in the reasonable judgment of Buyer, any action or omission of ANI or its Related Persons has damaged or impaired or will damage or impair such valuable goodwill and reputation, Buyer will so notify ANI, and if ANI does not remedy the matter to Buyer's reasonable satisfaction within thirty (30) days after Buyer so notifies ANI, Buyer shall have the right to terminate this license upon notice to ANI. Buyer specifically disclaims any representation or warranty regarding this license or the name or mark "ANI", including, without limitation, any representation or warranty that ANI's use of the name or mark "ANI" will not infringe or violate the rights of any third party.

     Section 12.9. Confidentiality. Seller and the Affiliates each acknowledge and agree that Confidential Information (as hereinafter defined) that each may receive as a result of the negotiation and consummation of the transactions contemplated hereby is, and will be valuable and proprietary to Buyer and/or its Related Persons. Seller and the Affiliates agree to hold, and will cause their Representatives to hold, all of Buyer's Confidential Information in the strictest confidence, and, except as required hereunder, they will not, and they will prevent their Representatives and Related Persons from, at any time prior to the Closing or after the Closing, directly or indirectly, use, publish, disseminate, describe, or otherwise disclose any of Buyer's Confidential Information without the prior written approval of Buyer.

     Section 12.10. Cooperation with Respect to Assets and Business. Seller and the Affiliates agree to provide reasonable cooperation and assistance to Buyer in connection with any inquiry, claim, or proceeding to enforce its rights in the Assets and the Business, including, but not limited to, cooperation in the prosecution of any litigation or legal proceeding with respect to the Assets or the Business, by making witnesses available and providing all information within their possession (including, upon reasonable advance notice, access to employees with relevant information and access to books and records that may relate to the proceedings, in each case without interfering in any material respect with the conduct of the business of Seller or the Affiliates) that Buyer may reasonably require in connection with such litigation or legal proceedings.

     Section 12.11. Websites. As soon as possible post-Closing, Seller and Affiliates shall remove any and all hyperlinks to and from its own websites and the ANIP Websites. As soon as possible post-Closing, Buyer shall remove any and all references on the ANIP Websites to Seller and the Affiliates.

     Section 12.12. Sirkin Vehicle. Seller or either of the Affiliates shall (a) pay the balance of the loan on the Sirkin Vehicle, (b) secure a release from the lender of any security interest it holds thereon (including a completed and signed U.C.C.-3 Termination Statement), (c) secure a fully-executed bill of sale from Neil Sirkin transferring title to the Sirkin Vehicle to Seller, (d) secure an appropriate vehicle title certificate duly endorsed by Sirkin transferring title to Seller, and (e) deliver, within thirty (30) days after the Closing, a fully-executed bill of sale from Seller to Buyer along with an appropriate vehicle title certificate duly endorsed by Seller, each transferring title to the Sirkin Vehicle to Buyer.

     Section 12.13. Further Assurances. Subject to the provision in Section 8.1, the parties shall cooperate reasonably with each other and with their respective Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish upon request to each other such further information; (b) execute and deliver to each other such other documents; and (c) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the Contemplated Transactions.


                                  ARTICLE XIII
                            INDEMNIFICATION; REMEDIES

     Section 13.1. Survival. All representations, warranties, covenants and obligations in this Agreement, the Disclosure Schedule, the supplements to the Disclosure Schedule, the certificates delivered pursuant to Section 9.3 and any other certificate or document delivered pursuant to this Agreement shall survive the Closing and the consummation of the Contemplated Transactions, subject to
Section 13.7. The right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations shall not be affected by any investigation (including any environmental investigation or assessment) conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of, or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of, or compliance with, any covenant or obligation, will not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations.

     Section 13.2. Indemnification and Reimbursement by Seller and Affiliates. Seller and each Affiliate, jointly and severally, will indemnify and hold harmless Buyer, and its Representatives, shareholders, subsidiaries and Related Persons (collectively, the "Buyer Indemnified Persons"), and will reimburse the Buyer Indemnified Persons for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and expenses), whether or not involving a Third-Party Claim (collectively, "Damages"), arising from or in connection with:

          (a) any Breach of any representation or warranty made by Seller or either Affiliate in (i) this Agreement (without giving effect to any supplement to the Disclosure Schedule), (ii) the Disclosure Schedule, (iii) the supplements to the Disclosure Schedule, (iv) the certificates delivered pursuant to Section 9.3 (for this purpose, each such certificate will be deemed to have stated that Seller's and Affiliates' representations and warranties in this Agreement fulfill the requirements of Section 9.1 as of the Closing Date as if made on the Closing Date without giving effect to any supplement to the Disclosure Schedule), (v) any transfer instrument or
     (vi) any other certificate, document, writing or instrument delivered by Seller or either Affiliate pursuant to this Agreement;

          (b) any Breach of any covenant or obligation of Seller or either Affiliate in this Agreement or in any other certificate, document, writing or instrument delivered by Seller or either Affiliate pursuant to this Agreement;

          (c) any Liability arising out of the ownership or operation of the Business and the Assets prior to the Effective Time other than the Assumed Liabilities;

          (d) any brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any Person with Seller or either Affiliate (or any Person acting on their behalf) in connection with any of the Contemplated Transactions;

          (e) any product or component thereof manufactured by or shipped, or any services provided by, Seller, in whole or in part, prior to the Closing Date;

          (f) any noncompliance with any Bulk Sales Laws or fraudulent transfer law in respect of the Contemplated Transactions;

          (g) any liability under the WARN Act or any similar state or local Legal Requirement that may result from an "Employment Loss", as defined by 29 U.S.C. sect. 2101(a)(6), caused by any action of Seller prior to the Closing or by Buyer's decision not to hire previous employees of Seller;

          (h) any Employee Plan established or maintained by Seller;

          (i) any Retained Liabilities; or

          (j) any fraud or other willful act of Seller or Affiliates.

     Section 13.3. Indemnification and Reimbursement by Seller - Environmental Matters. In addition to the other indemnification provisions in this Article XIII, Seller and each Affiliate, jointly and severally, will indemnify and hold harmless Buyer and the other Buyer Indemnified Persons, and will reimburse Buyer and the other Buyer Indemnified Persons, for any Damages (including costs of cleanup, containment or other remediation) arising from or in connection with:

          (a) any Environmental, Health and Safety Liabilities arising out of, or relating to: (i) the ownership or operation by any Person at any time on or prior to the Closing Date of any of the Facilities, Assets or the business of Seller, or (ii) any Hazardous Materials or other contaminants that were present on the Facilities or Assets at any time on or prior to the Closing Date; or

          (b) any bodily injury (including illness, disability and death, regardless of when any such bodily injury occurred, was incurred or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction and deprivation of the use of real property) or other damage of, or to, any Person or any Assets in any way arising from, or allegedly arising from, any Hazardous Activity conducted by any Person with respect to the business of Seller or the Assets prior to the Closing Date or from any Hazardous Material that was (i) present, or suspected to be present, on or before the Closing Date on or at the Facilities (or present, or suspected to be present, on any other property, if such Hazardous Material emanated, or allegedly emanated, from any Facility and was present, or suspected to be present, on any Facility, on or prior to the Closing Date) or (ii) Released, or allegedly Released, by any Person on or at any Facilities or Assets at any time on or prior to the Closing Date.

Although Seller and the Affiliates shall have the right to participate, Buyer will be entitled to control any Remedial Action, any Proceeding relating to an Environmental Claim and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought under this Section
13.3. The procedure described in Section 13.9 will apply to any claim solely for monetary damages relating to a matter covered by this Section 13.3.

     Section 13.4. Indemnification and Reimbursement by Buyer. Buyer will indemnify and hold harmless Seller and the Affiliates, and will reimburse Seller and Affiliates, for any Damages arising from or in connection with:

          (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement;

          (b) any Breach of any covenant or obligation of Buyer in this Agreement or in any other certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement;

          (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on Buyer's behalf) in connection with any of the Contemplated Transactions;

          (d) any obligations of Buyer with respect to bargaining with the collective bargaining representatives of Hired Employees subsequent to the Closing;

          (e) any Assumed Liabilities; or

          (f) the fraud or other willful act of Buyer.

     Section 13.5. Limitations on Amount -- Seller and Affiliates. Seller and Affiliates shall have no liability (for indemnification or otherwise) with respect to claims under Section 13.2(a) until the total of all Damages with respect to such matters exceeds twenty-five thousand dollars ($25,000), and then only for the amount by which such Damages exceed $25,000. Similarly, Seller and the Affiliates shall only be liable up to a maximum amount with respect to claims under Section 13.2(a) of five hundred thousand dollars ($500,000). However, this Section 13.5 will not apply to claims under Section 13.2(b) through (j) or to matters arising under Section 13.2(a) in respect of Sections 3.7, 3.12, 3.21, 3.23, 5.5 and 5.7, and Seller and the Affiliates will be jointly and severally liable for all Damages with respect to such Breaches, and this Section shall similarly not apply to claims under Section 13.2(a) in respect of Sections 3.19 and 5.12 and claims under Section 13.3, and Seller and the Affiliates will be jointly and severally liable for Damages up to a maximum amount of the Cash Portion of the Purchase Price for breaches of such Sections.

     Section 13.6. Limitations on Amount -- Buyer. Buyer will have no liability (for indemnification or otherwise) with respect to claims under Section 13.4(a) until the total of all Damages with respect to such matters exceeds twenty-five thousand dollars ($25,000), and then only for the amount by which such Damages exceed $25,000. Similarly, Buyer shall only be liable up to a maximum amount with respect to claims under Section 13.4(a) of two hundred fifty thousand dollars ($250,000). However, this Section 13.6 will not apply to claims under
Section 13.4(b) through (f) and Buyer will be liable for all Damages with respect to such Breaches.

     Section 13.7. Time Limitations.

          (a) If the Closing occurs, Seller and Affiliates will have liability (for indemnification or otherwise) with respect to any Breach of (i) a covenant or obligation to be performed or complied with prior to the Closing Date (other than those in Sections 2.1 and 2.5(b) and Articles XII, as to which a claim may be made at any time) or (ii) a representation or warranty (other than those in Sections 3.7, 3.12, 3.19, 3.21, 3.23, 5.5,
     5.7 and 5.12, as to which a claim may be made at any time prior to the expiration of the statute of limitations therefor), only if, on or before the date that is twelve (12) months after the Closing Date, Buyer notifies Seller or Affiliates of a claim specifying the factual basis of the claim in reasonable detail to the extent then known by Buyer.

          (b) If the Closing occurs, Buyer will have liability (for indemnification or otherwise) with respect to any Breach of (i) a covenant or obligation to be performed or complied with prior to the Closing Date or
     (ii) a representation or warranty, only if on or before the date that is twelve (12) months after the Closing Date, Seller or Affiliates notify Buyer of a claim specifying the factual basis of the claim in reasonable detail to the extent then known by Seller or Affiliates.

     Section 13.8. Escrow. Upon notice to Seller specifying in reasonable detail the basis therefor, Buyer may give notice of a claim in such amount under the Escrow Agreement. Neither the exercise of nor the failure to give a notice of a claim under the Escrow Agreement will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it. The Escrow Agreement shall govern the release of the Escrow to Buyer in satisfaction of indemnification claims made under this Article XIII and will provide for the release of the balance of the Escrow to Seller (net of any pending claims) on the date that is six (6) months after the Closing Date, except that release of the Disputed Escrow Portion shall be made upon resolution of the Adjustment Amount, if sooner than six (6) months after Closing.

     Section 13.9. Third-Party Claims.

          (a) Promptly after receipt by a Person entitled to indemnity under this Section (an "Indemnified Person") of notice of the assertion of a Third-Party Claim against it, such Indemnified Person shall give notice to the Person obligated to indemnify under such Section (an "Indemnifying Person") of the assertion of such Third-Party Claim, provided that the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such Third-Party Claim is prejudiced by the Indemnified Person's failure to give such notice.

          (b) If an Indemnified Person gives notice to the Indemnifying Person pursuant to Section 13.9(a) of the assertion of a Third-Party Claim, the Indemnifying Person shall be entitled to participate in the defense of such Third-Party Claim and, to the extent that it wishes (unless (i) the Indemnifying Person is also a Person against whom the Third-Party Claim is made and the Indemnified Person determines in good faith that joint representation would be inappropriate or (ii) the Indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Third-Party Claim and provide indemnification with respect to such Third-Party Claim), to assume the defense of such Third-Party Claim with counsel satisfactory to the Indemnified Person. After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person shall not, so long as it diligently conducts such defense, be liable to the Indemnified Person under this Article XIII for any fees of other counsel or any other expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Third-Party Claim, other than reasonable costs of investigation. If the Indemnifying Person assumes the defense of a Third-Party Claim, (i) such assumption will conclusively establish for purposes of this Agreement that the claims made in that Third-Party Claim are within the scope of, and subject to, indemnification, and (ii) no compromise or settlement of such Third-Party Claims may be effected by the Indemnifying Person without the Indemnified Person's consent unless (A) there is no finding or admission of any violation of Legal Requirement or any violation of the rights of any Person, and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person, and the Indemnified Person shall have no liability with respect to any compromise or settlement of such Third-Party Claims otherwise effected without its consent. If notice is given to an Indemnifying Person of the assertion of any Third-Party Claim, and the Indemnifying Person does not, within ten (10) days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person will be bound by any determination made in such Third-Party Claim or any compromise or settlement effected by the Indemnified Person.

          (c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Third-Party Claim may adversely affect it or its Related Persons other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise or settle such Third-Party Claim, but the Indemnifying Person will not be bound by any determination of any Third-Party Claim so defended for the purposes of this Agreement or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

          (d) Notwithstanding the provisions of Section 14.4, Seller and each Affiliate hereby consent to the nonexclusive jurisdiction of any court in which a Proceeding in respect of a Third-Party Claim is brought against any Buyer Indemnified Person for purposes of any claim that a Buyer Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein and agree that process may be served on Seller and Affiliates with respect to such a claim anywhere in the world.

          (e) With respect to any Third-Party Claim subject to indemnification under this Article XIII: (i) both the Indemnified Person and the Indemnifying Person, as the case may be, shall keep the other Person fully informed of the status of such Third-Party Claim and any related Proceedings at all stages thereof where such Person is not represented by its own counsel, and (ii) the parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third-Party Claim.

          (f) With respect to any Third-Party Claim subject to indemnification under this Article XIII, the parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all Confidential Information and the attorney-client and work-product privileges. In connection therewith, each party agrees that: (i) it will use its best efforts, in respect of any Third-Party Claim in which it has assumed or participated in the defense, to avoid production of Confidential Information (consistent with applicable Legal Requirements and rules of procedure), and (ii) all communications between any party hereto and counsel responsible for, or participating in, the defense of any Third-Party Claim shall, to the extent possible, be made in a manner so as to preserve any applicable attorney-client or work-product privilege.

     Section 13.10. Other Claims. A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought and shall be paid promptly after such notice.

     Section 13.11. Indemnification in Case of Strict Liability or Indemnittee Negligence. THE INDEMNIFICATION PROVISIONS IN THIS ARTICLE XIII SHALL BE ENFORCEABLE REGARDLESS OF WHETHER THE LIABILITY IS BASED UPON PAST, PRESENT OR FUTURE ACTS, CLAIMS OR LEGAL REQUIREMENTS (INCLUDING ANY PAST, PRESENT OR FUTURE BULK SALES LAW, ENVIRONMENTAL LAW, FRAUDULENT TRANSFER ACT, OCCUPATIONAL SAFETY AND HEALTH LAW OR PRODUCTS LIABILITY, SECURITIES OR OTHER LEGAL REQUIREMENT) AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING INDEMNIFICATION OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED UPON THE PERSON SEEKING INDEMNIFICATION.


                                  ARTICLE XIV
                               GENERAL PROVISIONS

     Section 14.1. Expenses. Except as otherwise provided in this Agreement, each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expense of its Representatives. Seller will pay all amounts payable to the Title Insurer in respect of the Title Commitments, copies of exceptions and the Title Policy, including premiums (including premiums for endorsements) and search fees. Buyer will pay one-half and Seller and Affiliates will pay the other half of the fees and expenses of the escrow agent under the Escrow Agreement. If this Agreement is terminated, the obligation of each party to pay its own fees and expenses will be subject to any rights of such party arising from a Breach of this Agreement by another party. Notwithstanding the foregoing, however, if this Agreement is terminated by Buyer pursuant to Sections 11.1(a) or (c), Buyer shall be entitled to reimbursement from Seller and Affiliates of all expenses actually incurred by it, its Related Persons, and its attorneys in connection with this Agreement, any other documents required pursuant hereto, and the Contemplated Transactions. Seller and Affiliates shall not be required to reimburse Buyer for any such amounts in excess of two hundred thousand dollars ($200,000) in the aggregate.

     Section 14.2. Public Announcements. Except with the prior consent of the other parties hereto or as permitted by this Agreement, no party nor any of its Representatives shall disclose to any Person other than its Representatives on a confidential basis (a) the fact that any Confidential Information of Seller or Affiliates has been disclosed to Buyer or its Representatives, that Buyer or its Representatives have inspected any portion of the Confidential Information of Seller or Affiliates, that any Confidential Information of Buyer has been disclosed to Seller, Affiliates or their Representatives or that Seller, Affiliates or their Representatives have inspected any portion of the Confidential Information of Buyer or (b) any information about the Contemplated Transactions, including the status of such discussions or negotiations, the execution of any documents (including this Agreement) or any of the terms of the Contemplated Transactions or the related documents (including this Agreement). Seller and Buyer will consult with each other concerning the means by which Seller's employees, customers, suppliers and others having dealings with Seller will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication. Buyer acknowledges that ANI is a public company upon which certain disclosure requirements are imposed. Nevertheless, ANI agrees that prior to making any statements in any public disclosure or press release regarding Buyer or its Related Persons, it shall submit the substance of such disclosure or release to Buyer for its approval, which shall not be unreasonably withheld.

     Section 14.3. Notices. All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid);
(b) sent by facsimile with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses or facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number or person as a party may designate by notice to the other parties):

If to Buyer:                                 With a copy to:
ANIP Acquisition Company                     Sonnenschein Nath & Rosenthal LLP
c/o Meridian Venture Partners, II L.P.       1221 Avenue of the Americas
201 King of Prussia Road                     New York, New York 10020
Suite 240                                    (212) 768-6800 (facsimile)
Radnor, Pennsylvania 19087                   Attention:  Paul A. Gajer, Esq.
Attention:  Charlotte C. Arnold

If to Seller (before the Closing):           With a copy to:
ANI Pharmaceuticals, Inc.                    Patton Boggs LLP
c/o Jeffrey G. McGonegal                     1660 Lincoln Street, Suite 1900
1905 West Valley Vista Drive                 Denver, Colorado 80264
Castle Rock, Colorado 80104                  (303) 894-9239 (facsimile)
(303) 660-9583 (facsimile)                   Attention:  Robert M. Bearman, Esq.

If to Seller (after the Closing):            With a copy to:
NIB, Inc.                                    Patton Boggs LLP
c/o Jeffrey G. McGonegal                     1660 Lincoln Street, Suite 1900
1905 West Valley Vista Drive                 Denver, Colorado 80264
Castle Rock, Colorado 80104                  (303) 894-9239 (facsimile)
(303) 660-9583 (facsimile)                   Attention:  Robert M. Bearman, Esq.

If to ANI:                                   With a copy to:
Advanced Nutraceuticals, Inc.                Patton Boggs LLP
106 South University Boulevard, #14          1660 Lincoln Street, Suite 1900
Denver, Colorado 80209                       Denver, Colorado 80264
(303) 722-4011 (facsimile)                   (303) 894-9239 (facsimile)
Attention:                                   Attention:  Robert M. Bearman, Esq.

If to Bactolac:                              With a copy to:
Bactolac Pharmaceutical, Inc.                Patton Boggs LLP
7 Oser Avenue                                1660 Lincoln Street, Suite 1900
Hauppauge, New York 11788                    Denver, Colorado 80264
(631) 951-4749 (facsimile)                   (303) 894-9239 (facsimile)
Attention:  Pailla M. Reddy                  Attention:  Robert M. Bearman, Esq.


     Section 14.4. Jurisdiction; Service of Process. Any Proceeding arising out of, or relating to, this Agreement or any Contemplated Transaction may be brought in the courts of the State of New York, County of New York, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York or in the Commercial Division of the Supreme Court of the State of New York, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court and agrees not to bring any Proceeding arising out of, or relating to, this Agreement or any Contemplated Transaction in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any Proceeding referred to in the first sentence of this section may be served on any party anywhere in the world.

     Section 14.5. Waiver of Trial by Jury. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER AMONG THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

     Section 14.6. Enforcement of Agreement. Seller and Affiliates acknowledge and agree that Buyer would be irreparably damaged if any of the provisions of this Agreement were not performed in accordance with their specific terms and that any Breach of this Agreement by Seller or Affiliates could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which Buyer may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent Breaches or threatened Breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

     Section 14.7. Waiver; Remedies Cumulative. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law,
(a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     Section 14.8. Entire Agreement; Modification. This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter (including any letter of intent and any confidentiality agreement between Buyer and Seller) and constitutes (along with the Disclosure Schedule, Exhibits and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment.

     Section 14.9. Disclosure Schedule.

          (a) The information in the Disclosure Schedule constitutes (i) exceptions to particular representations, warranties, covenants and obligations of Seller and Affiliates as set forth in this Agreement or (ii) descriptions or lists of assets and liabilities and other items referred to in this Agreement. If there is any inconsistency between the statements in this Agreement and those in the Disclosure Schedule (other than an exception expressly set forth as such in the Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in this Agreement will control.

          (b) The statements in the Disclosure Schedule, and those in any supplement thereto, relate only to the provisions in the Section of this Agreement to which they expressly relate and not to any other provision in this Agreement.

     Section 14.10. Assignments; Successors; No Third-Party Rights. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties, except that Buyer may assign any of its rights and delegate any of its obligations under this Agreement to any Subsidiary of Buyer and may collaterally assign its rights hereunder to any financial institution providing financing in connection with the Contemplated Transactions. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 14.10.

     Section 14.11. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     Section 14.12. Construction. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Articles" and "Sections" refer to the corresponding Articles and Sections of this Agreement and the Disclosure Schedule.

     Section 14.13. Governing Law. This Agreement will be governed by and construed under the laws of the State of New York without regard to conflicts-of-laws principles that would require the application of any other law.

     Section 14.14. Execution of Agreement. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

     Section 14.15. Affiliate Obligations. The liability of each Affiliate hereunder shall be joint and several with Seller and with the other Affiliate. Where in this Agreement provision is made for any action to be taken or not taken by Seller, Affiliates jointly and severally undertake to cause Seller to take or not take such action, as the case may be. Without limiting the generality of the foregoing, Affiliates shall be jointly and severally liable with Seller for the indemnities set forth in Article XIII.




      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS.]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.




BUYER:

ANIP ACQUISITION COMPANY

By:
         -----------------------------------
         Name:    Thomas L. Anderson
         Title:   Chief Executive Officer

SELLER:

ANI PHARMACEUTICALS, INC.

By:
         -----------------------------------
         Name:    Jeffrey McGonegal
         Title:   Treasurer

AFFILIATES:

ADVANCED NUTRACEUTICALS, INC.

By:
         -----------------------------------
         Name:    Jeffrey McGonegal
         Title:   Senior Vice President, Finance

BACTOLAC PHARMACEUTICAL, INC.

By:
         -----------------------------------
         Name:    Jeffrey McGonegal
         Title:   Vice President

                                    EXHIBIT A
                                    ---------


                       Form of Opinion of Patton Boggs LLP



March ___, 2004


ANIP Acquisition Company
c/o Meridian Venture Partners II, L.P.
201 King of Prussia Road, Suite 240
Radnor, PA 19087

Gentlemen and Ladies:

We have acted as counsel to ANI Pharmaceuticals, Inc., a Mississippi corporation ("ANIP"), Bactolac Pharmaceutical Inc., a Delaware corporation ("Bactolac"), and Advanced Nutraceuticals, Inc., a Texas corporation ("ANI"), in connection with the transactions contemplated by that certain Asset Purchase Agreement among ANIP, Bactolac, ANI and ANIP Acquisition Company, a Delaware Corporation ("ANIP Acquisition"), dated March ___, 2004 (the "Agreement") and the Bill of Sale, Assignment and Assumption Agreement, Assignment of Intellectual Property and Escrow Agreement executed in connection therewith ("Transaction Documents"). This opinion is being delivered to you pursuant to Section 9.4(a) of the Agreement. All capitalized terms not otherwise defined herein shall have the meanings ascribed in the Agreement.

In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Agreement and the Transaction Documents and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the parties to the Agreement and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of ANIP, Bactolac and ANI, and upon the representations and warranties of ANIP, Bactolac and ANI contained in the Agreement. As to all matters of Mississippi law, we have relied upon the legal opinion of Alfred Koenenn, Esq. ("Koenenn Opinion").

In issuing the opinions set forth in this letter, we have made and relied upon the following assumptions: (a) the authenticity of each document submitted to us as an original; (b) the conformity to the original of each document submitted to us as a copy and the authenticity of the original of the document; (c) the genuineness of all signatures (except for those signatures of officers and representatives of ANIP, Bactolac and ANI); (d) the legal capacity of all natural persons; (e) the correctness of the factual matters set forth in the Agreement and the Transaction Documents; (f) the accuracy and completeness of the corporate records of ANIP, Bactolac and ANI, as delivered to us; and (g) the due execution of the Agreement and each Transaction Document executed in connection with the transactions contemplated thereby by ANIP Acquisition.

Based upon the foregoing, and subject to the qualifications and limitations set forth in this letter, we are of the following opinion:

1. ANIP is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Mississippi and has the requisite corporate power and authority to carry on its business as now being conducted. Bactolac is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Bactolac is duly qualified and in good standing as a foreign corporation in the State of Mississippi. ANI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas and has the requisite corporate power and authority to carry on its business as now being conducted.

2. Each of ANIP, Bactolac and ANI has full corporate power and authority to execute, deliver and perform the Agreement and the Transaction Documents, and the Agreement and Transaction Documents have been duly authorized, executed and delivered by each of ANIP, Bactolac and ANI.

3. Assuming due and valid authorization, execution and delivery by ANIP Acquisition, the Agreement and the Transaction Documents constitute the legal, valid and binding agreements of ANIP, Bactolac and ANI, enforceable in accordance with their terms.

4. The execution, delivery and performance by ANIP, Bactolac and ANI of the Agreement and the Transaction Documents, and the consummation by ANIP, Bactolac and ANI of the transactions contemplated thereby, did not, do not, and will not (a) conflict with or violate the provisions of any Mississippi, Texas or federal law, rule or regulation or the General Corporation Law of the State of Delaware applicable to ANIP, Bactolac or ANI, (b) conflict with or violate the provisions of the Articles of Incorporation of any of ANIP, Bactolac and ANI or the Bylaws of any of ANIP, Bactolac or ANI, (c) violate any judgment, decree, order or award known to us of any court, governmental body or arbitration applicable to ANIP, Bactolac or ANI, or (d) require the consent or authorization of, or approval by, or notice to, (i) any Governmental Body, (ii) the stockholders of ANIP, Bactolac or ANI, (iii) any party to any material contract or agreement listed in Section 3.17 of the Disclosure Schedule to which ANIP, Bactolac or ANI is a party, or (iv) to our knowledge, any other third party (other than the third parties to the material contracts listed in Section
     3.17 of the Disclosure Schedules), in each case except for such consents, authorizations, approvals or notices that (A) (assuming the power and authority of the consenting entity and the authority and capacity of the person signing on its behalf) have been obtained or made or (B) are listed as required in Section 3.17(c)(ii) of the Disclosure Schedule.

This opinion is limited by, subject to and based on the following:

     (i) Enforceability of the Agreement and any related documents may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally.

     (ii) No opinion is expressed herein with respect to enforceability of any choice of law, indemnification of a party for, liability for its own action or inaction (to the extent the action or inaction involves gross negligence, recklessness, willful misconduct, unlawful conduct, or violation of public policy) or specific performance provisions or regarding injunctive relief or other equitable remedies or waiver provisions.

     (iii) Any opinion or statement herein which is expressed to be "to our knowledge" or is otherwise qualified by words of like import means that the lawyers currently practicing law with this firm who represented ANIP, Bactolac and ANI in connection with the transactions contemplated by the Agreement have no current conscious awareness of any facts or information contrary to such opinion or statement but have undertaken no independent investigation with respect to such facts or information.

     (iv) We have made no examination or investigation to verify the accuracy or completeness of any representation or warranty of any party to the Transaction Documents or any financial, accounting or statistical information furnished to you or with respect to any other accounting or financial matters and express no opinion with respect thereto.

     (v)  No opinion is expressed herein with respect to title to any property.

     (vi) With respect to the opinions hereinbefore set forth in Opinion 4
          (d)(iii), our opinion is limited solely to consents required by the terms of the contracts listed in Section 3.17 of the Disclosure Schedule. No opinion is herein provided as to whether the law of any State other than the States of Texas and Mississippi would require the consent of any third party where the contract is silent and does not specifically require the consent of a third party. Additionally, no opinion is herein provided as to whether the law of any State, including the States of Texas and Mississippi, implicated by a choice of law provision in a contract would require application of the law of another State to be considered in this regard.

The opinions expressed herein relate solely to federal laws, the laws of Texas, the General Corporation Law of the State of Delaware, and, solely in reliance on the Koenenn Opinion, the laws of Mississippi. We express no opinion with respect to any other laws. This opinion does not relate, without limitation, to any matters of law of other states or the rules or regulations of any federal agency or any agency of any state, county or municipal agency or authority of another state, territory or possession.

The opinions expressed herein are limited solely to the matters stated herein, and no opinion is to be inferred or may be implied beyond the matters expressly stated herein. This opinion is rendered solely for your benefit in connection with the transactions described above, but may be relied upon by your lenders in connection with the transactions described herein. This opinion may not be used or relied upon by any other person, and may not be disclosed, quoted, filed with a governmental agency, or otherwise referred to without our prior written consent.

                                                     Very truly yours,


                                                      PATTON BOGGS, LLP

                                    Exhibit B
                                    ---------

                              Form of Bill of Sale

                                  BILL OF SALE

     THIS BILL OF SALE is made this __th day of March, 2004, by and among ANIP Acquisition Company, a Delaware corporation ("Buyer"), ANI Pharmaceuticals, Inc., a Mississippi corporation ("ANIP"), and Bactolac Pharmaceutical, Inc., a Delaware corporation ("Bactolac" and together with ANIP, "Sellers").

     WHEREAS, pursuant to that certain Asset Purchase Agreement dated March __, 2004 (the "Purchase Agreement") by and among Buyer, Sellers and Advanced Nutraceuticals, Inc., a Texas corporation ("ANI"), Sellers shall assign to Buyer, and Buyer shall accept from Sellers, for the consideration and upon the terms and conditions set forth in the Purchase Agreement, all of the rights, title and interest of each Seller in and to all of the Assets that are Tangible Personal Property and all of the rights, title and interest of each Seller in all of the Assets that are Contracts (collectively, the "Purchased Assets"). All capitalized terms used herein without definition shall have the meaning ascribed to them in the Purchase Agreement.

     NOW, THEREFORE, pursuant to the Purchase Agreement and in consideration of the mutual covenants and agreements contained therein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

     1. Conveyance. Each Seller hereby transfers, assigns and conveys to Buyer all of its respective right, title and interest in and to the Purchased Assets; provided that no transfer, assignment or delivery shall be made of any Contract or any material portion thereof if an attempted assignment, transfer or delivery, without the consent of a third party, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Buyer or Sellers thereunder. When such consent is obtained, and provided Buyer is properly notified and confirms acceptance of such assignment in accordance with the Purchase Agreement, then this Bill of Sale shall be effective to provide for the assignment and assumption (pursuant hereto and to the Assignment and Assumption Agreement of the date hereof) thereof without need for further action.

     2. Acceptance. Buyer hereby accepts the foregoing transfer, conveyance and assignment.

     3. Excluded Assets. The Excluded Assets are specifically excluded from this Bill of Sale, and Sellers do not transfer, assign or convey to Buyer, and Buyer does not acquire from Sellers any Excluded Asset.

     4. The Purchase Agreement. This Bill of Sale is subject in all respects to the terms and conditions of the Purchase Agreement, and it is intended only to document the assignment of the Purchased Assets. Nothing contained in this Bill of Sale shall be deemed to supersede any of the covenants, obligations, agreements, representations, or warranties of either of the Sellers or of the Buyer contained in the Purchase Agreement.

     5. Governing Law. This Bill of Sale shall be construed and interpreted according to the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

     6. Counterparts. This Bill of Sale may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Bill of Sale.





                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale as of the date first above written.

                            ANI PHARMACEUTICALS, INC.


                             By:
                                  ---------------------------------------
                             Name: Jeffrey McGonegal
                             Title:   Treasurer



                            BACTOLAC PHARMACEUTICAL, INC.

                             By:
                                  ---------------------------------------
                             Name: Jeffrey McGonegal
                             Title:   Vice President

                                    Exhibit C
                                    ---------

                   Form of Assignment and Assumption Agreement

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


     This Assignment and Assumption Agreement (the "Assignment and Assumption Agreement") is made and entered into as of March __, 2004, by and between, ANI Pharmaceuticals, Inc., a Mississippi corporation ("Assignor"), and ANIP Acquisition Company, a Delaware corporation ("Assignee"). Capitalized terms used but not defined herein shall have the meanings for such terms that are set forth in the Purchase Agreement (as defined herein).

     WHEREAS, Assignor and Assignee are parties to that certain Asset Purchase Agreement dated as of March __, 2004 (the "Purchase Agreement"), pursuant to which Assignee has purchased substantially all of the assets of Assignor used or held for use in the Business; and

     WHEREAS, pursuant to the Purchase Agreement, Assignor has agreed to assign certain rights and agreements to Assignee, and Assignee has agreed to assume certain obligations of Assignor, as set forth herein, and this Assignment and Assumption Agreement is contemplated by Section 9.4(d) of the Purchase Agreement;

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.   Assignment and Assumption.
     -------------------------

     Effective as of March __, 2004, Assignor hereby assigns, sells, transfers and sets over (collectively, the "Assignment") to Assignee all of Assignor's right, title, benefit, privileges and interest in and to all of the Assets that are intangible personal property, and all of Assignor's burdens, obligations and liabilities in connection with each of the Assumed Liabilities. Assignee hereby accepts the Assignment and assumes and agrees to observe and perform all of the duties, obligations, terms, provisions and covenants, and to pay and discharge all of the liabilities of Assignor to be observed, performed, paid or discharged from and after the Closing, in connection with the Assumed Liabilities. In the event that a third party consent is required to assign any portion of the Seller Contracts included in the Assets, when such consent is obtained, and provided Assignee is properly notified and confirms acceptance of such assignment in accordance with the terms of the Purchase Agreement, then this Assignment and Assumption Agreement shall be effective to provide for the assignment and assumption thereof without need for further action.

2.   Terms of the Purchase Agreement.
     -------------------------------

     The terms of the Purchase Agreement, including but not limited to Assignor's representations, warranties, covenants, agreements and indemnities relating to the Assumed Liabilities, are incorporated herein by this reference. Assignor acknowledges and agrees that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby, but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

3.   Further Actions.
     ---------------

     Each of the parties hereto covenants and agrees, at its own expense, to execute and deliver, at the request of the other party hereto, such further instruments of transfer and assignment and to take such other action as such other party may reasonably request to more effectively consummate the assignments and assumptions contemplated by this Assignment and Assumption Agreement.

4.   Governing Law.
     -------------

     This Assignment and Assumption Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without giving effect to the principles of conflict of laws thereof, and shall be subject to the jurisdiction thereof.

5.   Assignment.
     ----------

     Assignor and Assignee may at any time assign all or any of their rights and benefits under this Assignment and Assumption Agreement to any transferee of the Assets covered hereby; provided, however, that neither Assignor nor Assignee may assign any of their obligations hereunder without the consent of the other party.

6.   Counterparts.
     ------------

     This Assignment and Assumption Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.

     IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement as of the date first above written.

                            ANI PHARMACEUTICALS, INC.


                            By:      ___________________________
                                     Name: Jeffrey McGonegal
                                     Title:   Treasurer


                            ANIP ACQUISITION COMPANY


                            By:      ___________________________
                                     Name: Thomas L. Anderson
                                     Title:   Chief Executive Officer

                                    Exhibit D
                                    ---------

                   Form of Assumption of Intellectual Property

                       ASSIGNMENT OF INTELLECTUAL PROPERTY



     ASSIGNMENT OF INTELLECTUAL PROPERTY made as of the __th day of March, 2004, by ANI Pharmaceuticals, Inc., a Mississippi corporation ("Assignor"), to ANIP Acquisition Company, a Delaware corporation ("Assignee").

                                     RECITAL

     Assignee and Assignor are parties to an Asset Purchase Agreement dated as of March __, 2004 (the "Agreement"), pursuant to which Assignor has agreed to sell to Assignee and Assignee has agreed to buy from Assignor the Assets (as defined in the Agreement), including without limitation the servicemarks, trademarks and trade names of Assignor and such other items of Intellectual Property used or held for use in the Business. Pursuant to the Agreement, Assignor has agreed to execute such instruments as the Assignee may reasonably request in order to more effectively assign, transfer, grant, convey, assure and confirm to Assignee and its successors and assigns, or to aid and assist in the collection of or reducing to possession by the Assignee of the Assets.

     In accordance therewith, Assignor desires to transfer and assign to Assignee, and Assignee desires to accept the transfer and assignment of, all of Assignor's worldwide right, title and interest in, to and under all of Assignor's registered and unregistered Intellectual Property, including, without limitation, its domestic and foreign servicemarks, trademarks, marks, trade names, formulas, products, know-how, trade secrets, discoveries, inventions, conceptions and ideas for inventions, including formulas for and enhancements of products, filling processes, other manufacturing processes, packaging, marketing, improvements and valuable discoveries, whether patentable or not (all of the foregoing being referred to herein as the "Transferred Intellectual Property").

     NOW, THEREFORE, Assignor, for and in exchange for the payment of the purchase price set forth in the Agreement, the receipt and sufficiency of which are hereby acknowledged, does hereby agree to, and Assignee hereby accepts, the following:

     1. Intellectual Property. The transfer and assignment to Assignee, all of Assignor's worldwide right, title and interest in, to and under the Transferred Intellectual Property, together with the goodwill of the business associated therewith and that is symbolized thereby, all rights to sue, enjoin and recover damages for infringement of any Transferred Intellectual Property, whether arising prior or subsequent to the date of this Assignment of Intellectual Property, and any and all renewals and extensions thereof that may hereafter be secured under the laws now or hereafter in effect in the United States, Canada and in any other jurisdiction, the same to be held and enjoyed by the said Assignee, its successors and assigns from and after the date hereof as fully and entirely as the same would have been held and enjoyed by the said Assignor had this Assignment of Intellectual Property not been made.

     2. Terms of the Agreement. The terms of the Agreement, including but not limited to Assignor's representations, warranties, covenants, agreements and indemnities, are incorporated herein by this reference. Assignor acknowledges and agrees that the representations, warranties, covenants, agreements and indemnities contained in the Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Agreement and the terms hereof, the terms of the Agreement shall govern.

     3. Amendments. No amendment, change or modification of this Assignment of Intellectual Property shall be effective unless set forth in writing and signed by the parties.

     4. Assignment. This Assignment of Intellectual Property shall bind and inure to the benefit of Assignee and its respective successors, assigns, heirs and personal representatives. Assignor may not assign its obligations hereunder to any other person or entity.

     5. Severability. In the event that any one or more provisions of this Assignment of Intellectual Property are deemed to be illegal or unenforceable, then the parties shall hereby request a tribunal, forum or court of competent jurisdiction to reform any such provision so as to make it enforceable while also maximizing the intent of the parties. If said provisions cannot be so modified, then such illegality or unenforceability will not affect any of the remaining legal and enforceable provisions hereof, which will be continued as if the illegal and unenforceable provisions had not been inserted herein.

     6. Waiver. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     7. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by certified or registered mail, return receipt requested and with postage prepaid, to the address of such party set forth in the Agreement. Either party hereto may change the address to which the notices shall be sent by providing written notification thereof to the other party.

     8. Governing Law. This Assignment of Intellectual Property shall be governed by and construed under the laws of the State of Delaware without regard to the conflict of laws principles that would require application of any other law.

     9. Further Actions and Documents. Each party shall cooperate and take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Assignment of Intellectual Property.

     10. Counterparts. This Assignment of Intellectual Property may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.



                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, Assignor has caused its duly authorized officer to execute this Assignment of Intellectual Property as of the date first above written.



                            ANI PHARMACEUTICALS, INC.



                             By: ___________________
                             Name: Jeffrey McGonegal
                             Title: Treasurer


[SEAL]





State of          )

                  )     ss.:

County of         )

     On this ______ day of ______, 20______, before me, ______, personally appeared ______, ______ of ______, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

Witness my hand and official seal.



____________________________
Notary Public

                                    Exhibit E
                                    ---------

                        Form of Noncompetition Agreements

           NONCOMPETITION, NONDISCLOSURE AND NONSOLICITATION AGREEMENT

     This Noncompetition, Nondisclosure and Nonsolicitation Agreement (this "Agreement") is made as of March __, 2004, by and between ANIP Acquisition Company, a Delaware corporation ("Buyer"), and Pailla Reddy ("Reddy").

                                    RECITALS

A. Concurrently with the execution and delivery of this Agreement, Buyer is purchasing from ANI Pharmaceuticals, Inc. ("Seller") certain, but not all, of the assets of Seller and Bactolac Pharmaceutical, Inc. ("Bactolac"), including without limitation, Seller's good will, pursuant to the terms and conditions of an asset purchase agreement made of even date herewith (the "Asset Purchase Agreement").

B. Seller and Bactolac are wholly-owned subsidiaries of Advanced Nutraceuticals, Inc. ("ANI").

C. Seller is, or has been, engaged in the business of manufacturing, marketing and distributing over-the-counter liquid, powder and semi-solid (creams and ointments) products and Paas tablets (the "Business").

D. Reddy is President and Chief Executive Officer of Bactolac and a member of the Board of Directors of ANI.

E. As an inducement for Buyer to enter into the Asset Purchase Agreement and to consummate the transactions contemplated thereby, Reddy has agreed to enter into this Agreement. Section 9.4(k) of the Asset Purchase Agreement requires that this noncompetition agreement be executed and delivered by Reddy to Buyer at the Closing.

F. Capitalized terms used, but not defined, herein shall have the meanings accorded to them in the Asset Purchase Agreement.

                                    AGREEMENT

     The parties, intending to be legally bound, agree as follows:

1.   Acknowledgements of Reddy

     Reddy acknowledges that he has occupied a position of trust and confidence with ANI, Seller and Bactolac prior to the date hereof and has had access to, and has become familiar with, Seller's Confidential Information and, in negotiating the transactions contemplated by the Asset Purchase Agreement, has had access to, and has become familiar with, certain of Buyer's Confidential Information. Reddy acknowledges that (a) the activities of Seller relating to the use of the Assets and operation of the Business by Seller prior to Closing are national in scope; (b) its products and services related to such Business are marketed throughout the United States; (c) Seller' s Business competes with other businesses that are, or could be, located in any part of the United States; (d) Buyer has required that Reddy make the covenants set forth in Sections 2 and 3 of this Agreement as a condition to Buyer's purchase of the Assets; (e) the provisions of Sections 2 and 3 of this Agreement are reasonable and necessary to protect and preserve Buyer's interests in, and right to, the use of the Assets and operation of the Business from and after Closing; and (f) Buyer would be irreparably damaged if Reddy were to breach the covenants set forth in Sections 2 and 3 of this Agreement.

2.   Confidential Information

     Reddy acknowledges and agrees that the protection of Confidential Information is necessary to protect and preserve the value of the Assets and the Business. Therefore, Reddy hereby agrees not to disclose to any unauthorized Persons or use for his own account or for the benefit of any third party any of Seller's Confidential Information relating to the Assets or the Business or any of Buyer's Confidential Information, whether or not such information is embodied in writing or other physical form or is retained in the memory of Reddy, without Buyer's prior written consent. Reddy agrees to deliver to Buyer at any time that Buyer may request, all documents, memoranda, notes, plans, records, reports and other documentation, models, components, devices or computer software, whether embodied in electronic or in other form (and all copies of all of the foregoing), that contain Confidential Information of Seller or Buyer and any other such Confidential Information that Reddy may then possess or have under his control.

     For the purposes hereof, "Confidential Information" shall mean and include
(i) all customer and prospective customer information, including details of agreements with customers; (ii) acquisition, expansion, financial and other business information and plans, whether in respect of the transactions contemplated by the Asset Purchase Agreement or otherwise; (iii) market research and analyses, projections, forecasts and forecast assumptions; (iv) research and development; (v) formulas for the development or enhancement of products, filling processes and other manufacturing processes; (vi) business practices, operations and procedures; (vii) marketing and merchandising information; (viii) consulting, distribution and sales methods and techniques; (ix) computer programs; (x) sources of supply; (xi) employee information (including, but not limited to, personnel, payroll, compensation and benefit data and plans); and
(xii) other business information, processes and strategies, including records, designs, patents, trade secrets, business plans, financial statements, manuals, memoranda, minutes, drawings, formula books, specifications and computer programs.

     Confidential Information shall not include (i) information once it has become publicly disclosed (other than by breach of obligation under this Section) or that rightfully has come into the possession of a third party (other than by breach of obligation under this Section or any other obligation of confidentiality owed the disclosing party), or (ii) information that may be compelled to be disclosed by law, legal process or regulatory proceeding, provided, to the extent feasible, that the party proposing to disclose first notifies the owner of the Confidential Information concerning the proposed disclosure.

3.   Noncompetition and Nonsolicitation

     As an inducement for Buyer to enter into the Asset Purchase Agreement, Reddy agrees that:

     (a) For a period of three (3) years from the date hereof:

          (A) Reddy will not, anywhere in the United States, participate or engage, directly or indirectly, for himself or on behalf of, or in conjunction with, any Person, whether as an employee, agent, officer, manager, consultant, director, stockholder, member, partner, joint venturer, investor, or otherwise, in any business that is in competition with the Business with respect to both over-the-counter and prescription products, sales and services; provided, however, that the foregoing restriction shall not apply in the case of ownership of five percent (5%) or less of a competing business that is publicly-traded on a national securities exchange or traded in the over-the-counter market. Reddy agrees that this covenant is reasonable with respect to its duration, geographical area and scope;

          (B) Reddy agrees not to, directly or indirectly, (1) induce or attempt to induce any Employee of Seller who becomes an employee of Buyer, or any Related Person of Buyer, in connection with the purchase of the Business or Assets or any employee who was an employee of Buyer, or of any Related Person of Buyer, prior to the Closing Date who continues in the employ of Buyer or of any Related Person of Buyer, after the Closing Date to leave the employ of Buyer, or of such Related Person; (2) in any way interfere with the relationship between Buyer, or any Related Person of Buyer, and any such employee of Buyer, or of any Related Person of Buyer; (3) employ or otherwise engage as an employee, independent contractor or otherwise, any such employee of Buyer, or of any Related Person of Buyer; or (4) induce or attempt to induce any customer, supplier, licensee or other Person to cease doing business with Buyer, or with any Related Person of Buyer, or in any way interfere with the relationship between any such customer, supplier, licensee or other business entity and Buyer, or any Related Person of Buyer; and

          (C) Reddy agrees not to, directly or indirectly, encourage, solicit or attempt to induce (or provide assistance to others who may be encouraging, soliciting or attempting to induce) any customer, or user of products, of Buyer or any Related Person of Buyer, to become a business that is in competition with the Business with respect to either over-the-counter or prescription products or to enter into any affiliation with a business that is in competition with the Business with respect to either over-the-counter or prescription products (as a customer or otherwise);

     (b) In the event of a breach by Reddy of any covenant set forth in Subsection 3(a) of this Agreement, the term of such covenant will be extended by the period of the duration of such breach;

     (c) Reddy will not, at any time during or after the three-year period referred to in Subsection 3(a) of this Agreement, disparage Buyer, any Related Person of Buyer, the Assets, the Business, the business conducted by Buyer, or by any Related Person of Buyer using the Assets or any stockholder, member, director, manager, officer, employee or agent of Buyer, or of any Related Person of Buyer.

4.   Remedies

     If Reddy breaches or threatens to breach the covenants set forth in Sections 2 or 3 of this Agreement, Buyer will be entitled to the following remedies:

     (a) Damages from Reddy; and

     (b) In addition to its right to Damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Sections 2 and 3 of this Agreement, it being agreed that money damages alone would be inadequate to compensate Buyer and would be an inadequate remedy for such breach.

     The rights and remedies of the Buyer under this Section are cumulative and not alternative.

5.   Successors and Assigns

     This Agreement will be binding upon Buyer and Reddy and will inure to the benefit of Buyer and its Related Persons, successors and assigns. The obligations of Reddy hereunder are personal in nature and may not be assigned by him.

6.   Waiver

     The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged, in whole or in part, by a waiver or renunciation of the claim or right except in writing; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to, or demand on, one party will be deemed to be a waiver of any obligation of such party, or of the right of the party giving such notice or demand to require the other party, to take further action without notice or demand as provided in this Agreement.

7.   Governing Law

     This Agreement will be governed by the laws applied by courts of the State of Delaware without giving effect to the principles of conflict of laws thereof.

8.   Jurisdiction; Service of Legal Process

     Any action or proceeding seeking to enforce any provision of, or based upon any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Delaware, County of New Castle or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

9.   Severability

     Whenever possible, each provision and term of this Agreement will be interpreted in a manner to be effective and valid, but if any provision or term of this Agreement is held to be prohibited or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in Section 3 of this Agreement are held to be unreasonable, arbitrary or against public policy, such covenants will be considered divisible with respect to scope, time and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against Reddy to the greatest extent permissible.

10.  Counterparts

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. Any such counterpart may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same was a manually executed and delivered original counterpart. Each counterpart shall be deemed to be an original and it shall not be necessary in making proof of the contents of this Agreement to produce or account for more than one counterpart. Any such counterpart signature page may be attached to the body of a copy of this Agreement to form a complete integrated whole. All counterparts shall be construed together and shall constitute one agreement.

11.  Section Headings; Construction

     The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.


12.  Notices

     All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt); (b) sent by facsimile (with written confirmation of receipt), provided that a copy is also promptly mailed by registered mail, return receipt requested; or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):


If to Reddy, to:

Pailla Reddy
c/o Bactolac Pharmaceutical Inc.
7 Oser Avenue
Hauppauge, NY  11788
Facsimile No.:  (631) 951-4749

With a copy, which shall not constitute notice, to:

Patton Boggs LLP
1660 Lincoln Street, Suite 1900
Denver, CO 80264
Attention: Robert M. Bearman, Esq.
Facsimile No.: (303) 894-9239

If to Buyer, to:

ANIP Acquisition Company
c/o Meridian Venture Partners II, L.P.
201 King of Prussia Road, Suite 240
Radnor, PA 19087
Attention:  Charlotte C. Arnold
Facsimile No.:  (610) 254-2996

With a copy, which shall not constitute notice, to:

Sonnenschein Nath & Rosenthal LLP
1221 Avenue of the Americas
New York, NY 10020
Attention:  Paul A. Gajer, Esq.
Facsimile No.:  (212) 768-6800

13.  Entire Agreement

     This Agreement and the Asset Purchase Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral agreements and understandings between the parties with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by both parties hereto.




                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGE FOLLOWS

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.



BUYER:                                          REDDY:

ANIP ACQUISITION COMPANY

By: _________________________                   ___________________________
    Name:    Thomas L. Anderson                 Pailla Reddy
    Title:   Chief Executive Officer
                 And President

                                    Exhibit E
                                    ---------

                        Form of Noncompetition Agreements

           NONCOMPETITION, NONDISCLOSURE AND NONSOLICITATION AGREEMENT

     This Noncompetition, Nondisclosure and Nonsolicitation Agreement (this "Agreement") is made as of March __, 2004, by and between ANIP Acquisition Company, a Delaware corporation ("Buyer"), and Jeffrey McGonegal ("McGonegal").

                                    RECITALS

A. Concurrently with the execution and delivery of this Agreement, Buyer is purchasing from ANI Pharmaceuticals, Inc. ("Seller") certain, but not all, of the assets of Seller and Bactolac Pharmaceutical, Inc. ("Bactolac"), including without limitation, Seller's good will, pursuant to the terms and conditions of an asset purchase agreement made of even date herewith (the "Asset Purchase Agreement").

B. Seller and Bactolac are wholly-owned subsidiaries of Advanced Nutraceuticals, Inc. ("ANI").

C. Seller is, or has been, engaged in the business of manufacturing, marketing and distributing over-the-counter liquid, powder and semi-solid (creams and ointments) products and Paas tablets (the "Business").

D. McGonegal is Senior Vice President of Finance and Treasurer of ANI; Treasurer of Seller; and Secretary and Vice President of Bactolac.

E. As an inducement for Buyer to enter into the Asset Purchase Agreement and to consummate the transactions contemplated thereby, McGonegal has agreed to enter into this Agreement. Section 9.4(k) of the Asset Purchase Agreement requires that this noncompetition agreement be executed and delivered by McGonegal to Buyer at the Closing.

F. Capitalized terms used, but not defined, herein shall have the meanings accorded to them in the Asset Purchase Agreement.


                                    AGREEMENT

     The parties, intending to be legally bound, agree as follows:

1.   Acknowledgements of McGonegal

     McGonegal acknowledges that he has occupied a position of trust and confidence with ANI, Seller and Bactolac prior to the date hereof and has had access to, and has become familiar with, Seller's Confidential Information and, in negotiating the transactions contemplated by the Asset Purchase Agreement, has had access to, and has become familiar with, certain of Buyer's Confidential Information. McGonegal acknowledges that (a) the activities of Seller relating to the use of the Assets and operation of the Business by Seller prior to Closing are national in scope; (b) its products and services related to such Business are marketed throughout the United States; (c) Seller' s Business competes with other businesses that are, or could be, located in any part of the United States; (d) Buyer has required that McGonegal make the covenants set forth in Sections 2 and 3 of this Agreement as a condition to Buyer's purchase of the Assets; (e) the provisions of Sections 2 and 3 of this Agreement are reasonable and necessary to protect and preserve Buyer's interests in, and right to, the use of the Assets and operation of the Business from and after Closing; and (f) Buyer would be irreparably damaged if McGonegal were to breach the covenants set forth in Sections 2 and 3 of this Agreement.

2.   Confidential Information

     McGonegal acknowledges and agrees that the protection of Confidential Information is necessary to protect and preserve the value of the Assets and the Business. Therefore, McGonegal hereby agrees not to disclose to any unauthorized Persons or use for his own account or for the benefit of any third party any of Seller's Confidential Information relating to the Assets or the Business or any of Buyer's Confidential Information, whether or not such information is embodied in writing or other physical form or is retained in the memory of McGonegal, without Buyer's prior written consent. McGonegal agrees to deliver to Buyer at any time that Buyer may request, all documents, memoranda, notes, plans, records, reports and other documentation, models, components, devices or computer software, whether embodied in electronic or in other form (and all copies of all of the foregoing), that contain Confidential Information of Seller or Buyer and any other such Confidential Information that McGonegal may then possess or have under his control.

     For the purposes hereof, "Confidential Information" shall mean and include
(i) all customer and prospective customer information, including details of agreements with customers; (ii) acquisition, expansion, financial and other business information and plans, whether in respect of the transactions contemplated by the Asset Purchase Agreement or otherwise; (iii) market research and analyses, projections, forecasts and forecast assumptions; (iv) research and development; (v) formulas for the development or enhancement of products, filling processes and other manufacturing processes; (vi) business practices, operations and procedures; (vii) marketing and merchandising information; (viii) consulting, distribution and sales methods and techniques; (ix) computer programs; (x) sources of supply; (xi) employee information (including, but not limited to, personnel, payroll, compensation and benefit data and plans); and
(xii) other business information, processes and strategies, including records, designs, patents, trade secrets, business plans, financial statements, manuals, memoranda, minutes, drawings, formula books, specifications and computer programs.

     Confidential Information shall not include (i) information once it has become publicly disclosed (other than by breach of obligation under this Section) or that rightfully has come into the possession of a third party (other than by breach of obligation under this Section or any other obligation of confidentiality owed the disclosing party), or (ii) information that may be compelled to be disclosed by law, legal process or regulatory proceeding, provided, to the extent feasible, that the party proposing to disclose first notifies the owner of the Confidential Information concerning the proposed disclosure.

3.   Noncompetition and Nonsolicitation

     As an inducement for Buyer to enter into the Asset Purchase Agreement, McGonegal agrees that:

     (a) For a period of three (3) years from the date hereof:

          (A) McGonegal will not, anywhere in the United States, participate or engage, directly or indirectly, for himself or on behalf of, or in conjunction with, any Person, whether as an employee, agent, officer, manager, consultant, director, stockholder, member, partner, joint venturer, investor, or otherwise, in any business that is in competition with the Business with respect to both over-the-counter and prescription products, sales and services; provided, however, that the foregoing restriction shall not apply in the case of ownership of five percent (5%) or less of a competing business that is publicly-traded on a national securities exchange or traded in the over-the-counter market. McGonegal agrees that this covenant is reasonable with respect to its duration, geographical area and scope;

          (B) McGonegal agrees not to, directly or indirectly, (1) induce or attempt to induce any Employee of Seller who becomes an employee of Buyer, or any Related Person of Buyer, in connection with the purchase of the Business or Assets or any employee who was an employee of Buyer, or of any Related Person of Buyer, prior to the Closing Date who continues in the employ of Buyer or of any Related Person of Buyer, after the Closing Date to leave the employ of Buyer, or of such Related Person; (2) in any way interfere with the relationship between Buyer, or any Related Person of Buyer, and any such employee of Buyer, or of any Related Person of Buyer;
     (3) employ or otherwise engage as an employee, independent contractor or otherwise, any such employee of Buyer, or of any Related Person of Buyer; or (4) induce or attempt to induce any customer, supplier, licensee or other Person to cease doing business with Buyer, or with any Related Person of Buyer, or in any way interfere with the relationship between any such customer, supplier, licensee or other business entity and Buyer, or any Related Person of Buyer; and

          (C) McGonegal agrees not to, directly or indirectly, encourage, solicit or attempt to induce (or provide assistance to others who may be encouraging, soliciting or attempting to induce) any customer, or user of products, of Buyer or any Related Person of Buyer, to become a business that is in competition with the Business with respect to either over-the-counter or prescription products or to enter into any affiliation with a business that is in competition with the Business with respect to either over-the-counter or prescription products (as a customer or otherwise);

     (b) In the event of a breach by McGonegal of any covenant set forth in Subsection 3(a) of this Agreement, the term of such covenant will be extended by the period of the duration of such breach;

     (c) McGonegal will not, at any time during or after the three-year period referred to in Subsection 3(a) of this Agreement, disparage Buyer, any Related Person of Buyer, the Assets, the Business, the business conducted by Buyer, or by any Related Person of Buyer using the Assets or any stockholder, member, director, manager, officer, employee or agent of Buyer, or of any Related Person of Buyer.

4.   Remedies

     If McGonegal breaches or threatens to breach the covenants set forth in Sections 2 or 3 of this Agreement, Buyer will be entitled to the following remedies:

     (a) Damages from McGonegal; and

     (b) In addition to its right to Damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Sections 2 and 3 of this Agreement, it being agreed that money damages alone would be inadequate to compensate Buyer and would be an inadequate remedy for such breach.

     The rights and remedies of the Buyer under this Section are cumulative and not alternative.

5.   Successors and Assigns

     This Agreement will be binding upon Buyer and McGonegal and will inure to the benefit of Buyer and its Related Persons, successors and assigns. The obligations of McGonegal hereunder are personal in nature and may not be assigned by him.

6.   Waiver

     The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged, in whole or in part, by a waiver or renunciation of the claim or right except in writing; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to, or demand on, one party will be deemed to be a waiver of any obligation of such party, or of the right of the party giving such notice or demand to require the other party, to take further action without notice or demand as provided in this Agreement.

7.   Governing Law

     This Agreement will be governed by the laws applied by courts of the State of Delaware without giving effect to the principles of conflict of laws thereof.

8.   Jurisdiction; Service of Legal Process

     Any action or proceeding seeking to enforce any provision of, or based upon any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Delaware, County of New Castle or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

9.   Severability

     Whenever possible, each provision and term of this Agreement will be interpreted in a manner to be effective and valid, but if any provision or term of this Agreement is held to be prohibited or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in Section 3 of this Agreement are held to be unreasonable, arbitrary or against public policy, such covenants will be considered divisible with respect to scope, time and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against McGonegal to the greatest extent permissible.

10.  Counterparts

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. Any such counterpart may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same was a manually executed and delivered original counterpart. Each counterpart shall be deemed to be an original and it shall not be necessary in making proof of the contents of this Agreement to produce or account for more than one counterpart. Any such counterpart signature page may be attached to the body of a copy of this Agreement to form a complete integrated whole. All counterparts shall be construed together and shall constitute one agreement.

11.  Section Headings; Construction

     The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

12.  Notices

     All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt); (b) sent by facsimile (with written confirmation of receipt), provided that a copy is also promptly mailed by registered mail, return receipt requested; or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):


If to McGonegal, to:

Jeffrey McGonegal
1905 West Valley Vista Drive
Castle Rock, CO  80109
Facsimile No.:  (303) 660-9583

With a copy, which shall not constitute notice, to:

Patton Boggs LLP
1660 Lincoln Street, Suite 1900
Denver, CO 80264
Attention: Robert M. Bearman, Esq.
Facsimile No.: (303) 894-9239

If to Buyer, to:

ANIP Acquisition Company
c/o Meridian Venture Partners II, L.P.
201 King of Prussia Road, Suite 240
Radnor, PA 19087
Attention:  Charlotte C. Arnold
Facsimile No.:  (610) 254-2996

With a copy, which shall not constitute notice, to:

Sonnenschein Nath & Rosenthal LLP
1221 Avenue of the Americas
New York, NY 10020
Attention:  Paul A. Gajer, Esq.
Facsimile No.:  (212) 768-6800

13.  Entire Agreement

     This Agreement and the Asset Purchase Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral agreements and understandings between the parties with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by both parties hereto.




                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGE FOLLOWS

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.



BUYER:                                           MCGONEGAL:

ANIP ACQUISITION COMPANY

By:  _________________________                   ___________________________
     Name:    Thomas L. Anderson                 Jeffrey McGonegal
     Title:   Chief Executive Officer
              and President

                                    Exhibit E
                                    ---------

                        Form of Noncompetition Agreements


           NONCOMPETITION, NONDISCLOSURE AND NONSOLICITATION AGREEMENT

     This Noncompetition, Nondisclosure and Nonsolicitation Agreement (this "Agreement") is made as of March __, 2004, by and between ANIP Acquisition Company, a Delaware corporation ("Buyer"), and Gregory Pusey ("Pusey").

                                    RECITALS

A. Concurrently with the execution and delivery of this Agreement, Buyer is purchasing from ANI Pharmaceutical, Inc. ("Seller") certain, but not all, of the assets of Seller and Bactolac Pharmaceuticals, Inc. ("Bactolac"), including without limitation, Seller's good will, pursuant to the terms and conditions of an asset purchase agreement made of even date herewith (the "Asset Purchase Agreement").

B. Seller and Bactolac are wholly-owned subsidiaries of Advanced Nutraceuticals, Inc. ("ANI").

C. Seller is, or has been, engaged in the business of manufacturing, marketing and distributing over-the-counter liquid, powder and semi-solid (creams and ointments) products and Paas tablets (the "Business").

D. Pusey is President, Chief Executive Officer and Chairman of the Board of ANI; Secretary of Seller; and Assistant Secretary of Bactolac.

E. As an inducement for Buyer to enter into the Asset Purchase Agreement and to consummate the transactions contemplated thereby, Pusey has agreed to enter into this Agreement. Section 9.4(k) of the Asset Purchase Agreement requires that this noncompetition agreement be executed and delivered by Pusey to Buyer at the Closing.

F. Capitalized terms used, but not defined, herein shall have the meanings accorded to them in the Asset Purchase Agreement.

                                    AGREEMENT

     The parties, intending to be legally bound, agree as follows:

1.   Acknowledgements of Pusey

     Pusey acknowledges that he has occupied a position of trust and confidence with ANI, Seller and Bactolac prior to the date hereof and has had access to, and has become familiar with, Seller's Confidential Information and, in negotiating the transactions contemplated by the Asset Purchase Agreement, has had access to, and has become familiar with, certain of Buyer's Confidential Information. Pusey acknowledges that (a) the activities of Seller relating to the use of the Assets and operation of the Business by Seller prior to Closing are national in scope; (b) its products and services related to such Business are marketed throughout the United States; (c) Seller' s Business competes with other businesses that are, or could be, located in any part of the United States; (d) Buyer has required that Pusey make the covenants set forth in Sections 2 and 3 of this Agreement as a condition to Buyer's purchase of the Assets; (e) the provisions of Sections 2 and 3 of this Agreement are reasonable and necessary to protect and preserve Buyer's interests in, and right to, the use of the Assets and operation of the Business from and after Closing; and (f) Buyer would be irreparably damaged if Pusey were to breach the covenants set forth in Sections 2 and 3 of this Agreement.

2.   Confidential Information

     Pusey acknowledges and agrees that the protection of Confidential Information is necessary to protect and preserve the value of the Assets and the Business. Therefore, Pusey hereby agrees not to disclose to any unauthorized Persons or use for his own account or for the benefit of any third party any of Seller's Confidential Information relating to the Assets or the Business or any of Buyer's Confidential Information, whether or not such information is embodied in writing or other physical form or is retained in the memory of Pusey, without Buyer's prior written consent. Pusey agrees to deliver to Buyer at any time that Buyer may request, all documents, memoranda, notes, plans, records, reports and other documentation, models, components, devices or computer software, whether embodied in electronic or in other form (and all copies of all of the foregoing), that contain Confidential Information of Seller or Buyer and any other such Confidential Information that Pusey may then possess or have under his control.

     For the purposes hereof, "Confidential Information" shall mean and include
(i) all customer and prospective customer information, including details of agreements with customers; (ii) acquisition, expansion, financial and other business information and plans, whether in respect of the transactions contemplated by the Asset Purchase Agreement or otherwise; (iii) market research and analyses, projections, forecasts and forecast assumptions; (iv) research and development; (v) formulas for the development or enhancement of products, filling processes and other manufacturing processes; (vi) business practices, operations and procedures; (vii) marketing and merchandising information; (viii) consulting, distribution and sales methods and techniques; (ix) computer programs; (x) sources of supply; (xi) employee information (including, but not limited to, personnel, payroll, compensation and benefit data and plans); and
(xii) other business information, processes and strategies, including records, designs, patents, trade secrets, business plans, financial statements, manuals, memoranda, minutes, drawings, formula books, specifications and computer programs.

     Confidential Information shall not include (i) information once it has become publicly disclosed (other than by breach of obligation under this Section) or that rightfully has come into the possession of a third party (other than by breach of obligation under this Section or any other obligation of confidentiality owed the disclosing party), or (ii) information that may be compelled to be disclosed by law, legal process or regulatory proceeding, provided, to the extent feasible, that the party proposing to disclose first notifies the owner of the Confidential Information concerning the proposed disclosure.

3.   Noncompetition and Nonsolicitation

     As an inducement for Buyer to enter into the Asset Purchase Agreement, Pusey agrees that:

     (a) For a period of three (3) years from the date hereof:

          (A) Pusey will not, anywhere in the United States, participate or engage, directly or indirectly, for himself or on behalf of, or in conjunction with, any Person, whether as an employee, agent, officer, manager, consultant, director, stockholder, member, partner, joint venturer, investor, or otherwise, in any business that is in competition with the Business with respect to both over-the-counter and prescription products, sales and services; provided, however, that the foregoing restriction shall not apply in the case of ownership of five percent (5%) or less of a competing business that is publicly-traded on a national securities exchange or traded in the over-the-counter market. Pusey agrees that this covenant is reasonable with respect to its duration, geographical area and scope;

          (B) Pusey agrees not to, directly or indirectly, (1) induce or attempt to induce any Employee of Seller who becomes an employee of Buyer, or any Related Person of Buyer, in connection with the purchase of the Business or Assets or any employee who was an employee of Buyer, or of any Related Person of Buyer, prior to the Closing Date who continues in the employ of Buyer or of any Related Person of Buyer, after the Closing Date to leave the employ of Buyer, or of such Related Person; (2) in any way interfere with the relationship between Buyer, or any Related Person of Buyer, and any such employee of Buyer, or of any Related Person of Buyer; (3) employ or otherwise engage as an employee, independent contractor or otherwise, any such employee of Buyer, or of any Related Person of Buyer; or (4) induce or attempt to induce any customer, supplier, licensee or other Person to cease doing business with Buyer, or with any Related Person of Buyer, or in any way interfere with the relationship between any such customer, supplier, licensee or other business entity and Buyer, or any Related Person of Buyer; and

          (C) Pusey agrees not to, directly or indirectly, encourage, solicit or attempt to induce (or provide assistance to others who may be encouraging, soliciting or attempting to induce) any customer, or user of products, of Buyer or any Related Person of Buyer, to become a business that is in competition with the Business with respect to either over-the-counter or prescription products or to enter into any affiliation with a business that is in competition with the Business with respect to either over-the-counter or prescription products (as a customer or otherwise);

     (b) In the event of a breach by Pusey of any covenant set forth in Subsection 3(a) of this Agreement, the term of such covenant will be extended by the period of the duration of such breach;

     (c) Pusey will not, at any time during or after the three-year period referred to in Subsection 3(a) of this Agreement, disparage Buyer, any Related Person of Buyer, the Assets, the Business, the business conducted by Buyer, or by any Related Person of Buyer using the Assets or any stockholder, member, director, manager, officer, employee or agent of Buyer, or of any Related Person of Buyer.

4.   Remedies

     If Pusey breaches or threatens to breach the covenants set forth in Sections 2 or 3 of this Agreement, Buyer will be entitled to the following remedies:

     (a) Damages from Pusey; and

     (b) In addition to its right to Damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Sections 2 and 3 of this Agreement, it being agreed that money damages alone would be inadequate to compensate Buyer and would be an inadequate remedy for such breach.

     The rights and remedies of the Buyer under this Section are cumulative and not alternative.

5.   Successors and Assigns

     This Agreement will be binding upon Buyer and Pusey and will inure to the benefit of Buyer and its Related Persons, successors and assigns. The obligations of Pusey hereunder are personal in nature and may not be assigned by him.

6.   Waiver

     The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged, in whole or in part, by a waiver or renunciation of the claim or right except in writing; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to, or demand on, one party will be deemed to be a waiver of any obligation of such party, or of the right of the party giving such notice or demand to require the other party, to take further action without notice or demand as provided in this Agreement.

7.   Governing Law

     This Agreement will be governed by the laws applied by courts of the State of Delaware without giving effect to the principles of conflict of laws thereof.

8.   Jurisdiction; Service of Legal Process

     Any action or proceeding seeking to enforce any provision of, or based upon any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Delaware, County of New Castle or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

9.   Severability

     Whenever possible, each provision and term of this Agreement will be interpreted in a manner to be effective and valid, but if any provision or term of this Agreement is held to be prohibited or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in Section 3 of this Agreement are held to be unreasonable, arbitrary or against public policy, such covenants will be considered divisible with respect to scope, time and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against Pusey to the greatest extent permissible.

10.  Counterparts

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. Any such counterpart may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same was a manually executed and delivered original counterpart. Each counterpart shall be deemed to be an original and it shall not be necessary in making proof of the contents of this Agreement to produce or account for more than one counterpart. Any such counterpart signature page may be attached to the body of a copy of this Agreement to form a complete integrated whole. All counterparts shall be construed together and shall constitute one agreement.

11.  Section Headings; Construction

     The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.


12.  Notices

     All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt); (b) sent by facsimile (with written confirmation of receipt), provided that a copy is also promptly mailed by registered mail, return receipt requested; or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to Pusey, to:

Gregory Pusey
106 S. University Blvd., #14
Denver, CO  80209
Facsimile No.:  (303) 722-4011

With a copy, which shall not constitute notice, to:

Patton Boggs LLP
1660 Lincoln Street, Suite 1900
Denver, CO 80264
Attention: Robert M. Bearman, Esq.
Facsimile No.: (303) 894-9239

If to Buyer, to:

ANIP Acquisition Company
c/o Meridian Venture Partners II, L.P.
201 King of Prussia Road, Suite 240
Radnor, PA 19087
Attention:  Charlotte C. Arnold
Facsimile No.:  (610) 254-2996

With a copy, which shall not constitute notice, to:

Sonnenschein Nath & Rosenthal LLP
1221 Avenue of the Americas
New York, NY 10020
Attention:  Paul A. Gajer, Esq.
Facsimile No.:  (212) 768-6800

13.  Entire Agreement

     This Agreement and the Asset Purchase Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral agreements and understandings between the parties with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by both parties hereto.




                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGE FOLLOWS

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.



BUYER:                                            PUSEY:

ANIP ACQUISITION COMPANY

By:   _________________________                   ___________________________
      Name:    Thomas L. Anderson                 Gregory Pusey
      Title:   Chief Executive Officer
               And President

                                    Exhibit F
                                    ---------

                            Form of Escrow Agreement

                                ESCROW AGREEMENT


     This Escrow Agreement, dated as of March __, 2004 (the "Closing Date"), among ANIP Acquisition Company, a Delaware corporation ("Buyer"), ANI Pharmaceuticals, Inc., a Mississippi corporation ("Seller"), Advanced Nutraceuticals, Inc., a Texas corporation ("ANI"), and Bactolac Pharmaceutical, Inc., a Delaware corporation ("Bactolac" and together with ANI and Seller, "Indemnitors"), and J.P. Morgan Chase & Co., a national banking association, as escrow agent ("Escrow Agent").

     This is the Escrow Agreement referred to in the Asset Purchase Agreement dated March __, 2004 (the "Purchase Agreement"), by and among Buyer and Indemnitors. Capitalized terms used in this Agreement without definition shall have the respective meanings given to them in the Purchase Agreement.

     The parties, intending to be legally bound, hereby agree as follows:

1.   ESTABLISHMENT OF ESCROW

     (a) Buyer is depositing with Escrow Agent (i) an amount equal to TWO HUNDRED FIFTY THOUSAND dollars ($250,000.00) in immediately available funds and
(ii) all amounts, if any, in dispute as of the Closing under Section 2.9 of the Purchase Agreement (as increased by any earnings thereon and as reduced by any disbursements, amounts withdrawn under paragraph 8(j), or losses on investments, the "Escrow Fund").

     (b) Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof.

2.   INVESTMENT OF FUNDS

     (a) The Escrow Agent shall invest and reinvest the Escrow Fund in any of the following temporary investments: (i) a J.P. Morgan Chase Bank Money Market Account; (ii) a trust account with J.P. Morgan Chase Bank; (iii) a "money-market" mutual fund, including without limitation the J.P. Morgan Fund or any other mutual fund for which Escrow Agent serves as investment manager, administrator, shareholder servicing agent and/or custodian or subcustodian;
(iv) the J.P. Morgan 100% U.S. Treasury Securities Money Market Fund; or (iv) such other investments as Buyer, Indemnitors and Escrow Agent may from time to time mutually agree upon in writing executed and delivered by Buyer and Indemnitor and accepted by Escrow Agent. In the absence of a specific direction from Indemnitors and Buyer, Escrow Agent shall invest the Escrow Fund in securities described in clause (iv) of this paragraph 2(a).

     (b) Any interest or other income accrued or received on the investments or reinvestments described in paragraph 2(a) shall be held as part of the Escrow Fund subject to the terms of this Agreement and shall be distributed by Escrow Agent only in accordance with, and as provided by, this Agreement.

3.   CLAIMS

     (a) From time to time, Buyer may give notice (a "Notice"), in a form substantially similar to that attached hereto as Exhibit A, to Indemnitors and Escrow Agent specifying in reasonable detail the nature and dollar amount of any claim (a "Claim") it may have under Article XIII of the Purchase Agreement. Buyer may make more than one claim with respect to any underlying set of facts. If Indemnitors give notice to Buyer and Escrow Agent disputing any Claim (a "Counter Notice") within thirty (30) days following receipt by Escrow Agent of the Notice regarding such Claim, such Claim shall be resolved as provided in paragraph 3(b). A Counter Notice shall specify the basis of the dispute and shall be in a form substantially similar to that attached hereto as Exhibit B. If no Counter Notice is received by Escrow Agent within such thirty (30) day period, then the dollar amount of damages claimed by Buyer as set forth in its Notice shall be deemed established for purposes of this Agreement and the Purchase Agreement and, at the end of such thirty (30) day period, Escrow Agent shall pay to Buyer the dollar amount claimed in the Notice from (and only to the extent of) the Escrow Fund. Escrow Agent shall not inquire into or consider whether a Claim complies with the requirements of the Purchase Agreement.

     (b) If a Counter Notice is given with respect to a Claim, Escrow Agent shall make payment with respect thereto only in accordance with the provisions of Section 4 hereof.

4.   DISBURSEMENTS FROM THE ESCROW FUND

     Escrow Agent shall only disburse amounts held in the Escrow Fund upon receipt of a Disbursement Request. The Disbursement Request shall be provided to Escrow Agent no less than two (2) business days prior to the requested disbursement date. For purposes hereof, a "Disbursement Request" means: (i) joint written instructions from Buyer and Indemnitors, in a form substantially similar to that attached as Exhibit C, specifying (1) the Claim that has been resolved (or, in the case of a disbursement pursuant to Section 2.9 of the Purchase Agreement, that the disbursement is of the Dispute Escrow Portion); (2) the amount to be disbursed; (3) the recipient of the disbursement and (4) the manner of disbursement and delivery instructions, or (ii) written instructions from Buyer or Indemnitors, in a form substantially similar to that attached as Exhibit D, specifying (1) the Claim has been resolved pursuant to a final, nonappealable order of a court of competent jurisdiction (a "Court Order"); (2) the amount to be disbursed; (3) the recipient of the disbursement and (4) the manner of disbursement and delivery instructions, accompanied by a certified copy of such Court Order and a legal opinion satisfactory to Escrow Agent of counsel for the presenting party to the effect that such Court Order is final and nonappealable. Escrow Agent shall be entitled to rely on a Court Order and to act on a Court Order and legal opinion without further question and make disbursements as required pursuant to the Disbursement Request containing such Court Order.

5.   RELEASE OF ESCROW FUND TO INDEMNITORS

     (a) On September 19, 2004 being six (6) months after the Closing Date, and upon receipt by Escrow Agent of a Disbursement Request to such effect, Escrow Agent must pay to Indemnitors the balance of the Escrow Fund less (i) the aggregate of all amounts specified in Notices lodged under Section 3 in respect of Claims that have not been resolved by agreement between Buyer and Indemnitors or a Court Order and (ii) the aggregate of all amounts payable to Buyer under
Section 3 that remain unpaid. For this purpose, a Claim is treated as having been resolved only if Escrow Agent has received a Disbursement Request in relation to that Claim under Section 4.

     (b) If any amount is retained by Escrow Agent after the end of the six (6) month period in respect of any Claims that remain unresolved, and subsequently any such Claims are resolved, Escrow Agent shall disburse that portion of the Escrow Fund required to satisfy any such resolved Claims pursuant to a Disbursement Request issued therefor, and shall thereafter pay to Indemnitors the amount (if any) by which the balance of the Escrow Fund (after payment of such resolved Claims) exceeds the amounts claimed in respect of all remaining unresolved Claims.

6.   PAYMENT OF INTEREST

     All interest accrued on any portion of the Escrow Fund shall be paid to the party receiving that portion of the Escrow Fund.

7.   TERMINATION OF ESCROW AGREEMENT

     This Agreement shall terminate the earlier of (i) the receipt by Escrow Agent of three (3) business days prior joint written notice of termination, in a form substantially similar to that attached hereto as Exhibit E, by Buyer and Indemnitors directing the distribution of all assets then held by Escrow Agent under and pursuant to this Agreement and (ii) when all amounts in the Escrow Fund (including all the securities in which any of the funds deposited into the Escrow Fund shall have been invested) shall have been distributed by Escrow Agent in accordance with the terms of this Agreement; provided, however, that the rights and obligations of the parties hereto shall survive the termination hereof.

8.   DUTIES OF ESCROW AGENT

     (a) Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

     (b) Escrow Agent shall not be liable for actions or omissions hereunder, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent. Buyer, on the one hand, and Indemnitors, on the other hand, shall jointly and severally indemnify, defend and save harmless Escrow Agent and its directors, officers, agents and employees (the "Escrow Agent Indemnitees") from all loss, liability or expense (including the fees and expenses of in-house or outside counsel) arising out of or in connection with (i) Escrow Agent's execution and performance of this Escrow Agreement, except in the case of any Escrow Agent Indemnitee to the extent that such loss, liability or expense is due to the gross negligence or willful misconduct of such Escrow Agent Indemnitee, or (ii) Escrow Agent's following of any instruction or other directions from Buyer or Indemnitors, except to the extent that its following any such instruction or direction is expressly forbidden by the terms thereof. The parties to this Escrow Agreement hereby acknowledge that the forgoing indemnities shall survive the resignation or removal of Escrow Agent or the termination of this Escrow Agreement, and hereby grant Escrow Agent a lien on, right of set-off against, and security interest in, the Escrow Fund for the payment of any claim for indemnification, compensation, expenses and amounts due hereunder. Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its negligence or willful misconduct) in the investment or reinvestment of the Escrow Fund or any loss of interest incident to any such delays.

     (c) Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto that is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

     (d) Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

     (e) Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and has only possession thereof. Any payments of income from the Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide Escrow Agent with appropriate Internal Revenue Service Forms W-9 or W-8 upon execution of this Escrow Agreement for tax identification number certification, or nonresident alien certifications. This paragraph 8(e) and paragraph 8(b) shall survive notwithstanding any termination of this Agreement or the resignation of Escrow Agent.

     (f) Escrow Agent makes no representation as to the validity, value, genuineness or collectability of any security or other document or instrument held by or delivered to it.

     (g) Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

     (h) Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Fund to any successor Escrow Agent jointly designated by Buyer and Indemnitors in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day that is thirty (30) days after the date of delivery of its written notice of resignation to the other parties hereto. If, at that time, Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of a designation of successor Escrow Agent of a Disbursement Request.

     (i) Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a Court Order determines that Escrow Agent's gross negligence or willful misconduct was the primary cause of any loss to Buyer or Indemnitors. Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or indirectly through its agents or attorneys (and shall be liable only for the careful selection of any such agent or attorney) and may consult with counsel, accountants and other skilled persons to be selected and retained by it. Escrow Agent shall not be liable for anything done, suffered or omitted in good faith and in accordance with the advice or opinion of any such counsel, accountant or other skilled person. In the event that Escrow Agent shall be uncertain as to its duties or rights hereunder, or shall receive instructions, claims or demands from any party hereto that, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by Court Order. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall Escrow Agent be liable for special, indirect or consequential loss or damage (including but not limited to lost profits), even if Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action except in the case of gross negligence or willful misconduct of any kind whatsoever of Escrow Agent, in which case, Escrow Agent shall be liable hereunder.

     (j) Buyer and Indemnitors shall pay Escrow Agent compensation (as payment in full) for the services to be rendered by Escrow Agent hereunder in the amount of three thousand five hundred dollars ($3,500) at the time of execution of this Agreement and three thousand five hundred dollars ($3,500) annually thereafter, which compensation shall be payable to Escrow Agent in advance each year with no effect given to proration, and agree to reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). Provided that Escrow Agent provides Buyer and Indemnitors reasonable documentation thereof, any such compensation and reimbursement to which Escrow Agent is entitled shall be borne fifty percent (50%) by Buyer and fifty percent (50%) by Indemnitors. Any compensation or expenses of Escrow Agent that are not paid as provided for herein may be taken from any property held by Escrow Agent hereunder. Buyer and Indemnitors hereby acknowledge that (i) Escrow Agent (or an affiliate of Escrow Agent) receives fees from the investment funds described in Section 2(a)(iii) for services rendered in connection therewith, (ii) the fees charged by Escrow Agent to Buyer and Indemnitors hereunder are separate and distinct from such fees, and (iii) the services performed by Escrow Agent in connection with such investment funds may at times duplicate the services performed by Escrow Agent hereunder.

     (k) No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent's name or the rights, powers or duties of Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless Escrow Agent shall first have given its specific written consent thereto.

     (l) The other parties hereto authorize Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it reasonably deems appropriate, including, without limitation, the Depository Trust Company and the Federal Reserve Book Entry System.

9.   SECURITY PROCEDURES

     In the event a Disbursement Request is given (other than in writing at the time of execution of this Escrow Agreement), Escrow Agent is authorized to seek confirmation of such Disbursement Request by telephone call-back to the person or persons designated on Schedule 1 hereto, and Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by Escrow Agent. If Escrow Agent is unable to contact any of the authorized representatives identified in Schedule 1, Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of executive officers of Buyer or Indemnitors, ("Executive Officers"), which shall include the titles of (i) Chief Executive Officer, Chief Financial Officer, Chief Business Officer or President for Buyer, (ii) Chief Executive Officer or Secretary for Seller, (iii) Chief Executive Officer or Senior Vice President of Finance ANI or (iv) President or Vice President for Bactolac, each as the Escrow Agent may select. Such Executive Officer shall deliver to Escrow Agent a fully executed certificate of Buyer or any of the Indemnitors, as the case may be, certifying to the incumbency and signatures of such Executive Officers, and Escrow Agent may rely upon the confirmation of anyone purporting to be any such Executive Officer. Escrow Agent and the receiving party's bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by Buyer or Indemnitors to identify (i) the receiving party, (ii) the receiving bank, or (iii) an intermediary bank. Escrow Agent may apply any portion of the Escrow Fund for any payment order it executes using any such identifying number, even when its use may result in a person other than the receiving party being paid, or the transfer of funds to a bank other than the receiving party's bank or an intermediary bank designated. The parties to this Escrow Agreement hereby acknowledge that these security procedures are commercially reasonable.

10.  LIMITED RESPONSIBILITY

     This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

11.  OWNERSHIP FOR TAX PURPOSES

     For purposes of federal and other taxes based on income, the party receiving any portion of interest accrued on the Escrow Fund pursuant to Section 5 will report such interest as its income in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

12.  RECEIPT OF FUNDS

     By execution hereof, Escrow Agent acknowledges receipt of the Escrow Fund.

13.  NOTICES

     All notices, consents, waivers and other communications required or permitted under this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by a nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail (with confirmation by the transmitting equipment); or (c) received by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses and facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number or person as a party may designate by notice to the other parties in accordance herewith):

If to Seller:                                Copy to:
-------------                                --------

NIB, Inc.                                    Patton Boggs LLP
c/o Jeffrey G. McGonegal                     1660 Lincoln Street, Suite 1900
1905 West Valley Vista Drive                 Denver, Colorado 80264
Castle Rock, Colorado 80104                  (303) 894-9239 (facsimile)
(303) 660-9583 (facsimile)                   Attention:  Robert M. Bearman, Esq.

If to ANI:                                   Copy to:
---------                                    -------

Advanced Nutraceuticals, Inc.                Patton Boggs LLP
106 South University Boulevard, #14          1660 Lincoln Street, Suite 1900
Denver, Colorado 80209                       Denver, Colorado 80264
(303) 722-4011 (facsimile)                   (303) 894-9239 (facsimile)
Attention:  Jeffrey McGonegal                Attention:  Robert M. Bearman, Esq.

If to Bactolac:                              Copy to:
--------------                               -------

Bactolac Pharmaceutical, Inc.                Patton Boggs LLP
7 Oser Avenue                                1660 Lincoln Street, Suite 1900
Hauppauge, New York 11788                    Denver, Colorado 80264
(631) 951-4749 (facsimile)                   (303) 894-9239 (facsimile)
Attention:  Pailla M. Reddy                  Attention:  Robert M. Bearman, Esq.

If to Buyer:                                 Copy to:
------------                                 --------

c/o Meridian Venture Partners II, L.P.       Sonnenschein Nath & Rosenthal LLP
201 King of Prussia Road., Suite 240         1221 Avenue of the Americas
Radnor, Pennsylvania 19087                   New York, New York 10020
(610) 254-2996 (facsimile)                   (212) 768-6800 (facsimile)
Attention:  Charlotte C. Arnold              Attention:  Paul A. Gajer, Esq.

If to the Escrow Agent:                      Copy to:
-----------------------                      --------

J.P. Morgan Chase & Co.                      No copy required
4 New York Plaza, 21st Floor
New York, New York 10004
(212) 623-6180 (facsimile)
Attention:  Joe Morales


14.  JURISDICTION; SERVICE OF PROCESS

     Buyer and Indemnitors submit to the jurisdiction of any state or federal court sitting in New Castle County, Delaware, in any action or proceeding arising out of or relating to this Agreement and agree that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each party waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of the other party with respect thereto. Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 13 above. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

15.  EXECUTION OF AGREEMENT

     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for any purpose whatsoever.

16.  SECTION HEADINGS, CONSTRUCTION

     The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

17.  WAIVER

     Except with respect to a failure of Indemnitors to deliver a Counter Notice under paragraph 3(a) within the prescribed time period, the rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

18.  ENTIRE AGREEMENT AND MODIFICATION

     This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by Buyer, Indemnitors and Escrow Agent.

19.  GOVERNING LAW

     This Agreement shall be governed by the Laws of the State of Delaware without regard to principles of conflict of law that would require the application of any other Law.



                            [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

BUYER:

ANIP ACQUISITION COMPANY


By:
         ----------------------------------------
         Name:    Thomas L. Anderson
         Title:   Chief Executive Officer


INDEMNITORS:

ANI PHARMACEUTICALS, INC.


By:
         ----------------------------------------
         Name:    Jeffrey G. McGonegal
         Title:   Treasurer


BACTOLAC PHARMACEUTICAL, INC.


By:
         ----------------------------------------
         Name:    Jeffrey G. McGonegal
         Title:   Vice President


ADVANCED NUTRACEUTICALS, INC.


By:
         ----------------------------------------
         Name:    Jeffrey G. McGonegal
         Title:   Senior Vice President of Finance


ESCROW AGENT:

J.P. MORGAN CHASE & CO.

By:
         ----------------------------------------
         Name:    Saverio A.  Lunetta
         Title:   Vice President

                                   Schedule 1
                                   ----------


                     Telephone Number(s) for Call-Backs and
           Person(s) Designated to Confirm Funds Transfer Instructions


     Telephone call-backs shall be made to each Buyer and Indemnitor if joint instructions are required pursuant to this Escrow Agreement.

If to Buyer:

         Name                                        Telephone Number
         ----                                        ----------------
1.   Thomas L. Anderson                              (410) 349-8806
2.   Robert Estey                                    (513) 469-1260

If to Seller:

         Name                                        Telephone Number
         ----                                        ----------------
1.   Gregory Pusey                                   (303) 722-4008

If to ANI:

         Name                                        Telephone Number
         ----                                        ----------------
1.   Jeffrey McGonegal                               (303) 660-9583

If to Bactolac:

         Name                                        Telephone Number
         ----                                        ----------------
1.   Jeffrey McGonegal                               (303) 660-9583

                                    Exhibit A
                                    ---------

                                 Form of Notice

                                 _________, 200_

NIB, Inc.
c/o Jeffrey G. McGonegal
1905 West Valley Vista Drive
Castle Rock, Colorado 80104

Advanced Nutraceuticals, Inc.
106 South University Boulevard, #14
Denver, Colorado 80209
Attention: Jeffrey McGonegal

Bactolac Pharmaceutical, Inc.
7 Oser Avenue
Hauppauge, New York 11788
Attention:  Pailla M. Reddy

J.P. Morgan Chase & Co.
4 New York Plaza, 21st Floor
New York, New York 10004
Attention: Joe Morales

     Re: Escrow Agreement dated as of March [ ], 2004, among ANIP Acquisition Company, a Delaware corporation ("Buyer"), ANI Pharmaceuticals, Inc., a Mississippi corporation ("Seller"), Advanced Nutraceuticals, Inc., a Texas corporation ("ANI"), and Bactolac Pharmaceutical, Inc., a Delaware corporation ("Bactolac" and together with ANI and Seller, "Indemnitors")

Dear Ladies and Gentlemen:

     Pursuant to paragraph 3(a) of the above-referenced Escrow Agreement, please be advised that Buyer is asserting a claim a Claim of $__________ against Indemnitors under Article XIII of the Purchase Agreement.

     Details of the basis of the Claim are set forth as: [insert sufficient details of relevant facts and the legal basis for the Claim to enable Indemnitors to evaluate the Claim.]


                                  Very truly yours,

                                  ANIP ACQUISITION COMPANY



                                  By:
                                        -----------------------------------
                                        Name:    Thomas L. Anderson
                                        Title:   Chief Executive Officer

                                    Exhibit B
                                    ---------

                             Form of Counter Notice

                                 _________, 200_


ANIP Acquisition Company
c/o Meridian Venture Partners II, L.P.
201 King of Prussia Road., Suite 240
Radnor, Pennsylvania 19087
Attention: Charlotte C. Arnold

J.P. Morgan Chase & Co.
4 New York Plaza, 21st Floor
New York, New York 10004
Attention: Joe Morales

     Re: Escrow Agreement dated as of March [ ], 2004, among ANIP Acquisition Company, a Delaware corporation ("Buyer"), ANI Pharmaceuticals, Inc., a Mississippi corporation ("Seller"), Advanced Nutraceuticals, Inc., a Texas corporation ("ANI"), and Bactolac Pharmaceutical, Inc., a Delaware corporation ("Bactolac" and together with ANI and Seller, "Indemnitors")

Dear Ladies and Gentlemen:

     Pursuant to paragraph 3(a) of the above-referenced Escrow Agreement, please be advised that Indemnitors are disputing [state dollar amount of disputed Claim or state that dispute is for the total value of the Claim] of the Claim dated [date] brought by Buyer against Indemnitors.

     Details of the basis of the dispute are set forth as: [insert sufficient details of relevant facts and the legal basis for the dispute to enable Buyer to evaluate the dispute].

                                Very truly yours,

                                NIB, INC.



                                By:
                                        ----------------------------------------
                                        Name: Jeffrey G. McGonegal
                                        Title:   Treasurer

                                BACTOLAC PHARMACEUTICAL, INC.


                                By:
                                    --------------------------------------------
                                    Name:    Jeffrey G. McGonegal
                                    Title:   Vice President


                                ADVANCED NUTRACEUTICALS, INC.


                                By:
                                    --------------------------------------------
                                    Name:    Jeffrey G. McGonegal
                                    Title:   Senior Vice President of Finance

                                    Exhibit C
                                    ---------

                       Form of Joint Written Instructions
                       ----------------------------------


                                 _________, 200_

J.P. Morgan Chase & Co.
4 New York Plaza, 21st Floor
New York, New York 10004
Attention: Joe Morales

     Re: Escrow Agreement dated as of March[ ], 2004, among ANIP Acquisition Company, a Delaware corporation ("Buyer"), ANI Pharmaceuticals, Inc., a Mississippi corporation ("Seller"), Advanced Nutraceuticals, Inc., a Texas corporation ("ANI"), and Bactolac Pharmaceutical, Inc., a Delaware corporation ("Bactolac" and together with ANI and Seller, "Indemnitors")

Dear Ladies and Gentlemen:

     Pursuant to Section 4 of the above-referenced Escrow Agreement, please be advised that Buyer and Indemnitors have resolved [the Dispute Escrow Portion] [the Claim specified in a notice sent from Buyer to Indemnitors and Escrow Agent on ___________, 200__] and are requesting $_______ be disbursed from the Escrow Fund on [date] to [recipient] in the following manner: [specify manner].

                                Very truly yours,

                                ANIP ACQUISITION COMPANY



                                By:
                                        ----------------------------------------
                                        Name: Thomas A. Anderson
                                        Title:   Chief Executive Officer



                                NIB, INC.



                                By:
                                    --------------------------------------------
                                    Name:    Jeffrey G. McGonegal
                                    Title:   Treasurer

                                BACTOLAC PHARMACEUTICAL, INC.


                                By:
                                    --------------------------------------------
                                    Name:    Jeffrey G. McGonegal
                                    Title:   Vice President


                                ADVANCED NUTRACEUTICALS, INC.


                                By:
                                    --------------------------------------------
                                    Name:    Jeffrey G. McGonegal
                                    Title:   Senior Vice President of Finance

                                    Exhibit D
                                    ---------

                  Form of Instructions to Accompany Court Order
                  ---------------------------------------------


                                 _________, 200_

J.P. Morgan Chase & Co.
4 New York Plaza, 21st Floor
New York, New York 10004
Attention: Joe Morales

     Re: Escrow Agreement dated as of March [ ], 2004, among ANIP Acquisition Company, a Delaware corporation ("Buyer"), ANI Pharmaceuticals, Inc., a Mississippi corporation ("Seller"), Advanced Nutraceuticals, Inc., a Texas corporation ("ANI"), and Bactolac Pharmaceutical, Inc., a Delaware corporation ("Bactolac" and together with ANI and Seller, "Indemnitors")

Dear Ladies and Gentlemen:

     Pursuant to Section 4 of the above-referenced Escrow Agreement, attached please find a certified copy of Court Order resolving the Claim specified in a notice sent from Buyer to Indemnitors and Escrow Agent on _____, 200_, and a legal opinion of _______, counsel to [Buyer or Indemnitors] to the effect that such order is final and nonappealable. In accordance with the Court Order, [Buyer or Indemnitors] is/are requesting $_______ be disbursed from the Escrow Fund on [date] to [recipient] in the following manner: [specify manner].

                                           Very truly yours,



                             [BUYER OR INDEMNITORS]

                                    Exhibit E

                          Form of Notice of Termination
                          -----------------------------

                                 _________, 200_

J.P. Morgan Chase & Co.
4 New York Plaza, 21st Floor
New York, New York 10004
Attention: Joe Morales

     Re: Escrow Agreement dated as of March [__], 2004, among ANIP Acquisition Company, a Delaware corporation ("Buyer"), ANI Pharmaceuticals, Inc., a Mississippi corporation ("Seller"), Advanced Nutraceuticals, Inc., a Texas corporation ("ANI"), and Bactolac Pharmaceutical, Inc., a Delaware corporation ("Bactolac" and together with ANI and Seller, "Indemnitors")

Dear Ladies and Gentlemen:

     Pursuant to Section 7 of the above-referenced Escrow Agreement, please be advised that Buyer and Indemnitors are requesting the termination of the Escrow Fund effective [date]. Buyer and Indemnitors are further requesting the distribution of all assets from the Escrow Fund less all amounts payable to Buyer pursuant to Section 3 and all amounts with respect to any unresolved Claim pursuant to Section 3. Such distribution shall be made on [date] to [recipient] in the following manner: [specify manner].



                                Very truly yours,

                                ANIP ACQUISITION COMPANY



                                By:
                                        ----------------------------------------
                                        Name: Thomas A. Anderson
                                        Title:   Chief Executive Officer


                                NIB, INC.



                                By:
                                        ----------------------------------------
                                        Name: Jeffrey G. McGonegal
                                        Title:   Treasurer

                                BACTOLAC PHARMACEUTICAL, INC.


                                By:
                                    --------------------------------------------
                                    Name:    Jeffrey G. McGonegal
                                    Title:   Vice President


                                ADVANCED NUTRACEUTICALS, INC.


                                By:
                                    --------------------------------------------
                                    Name:    Jeffrey G. McGonegal
                                    Title:   Senior Vice President of Finance

                                 Schedule 2.1(b)

                           Tangible Personal Property
                           --------------------------

     Attached as Appendix A-1 is a list reproduced from the Loeb Equipment and Appraisal Company Report dated November 15, 2002 (the "Loeb Report"), which has been marked as indicated on the legend with the cover sheet to Appendix A-1 for items that have been sold and \ or disposals and items which constitute equipment that is not owned by the Seller or Bactolac and is not being transferred to the Buyer.

     Additional items of Tangible Personal Property which are not included in the Loeb Report as they were acquired subsequent thereto are listed in Appendix A-2.

                                 Schedule 2.1(k)
                                 ---------------

                          Claims Against Third Parties

Section 14.16. Microcrystalline Cellulose anti-trust litigation master file number 01-CV-111, MDL#1402, as per letter dated February 19, 2004. Seller believes it may be a beneficial indirect party to this litigation. Seller knows nothing of the specifics and believes the chance of receiving any benefit from this are remote.

Section 14.17. Open credits and debit memos for normal and routine operating claims against various suppliers and freight lines totaling $26,722.93 are in process regarding open items and such amounts are recorded in the books and records of the Seller net of reserves for collectability. The details are reproduced as follows:

ANI Pharmaceuticals, Inc.
Vendor Claims As Of March 12, 2004

Reject #        Item                  Vendor             P.O.#        Quantity    UOM              Amount
--------        ----                  ------             -----        --------    ---              ------
04-001    12oz DG MOM F/Label         Dot Label          17792         38,216.00 EA                555.66
04-005    26oz Freds F/Label          PharmaLabel        17863            960.00 EA                 50.25
04-006    16oz Bismuth Label          Dot Label          17226            500.00 EA                 14.87
04-008    12oz Chry Sup F/Label       Dot Label          17443          3,221.00 EA                 70.64
04-010    12oz DG MOM F/Label         Dot Label          17792          2,409.00 EA                 35.05
04-011    12oz Antacid Bottles        Ryco               17328            398.00 EA                 47.44
04-014    12oz Chry Sup F/Label       Dot Label          17724          1,000.00 EA                 19.45
04-015    Bismuth Subsalicylate       Am Inter Chem      17401            725.00 KG             12,143.75
04-018    98X84 Red Neckband          Shrink Solutions   17738          5,500.00 EA                 67.93
04-019    12oz Mint Ant B/Label       Dot Label          18158         12,225.00 EA                655.26
04-020    8oz DG Bismuth Label        Dot Label          18041          1,220.00 EA                 31.65
04-017    12oz DG Chry B/Label        Dot Label          18080          2,000.00 EA                 43.86
04-016    16oz Bismuth Label          Dot Label          17966            115.00 EA                  5.94
04-035    1/2oz Equate Wrt Label      PharmaLabel        17954          2,615.00 EA                272.75
04-021    98X84 Red Neckband          Shrink Solutions   17971          3,800.00 EA                 46.93
04-022    Wrong Bottles               Ryco               17055            900.00 EA                 97.92
04-023    Wrong Bottles               Ryco               15605            199.00 EA                 19.87
04-024    Wrong Bottles               Ryco               17055            199.00 EA                 21.65
04-026    8oz Pov Iod Bottles         J.Rice             17744            600.00 EA                 58.44
04-027    38/400 Caps                 Berry Plastics     16559         15,500.00 EA                238.39
04-029    Gal Jugs                    Inmark             17932             13.00 EA                 14.16
04-039    Mag. Carbonate              H.M Royal          18061             22.68 KG                 67.32
04-040    Bismuth                     Am Inter Chem      18241            725.00 KG             12,143.75
                                                                                            -------------
                                                                                                26,722.93
                                                                                            =============

                                 Schedule 2.5(a)
                                 ---------------

                               Assumed Liabilities

                                  Schedule 2.6
                                  ------------

                            Purchase Price Allocation



-------------------------------------------------- ------------
Current Assets                                   | $1,300,000 |
-------------------------------------------------- ------------
Tangible Personal Property                       | $764,000   |
-------------------------------------------------- ------------
Real Property                                    | $255,000   |
-------------------------------------------------- ------------
Building located at 3600 25th Avenue,            | $1,681,000 |
Gulfport, Mississippi, 39501                     |            |
-------------------------------------------------- ------------

                                 Schedule 2.8(b)
                                 ---------------

                          Approved Capital Expenditures

Approved Capital Expenditures made and accrued to date are as follows:

         1.  Water treatment installation costs               $ 71,362.16
         2.  Vision inspection equipment                      $  7,711.20
                                                              -----------
                                                              $ 79,073.36